                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 2)

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission Only
                                                     (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              Megatest Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

                      Teradyne, Inc. Common Stock, $.125 par value

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

                                      6,605,249(a)

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  $37.1875 per share of Teradyne, Inc. Common Stock(b)

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

                                      $245,632,697

        ------------------------------------------------------------------------

     (5)  Total fee paid:

                                       $49,127(c)

        ------------------------------------------------------------------------

---------------
(a) Based on 7,422,462 shares of Megatest Common Stock outstanding on August 26, 1995 and assuming a conversion ratio of 0.8899.
(b) Calculated pursuant to Exchange Act Rules 0-11(c)(1) and 0-11(a)(4), based upon the average of the high and low sale prices for Teradyne, Inc.'s Common Stock as reported by the New York Stock Exchange on September 15, 1995.
(c) Pursuant to Exchange Act Rules 14a-6(i)(4) and 0-11, the filing fee represents 1/50th of one percent of the value of the securities to be received by Megatest stockholders in the proposed transaction.

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              MEGATEST CORPORATION
                             1321 RIDDER PARK DRIVE
                           SAN JOSE, CALIFORNIA 95131

                                November 1, 1995

Dear Megatest Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Megatest Corporation ("Megatest") to be held at The Beverly Heritage, 1820 Barber Lane, Milpitas, California 95035, on Friday, December 1, 1995, at 9:00 a.m., local time.

     At the Special Meeting, you will be asked to consider and vote upon the approval and adoption of the Agreement and Plan of Merger and Reorganization (as amended, the "Merger Agreement"), dated as of September 5, 1995 among Megatest, Teradyne, Inc. ("Teradyne") and M Merger Corp. ("Merger Sub"), and to approve the merger (the "Merger") of Megatest with Merger Sub pursuant to the Merger Agreement.

     As a result of the Merger, Megatest will become a wholly owned subsidiary of Teradyne and each share of common stock of Megatest, $.001 par value, will be converted into and exchanged for 0.9091 shares of Teradyne common stock, $.125 par value ("Teradyne Common Stock"), subject to adjustment in accordance with the formula contained in the Merger Agreement and based upon the average of the closing prices of Teradyne Common Stock for the twenty consecutive days on which Teradyne Common Stock is traded on The New York Stock Exchange ending on the fifth calendar day immediately preceding the day on which the Special Meeting is held. In no event will the Exchange Ratio be greater than 0.9091 or less than 0.8333.

     The Megatest Board of Directors has received an opinion from Montgomery Securities, the financial advisor retained by Megatest, that the consideration to be received by Megatest stockholders in the Merger was fair to such stockholders from a financial point of view as of September 5, 1995, the date of such opinion.

     MEGATEST'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER IS FAIR AND IN THE BEST INTERESTS OF MEGATEST AND ITS STOCKHOLDERS. AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MEGATEST STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER.

     The Notice of Special Meeting and the Proxy Statement/Prospectus describing the Merger and related transactions in greater detail are attached. Whether or not you plan to attend, it is important that your shares of Megatest common stock be represented at the Special Meeting. An abstention or failure to vote will have the same effect as a vote against the merger. Please give this information your careful consideration and complete, date, sign and return promptly your proxy card in the enclosed envelope. You may attend the meeting and vote your shares in person if you wish, even though you have previously returned your proxy.

                                   Sincerely,

                                   John E. Halter
                                   President and Chief Executive Officer

                         ------------------------------
                            YOUR VOTE IS IMPORTANT.
            PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY,
             WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.
                         ------------------------------

                              MEGATEST CORPORATION
                             1321 RIDDER PARK DRIVE
                           SAN JOSE, CALIFORNIA 95131
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          To Be Held December 1, 1995

TO THE STOCKHOLDERS OF MEGATEST CORPORATION

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders of MEGATEST CORPORATION, a Delaware corporation ("Megatest"), will be held at 9:00 a.m., local time, on December 1, 1995, at The Beverly Heritage, 1820 Barber Lane, Milpitas, California 95035 (the "Special Meeting"), to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization (as amended, the "Merger Agreement"), dated as of September 5, 1995, by and among Megatest, Teradyne, Inc. ("Teradyne") and M Merger Corp. ("Merger Sub"), and to approve the merger (the "Merger") of Merger Sub with and into Megatest pursuant to the Merger Agreement. As a result of the Merger, Megatest will become a wholly owned subsidiary of Teradyne and each share of common stock of Megatest, $.001 par value ("Megatest Common Stock"), will be converted into and exchanged for 0.9091 shares of Teradyne common stock, $.125 par value ("Teradyne Common Stock"), subject to adjustment in accordance with the formula contained in the Merger Agreement and based upon the average of the closing prices of Teradyne Common Stock for the twenty consecutive days on which Teradyne Common Stock is traded on The New York Stock Exchange (the "NYSE") ending on the fifth calendar day immediately preceding the day on which the Special Meeting is held. In no event will the Exchange Ratio be greater than
0.9091 or less than 0.8333. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement/Prospectus accompanying this Notice.

     Megatest and Teradyne anticipate that the final Exchange Ratio will be determined as of the close of business on November 24, 1995. Not later than the next business day, Megatest and Teradyne will issue a joint press release to notify Megatest stockholders of the final Exchange Ratio. In addition, Megatest stockholders may contact Megatest Investor Relations at (408) 451-3255 for information concerning the Exchange Ratio.

     The Board of Directors has fixed the close of business on October 24, 1995 as the record date for the determination of the holders of Megatest Common Stock, entitled to notice of, and to vote at, the Special Meeting. Accordingly, only stockholders of record at the close of business on such date are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. The affirmative vote of a majority of the outstanding shares of Megatest Common Stock entitled to vote thereon is necessary for approval and adoption of the Merger Agreement and approval of the Merger.

     Details of the proposed Merger and other important information concerning Teradyne and Megatest are more fully described in the accompanying Proxy Statement/Prospectus. Please give this material your careful attention.

     All stockholders are cordially invited to attend the Special Meeting in person; however, to ensure your representation at the Special Meeting you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose.

     YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                         Sincerely,

                                         John E. Halter
                                         President and Chief Executive Officer

                             MEGATEST CORPORATION

                                PROXY STATEMENT

                            ------------------------

                                 TERADYNE, INC.

                                   PROSPECTUS

                            ------------------------

     This Proxy Statement/Prospectus is being furnished to holders of common stock, $.001 par value ("Megatest Common Stock"), of Megatest Corporation, a Delaware corporation ("Megatest" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of Megatest for use at a special meeting of Megatest stockholders (the "Special Meeting") to be held on December 1, 1995 at The Beverly Heritage, 1820 Barber Lane, Milpitas, California 95035, and at any adjournment or postponement thereof for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders.

     This Proxy Statement/Prospectus constitutes (i) the Prospectus of Teradyne, Inc., a Massachusetts corporation ("Teradyne"), with respect to the issuance and delivery of shares of common stock, $.125 par value, of Teradyne ("Teradyne Common Stock") in connection with the merger (the "Merger"), pursuant to the Agreement and Plan of Merger and Reorganization (as amended, the "Merger Agreement"), dated as of September 5, 1995, by and among Megatest, Teradyne and M Merger Corp., a Delaware corporation and wholly owned subsidiary of Teradyne ("Merger Sub"); and (ii) the Proxy Statement of Megatest relating to the Special Meeting.

     SEE "RISK FACTORS" COMMENCING ON PAGE 17 FOR CERTAIN INFORMATION WHICH SHOULD BE CONSIDERED BY MEGATEST STOCKHOLDERS IN EVALUATING THE PROPOSALS TO BE VOTED ON AT THE SPECIAL MEETING.

   THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS
     HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ------------------------

     This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of Megatest on or about November 1, 1995.

        The date of this Proxy Statement/Prospectus is November 1, 1995.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................    2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................    3
TRADEMARKS............................................................................    3
SUMMARY...............................................................................    4
  The Companies.......................................................................    4
  Special Meeting of Stockholders of Megatest.........................................    5
  Stockholders Entitled To Vote.......................................................    5
  Vote Required.......................................................................    5
  Dissenters' Rights..................................................................    5
  Exchange Ratio; Assumption of Options...............................................    5
  Market Price Data...................................................................    6
  Recommendation; Fairness Opinion....................................................    6
  Effective Time of the Merger........................................................    7
  Conditions to the Merger............................................................    7
  Termination.........................................................................    7
  Break-up Fees.......................................................................    7
  Interests of Certain Persons in the Merger..........................................    8
  Employment Agreements...............................................................    8
  Affiliate Agreements................................................................    8
  Surrender of Certificates...........................................................    8
  Accounting Treatment................................................................    9
  Certain Federal Income Tax Consequences.............................................    9
  Regulatory Matters..................................................................    9
  Operations Following the Merger.....................................................    9
  Anti-takeover Considerations........................................................    9
MARKET PRICE AND DIVIDEND INFORMATION.................................................   11
TERADYNE AND MEGATEST SELECTED HISTORICAL AND UNAUDITED PRO FORMA CONDENSED COMBINED
  FINANCIAL INFORMATION...............................................................   13
TERADYNE AND MEGATEST COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE FINANCIAL DATA...   15
RISK FACTORS..........................................................................   17
  Risks Relating to the Merger........................................................   17
  Risks Relating to Teradyne..........................................................   17
MEGATEST MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................   20
THE SPECIAL MEETING...................................................................   25
  General.............................................................................   25
  Matters to Be Considered at the Special Meeting.....................................   25
  Notification of Final Exchange Ratio................................................   25
  Record Date; Voting at the Special Meeting; Vote Required...........................   25
  Proxies.............................................................................   25
THE MERGER............................................................................   27
  General.............................................................................   27
  Background of the Merger............................................................   27
  Megatest's Reasons for the Merger; Recommendation of the Megatest Board.............   30
  Opinion of Megatest's Financial Advisor.............................................   32
  Teradyne's Reasons for the Merger...................................................   36
  Operations Following the Merger.....................................................   37
  Certain Federal Income Tax Consequences.............................................   37

                                                                                        PAGE
                                                                                        ----
  Accounting Treatment................................................................   38
  Interests of Certain Persons in the Merger..........................................   38
  Regulatory Matters..................................................................   39
  No Dissenters' Rights for Stockholders..............................................   39
THE MERGER AGREEMENT AND RELATED AGREEMENTS...........................................   40
  Effective Time of the Merger........................................................   40
  Exchange Ratio; Conversion of Shares; Adjustment to Exchange Ratio..................   40
  Treatment of Megatest Common Stock Options and Employee Stock Purchase Plan.........   41
  Listing of Teradyne Common Stock....................................................   41
  Directors and Officers..............................................................   41
  Business of Megatest Pending the Merger.............................................   42
  No Solicitation of an Acquisition Proposal..........................................   43
  Definition of Superior Proposal and Alternative Transaction.........................   43
  Business of Teradyne Pending the Merger.............................................   44
  Corporate Structure and Related Matters After the Merger............................   44
  Employee Benefit Plans..............................................................   44
  Conditions to the Merger............................................................   45
  Termination; Amendment..............................................................   45
  Fees and Expenses...................................................................   46
  Agreements of Megatest Affiliates...................................................   46
  Employment Agreements...............................................................   47
  Confidentiality Agreement; Standstill Arrangements; Non Solicitation................   47
TERADYNE AND MEGATEST UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS.....   48
DESCRIPTION OF CAPITAL STOCK..........................................................   56
  Description of Megatest Capital Stock...............................................   56
  Description of Teradyne Capital Stock; Rights Plan..................................   56
COMPARISON OF RIGHTS OF HOLDERS OF TERADYNE COMMON STOCK AND HOLDERS OF MEGATEST
  COMMON STOCK........................................................................   57
EXPERTS...............................................................................   62
LEGAL MATTERS.........................................................................   62
OTHER MATTERS.........................................................................   62
ANNEX A--AGREEMENT AND PLAN OF MERGER AND REORGANIZATION..............................  A-1
ANNEX B--OPINION OF MONTGOMERY SECURITIES.............................................  B-1

                             AVAILABLE INFORMATION

     Teradyne and Megatest are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. In addition, material filed by Teradyne can be inspected at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, and material filed by Megatest can be inspected at the offices of The Nasdaq Stock Market, Reports Section, 1735 K Street N.W., Washington, D.C. 20006.

     Teradyne has filed with the Commission a Registration Statement on Form S-4 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities to be issued by Teradyne to holders of Megatest Common Stock. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by Teradyne with the Commission are incorporated herein by reference:

          1. Teradyne's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

          2. Teradyne's Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 1995.

          3. Teradyne's Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 1995, as amended on October 26, 1995.

          4. Teradyne's Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 1995.

          5. Teradyne's Current Reports on Form 8-K dated August 29, 1995 and September 5, 1995.

          6. Teradyne's Registration Statement on Form 8-A filed on April 10, 1979.

     The following documents previously filed by Megatest with the Commission are incorporated herein by reference:

          1. Megatest's Annual Report on Form 10-K for the fiscal year ended August 31, 1995.

          2. Megatest's Current Report on Form 8-K dated September 5, 1995.

          3. Megatest's Registration Statement on Form 8-B filed on April 15, 1993.

     All documents filed by Teradyne and Megatest pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (WITHOUT EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST. REQUESTS FOR TERADYNE DOCUMENTS SHOULD BE DIRECTED TO TERADYNE, INC., 321 HARRISON AVENUE, BOSTON, MA 02118, ATTENTION:
INVESTOR RELATIONS, (TELEPHONE: (617) 482-2700). REQUESTS FOR MEGATEST DOCUMENTS SHOULD BE DIRECTED TO MEGATEST CORPORATION, 1321 RIDDER PARK ROAD, SAN JOSE, CA 95131, ATTENTION: INVESTOR RELATIONS, (TELEPHONE: (408) 451-3255). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY REQUEST SHOULD BE MADE PRIOR TO NOVEMBER 24, 1995.

                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE MATTERS REFERRED TO HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN SO AUTHORIZED BY TERADYNE OR MEGATEST. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                                   TRADEMARKS

     "Teradyne" is a registered trademark of Teradyne. "Megatest" is a registered trademark of Megatest. All other trademarks referred to in this Proxy Statement/Prospectus are the properties of their respective owners.

                                    SUMMARY

     The following is a summary of certain information regarding Teradyne, Megatest, the Merger Agreement and the Merger and is qualified in its entirety by reference to the full text of this Proxy Statement/Prospectus, the annexes hereto and the documents incorporated by reference herein. Stockholders are urged to read this Proxy Statement/Prospectus and the accompanying annexes in their entirety. See "Risk Factors" for certain information that should be considered by the stockholders of Megatest.

THE COMPANIES

     Teradyne, Inc. Teradyne is a manufacturer of electronic test systems and backplane connection systems used in the electronics and telecommunications industries.

     Teradyne designs, manufactures, markets, and services electronic test systems and related software used by component manufacturers in the design and testing of their products and by electronic equipment manufacturers for the incoming inspection of components and for the design and testing of circuit boards and other assemblies. Manufacturers use such systems and software to increase product performance, to improve product quality, to shorten time to market, to enhance manufacturability, to conserve labor costs, and to increase production yields. Teradyne's electronic test systems are also used by telephone operating companies for the testing and maintenance of their subscriber telephone lines and related equipment.

     Electronic test systems produced by Teradyne include: (i) test systems for a wide variety of semiconductors, including digital, analog and mixed-signal integrated circuits; (ii) test systems for circuit boards and other assemblies; and (iii) test systems for telephone lines and networks. Teradyne's test systems are all controlled by computers, and programming and operating software is supplied both as an integral part of the product and as a separately priced enhancement.

     Teradyne also manufactures backplane connection systems, principally for the computer, telecommunications, and military/aerospace industries. A backplane is a panel that supports the circuit boards in an electronic assembly and carries the wiring that connects the boards to each other and to other elements of a system. Teradyne produces both printed circuit and metal backplanes, along with mating circuit-board connectors. Backplanes are custom-configured to meet specific customer requirements. Teradyne has begun to extend the manufacture of backplane connection systems to include the manufacture of fully integrated electronic assemblies that incorporate backplane, card cage, cabling, and related design and production services. Teradyne's principal executive offices are located at 321 Harrison Avenue, Boston, Massachusetts 02118 and its telephone number at that address is (617) 482-2700.

     M Merger Corp. Merger Sub is a corporation recently organized by Teradyne for the purpose of effecting the Merger. It has no material assets and has not engaged in any activities except those required to effect the proposed Merger. Merger Sub's executive offices are located at 321 Harrison Avenue, Boston, Massachusetts, 02118 and its telephone number at that address is (617) 482-2700.

     Megatest Corporation. Megatest designs, manufactures, markets and services automatic test equipment ("ATE") for the integrated circuit ("IC") industry. Megatest currently offers four product lines -- one for testing memory ICs and three for testing logic ICs. Megatest's Genesis IIex and Genesis G-III memory test systems test a broad range of memory ICs, such as DRAMs and non-volatile memories ("NVMs"), including FLASH memories and EPROMs. Megatest believes that it is the leading supplier of ATE for testing FLASH memories, the fastest growing type of standard memory IC. The Polaris and Vega Series, Megatest's second and third generation logic testers using its Tester-Per-Pin architecture, test a wide variety of high-performance logic ICs, including RISC and CISC processors, digital signal processors and custom, semi-custom and application specific ICs. The Voyager Series tests logic devices such as FPGAs, PLDs, and microcontrollers and some memory devices. The Polaris and Vega systems support a recently introduced option which incorporates certain analog functions to address the growing mixed-signal requirements of some logic ICs. Megatest markets its test equipment worldwide to IC producers, both those who manufacture ICs for resale and those who manufacture ICs for inclusion in their own products, as well as to IC customers such as manufacturers of computers and electronic systems. Megatest's principal executive offices are located at 1321 Ridder Park, San Jose, California 95131, and its telephone number at that address is (408) 437-9700.

SPECIAL MEETING OF STOCKHOLDERS OF MEGATEST

     The Special Meeting will be held at The Beverly Heritage, 1820 Barber Lane, Milpitas, California 95035, on December 1, 1995. The purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt the Merger Agreement and to approve the Merger.

STOCKHOLDERS ENTITLED TO VOTE

     The close of business on October 30, 1995 is the record date for determination of holders of Megatest Common Stock entitled to vote at the Special Meeting. At that date, 7,435,865 shares of Megatest Common Stock were outstanding, held beneficially by approximately 1,900 stockholders. As of such date, directors and executive officers of Megatest and their affiliates may be deemed to be the beneficial owners of shares of Megatest Common Stock representing approximately 6.5% of the outstanding voting power of Megatest. See "The Special Meeting -- Record Date; Voting at the Special Meeting; Vote Required."

     The directors and executive officers of Megatest have indicated that they intend to vote the shares of Megatest Common Stock held by them for approval and adoption of the Merger Agreement and approval of the Merger.

VOTE REQUIRED

     Approval and adoption of the Merger Agreement and approval of the Merger will require the affirmative vote of the holders of a majority of the outstanding shares of Megatest Common Stock entitled to vote thereon. See "The Special Meeting -- Record Date; Voting at the Special Meeting; Vote Required."

DISSENTERS' RIGHTS

     Stockholders of Megatest who vote against the Merger are not entitled to dissenters' rights under Delaware law.

EXCHANGE RATIO; ASSUMPTION OF OPTIONS

     At the Effective Time, each outstanding share of Megatest Common Stock will be converted into the right to receive 0.9091 shares of Teradyne Common Stock, subject to the following adjustment (0.9091 shares, as adjusted, the "Exchange Ratio"): (i) if the Final Teradyne Stock Price (as defined below) is equal to or less than $36.00 per share, no adjustment to the Exchange Ratio shall be made;
(ii) if the Final Teradyne Stock Price is greater than $36.00 per share then the Exchange Ratio shall be adjusted pursuant to the following formula:

                                                  1
        Exchange Ratio   =   -------------------------------------------
                             (Final Teradyne Stock Price x 0.02) + 0.38

but in no event will the Exchange Ratio be greater than 0.9091 or less than
0.8333. "Final Teradyne Stock Price" shall mean the average of the closing prices of Teradyne Common Stock for the twenty consecutive days on which Teradyne Common Stock is traded on The New York Stock Exchange (the "NYSE") ending on the fifth calendar day immediately preceding the Special Meeting. See "The Merger Agreement and Related Agreements -- Exchange Ratio; Conversion of Shares; Adjustment to Exchange Ratio."

     At the Effective Time (as hereinafter defined), Megatest's obligations with respect to each outstanding option to purchase shares of Megatest Common Stock (each, a "Company Option") under Megatest's 1990 Stock Option Plan and Director Stock Option Plan (the "Company Stock Option Plans"), whether vested or unvested, will be assumed by Teradyne. Each Company Option so assumed by Teradyne shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plans and agreements pursuant to which such Company Option was issued as in effect immediately prior to the Effective Time, except that (i) such Company Option will be exercisable for that number of shares of Teradyne Common Stock equal to the product of the number of shares of Megatest Common Stock that were purchasable under such Company Option immediately prior to the Effective Time multiplied by the Exchange

Ratio, rounded down to the nearest whole number of shares of Teradyne Common Stock (with any resulting fractional share paid in cash), and (ii) the per share exercise price for the shares of Teradyne Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Megatest Common Stock immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

     Teradyne will file a registration statement on Form S-8 under the Securities Act, covering the shares of Teradyne Common Stock issuable upon exercise of the Company Stock Options no later than the Effective Time. See "The Merger Agreement and Related Agreements -- Treatment of Megatest Common Stock Options and Employee Stock Purchase Plan."

     Additionally, Megatest shall take such actions as are necessary to establish a "new exercise date" (as such term is used in Megatest's 1992 Employee Stock Purchase Plan (the "Megatest Stock Purchase Plan")) in accordance with the terms of the Megatest Stock Purchase Plan (the "New Exercise Date") for the then current offering period (as such term is used in the Megatest Stock Purchase Plan). The New Exercise Date shall be the last trading day on which shares of Megatest Common Stock are traded on the Nasdaq National Market immediately prior to the Effective Time provided, that the New Exercise Date shall be conditioned upon the consummation of the Merger. On the New Exercise Date, Megatest shall apply the funds credited as of such date under the Megatest Stock Purchase Plan within each participant's payroll withholdings account to the purchase of whole shares of Megatest Common Stock in accordance with the terms of the Megatest Stock Purchase Plan.

     Employees of Megatest as of the Effective Time shall be eligible to participate in Teradyne's Employee Stock Purchase Plan commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan (with employees receiving credit, for purposes of such eligibility provisions, for service with Megatest).

MARKET PRICE DATA

     Megatest Common Stock is traded on the Nasdaq National Market under the symbol "MEGT." Teradyne Common Stock is traded on the NYSE under the symbol "TER."

     The following table sets forth the closing prices per share of Megatest
Common Stock on the Nasdaq National Market and Teradyne Common Stock on the NYSE on September 5, 1995, the last full trading day before the public announcement of the execution of the Merger Agreement and on October 30, 1995, the latest practicable trading day before printing of this Proxy Statement/Prospectus and the equivalent pro forma per share value of Megatest Common Stock based on Teradyne Common Stock prices.

                                                                                         MEGATEST
                                                      MEGATEST         TERADYNE         PRO FORMA
                                                    COMMON STOCK     COMMON STOCK     EQUIVALENT(1)
                                                    ------------     ------------     --------------
    September 5, 1995.............................     $24.25           $39.50            $35.91
    October 30, 1995..............................     $29.94           $34.25            $31.14

---------------
(1) Represents the equivalent pro forma value of one share of Megatest Common Stock using an Exchange Ratio of 0.9091 at September 5, 1995 and at October 30, 1995.

RECOMMENDATION; FAIRNESS OPINION

     The Board of Directors of Megatest (the "Megatest Board") has unanimously approved the Merger Agreement and recommends that holders of Megatest Common Stock vote for the approval and adoption of the Merger Agreement and approval of the Merger.

     Montgomery Securities has delivered to the Megatest Board its written opinion, dated September 5, 1995, to the effect that the consideration to be received by Megatest stockholders in the Merger was fair to such stockholders from a financial point of view, as of such date. The full text of the opinion from Montgomery Securities which sets forth assumptions made and matters considered is attached as Annex B to this Proxy Statement/Prospectus and is incorporated herein by reference. See "The Merger -- Opinion of Megatest's Financial Advisor."

EFFECTIVE TIME OF THE MERGER

     As promptly as practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreement, the parties thereto will file a certificate of merger with the Secretary of State of Delaware. The Merger will become effective upon such filing (the "Effective Time"), which, assuming all conditions are met, is anticipated to occur promptly after the Special Meeting. See "The Merger Agreement and Related Agreements -- Effective Time of the Merger."

CONDITIONS TO THE MERGER

     Consummation of the Merger is subject to the satisfaction of a number of conditions, including but not limited to: (i) effectiveness of the Registration Statement on Form S-4 under the Securities Act; (ii) the approval and adoption of the Merger Agreement by the requisite vote of the stockholders of Megatest;
(iii) the absence of any restrictive court orders or any other legal restraints or prohibitions, preventing or making illegal the consummation of the Merger;
(iv) the continuing accuracy in all material respects of the representations and warranties made by each of Megatest and Teradyne in the Merger Agreement on and as of the Effective Time; (v) the receipt of agreements from certain affiliates of Megatest; and (vi) the receipt by Teradyne and Megatest of certain opinions regarding tax and accounting matters. See "The Merger Agreement -- Conditions to the Merger."

TERMINATION

     The Merger Agreement may be terminated and the Merger may be abandoned prior to the Effective Time notwithstanding approval by the stockholders of Megatest under the circumstances specified in the Merger Agreement, including, without limitation: (i) by mutual written agreement of Teradyne and Megatest;
(ii) by either party if the Merger is not consummated by January 31, 1996 (provided that the right to terminate the Merger Agreement shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur); (iii) by either party if a court of competent jurisdiction or governmental agency shall have issued a non-appealable final order, decree or ruling having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; (iv) by either party if the requisite vote of the stockholders of Megatest is not obtained; (v) by Teradyne if the Megatest Board adversely amends, withdraws or changes its recommendation of the Merger Agreement or the Merger or if the Megatest Board takes a "neutral" position with respect to the Merger Agreement or the Merger after the public announcement of an Alternative Transaction (as hereinafter defined); (vi) by either party if the Megatest Board shall have resolved to accept, or has accepted, a Superior Proposal (as hereinafter defined); or (vii) by either party upon a breach of any representation, warranty or covenant set forth in the Merger Agreement by the other party in each case that would have a Material Adverse Effect (as hereinafter defined). See "The Merger Agreement -- Termination; Amendment."

BREAK-UP FEES

     Megatest will be required to pay a fee to Teradyne of $9,000,000, plus reasonable out-of-pocket expenses in an aggregate amount not to exceed $1,000,000 upon any of the following events: (i) the termination of the Merger Agreement by Teradyne in the event that the Megatest Board shall withdraw, modify or change its recommendation of the Merger Agreement or the Merger in a manner adverse to Teradyne or if the Megatest Board shall have taken a "neutral" position with respect to the public announcement or commencement of an Alternative Transaction; (ii) the termination of the Merger Agreement by Teradyne for a breach by Megatest of any of its representations, warranties or covenants contained in the Merger Agreement in each case that would have a Material Adverse Effect; (iii) the termination of the Merger Agreement by Teradyne or Megatest if the Megatest Board shall have resolved to accept or accepted a Superior Proposal; or (iv) the termination of the Merger Agreement by Teradyne or Megatest as a result of the failure of the Megatest stockholders to approve the Merger if at the time of the Special Meeting there shall exist an Alternative

Transaction (provided that Megatest shall not be obligated to pay a fee in this circumstance unless such Alternative Transaction is consummated not later than nine months following the Special Meeting). The fee payable by Megatest generally must be paid within ten business days with respect to 20% of the fee and within thirty business days with respect to the balance of the fee. See "The Merger Agreement and Related Agreements -- Fees and Expenses."

     Teradyne is obligated to pay a fee in like amount if the Merger Agreement is terminated by Megatest for a breach by Teradyne of any of its representations, warranties or covenants contained in the Merger Agreement in each case that would have a Material Adverse Effect. Teradyne is also obligated to reimburse Megatest for up to $3,000,000 of its reasonable out-of-pocket expenses incurred by Megatest in connection with matters relating to Megatest's filings under the HSR Act if either party terminates the Merger Agreement because the Merger has not been consummated by January 31, 1996 or because the Merger Agreement is terminated by either party due to the existence of any governmental action relating to the HSR Act which prevents the consummation of the Merger. See "The Merger Agreement and Related Agreements -- Fees and Expenses."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Megatest Board with respect to the Merger, stockholders should be aware that certain directors and officers of Megatest have interests in the Merger that present them with potential conflicts of interest. See "The Merger -- Interests of Certain Persons in the Merger."

EMPLOYMENT AGREEMENTS

     Teradyne has agreed to offer eight executive officers of Megatest employment agreements (the "Employment Agreements") on or prior to the Effective Time. The Employment Agreements will have a two-year term and will include non-competition covenants binding on such officers. See "Terms of the Merger -- Employment Agreements."

AFFILIATE AGREEMENTS

     The persons identified by Megatest as "affiliates" (as that term is defined for purposes of Rule 145 promulgated under the Securities Act) of Megatest will, prior to the Effective Time, enter into agreements restricting sales, dispositions or other transactions reducing their risk of investment in respect of the shares of Megatest Common Stock held by them prior to the Merger and the shares of Teradyne Common Stock received by them in the Merger so as to comply with the requirements of applicable federal securities and tax laws and to help ensure that the Merger will be treated as a "pooling of interests" for accounting and financial reporting purposes. See "The Merger Agreement and Related Agreements -- Agreements of Megatest Affiliates." Teradyne has agreed to use its best efforts to cause each affiliate of Teradyne to execute an affiliate agreement substantially similar to the Megatest affiliate agreements.

SURRENDER OF CERTIFICATES

     If the Merger becomes effective, Teradyne will mail a letter of transmittal with instructions to all holders of record of Megatest Common Stock as of the Effective Time for use in surrendering their stock certificates in exchange for certificates representing Teradyne Common Stock and a cash payment in lieu of fractional shares.

CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED.

ACCOUNTING TREATMENT

     The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. Teradyne and Megatest have each received letters from their respective independent accountants stating that, based upon certain material facts and certain representations and warranties described in such letters, there were no significant matters that came to their attention that would preclude the combined companies from accounting for the Merger as a pooling of interests. It is a condition to the closing that Teradyne and Megatest receive further letters from their respective independent accountants dated at the Effective Time to the effect that such accounting treatment is appropriate.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger is expected to qualify as a tax-free reorganization under
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, holders of Megatest Common Stock will not recognize gain or loss for federal income tax purposes by reason of the conversion of Megatest Common Stock into Teradyne Common Stock, except for cash received in lieu of fractional shares. It is a condition to Teradyne's and Megatest's obligations to consummate the Merger that they shall have received opinions from their tax counsel that the Merger will qualify as a tax-free reorganization under Section 368 of the Code. See "The Merger -- Certain Federal Income Tax Consequences."

REGULATORY MATTERS

     Under the HSR Act, the Merger may not be consummated until notifications have been given and certain information has been furnished to the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Justice Department (the "Antitrust Division"), and specified waiting period requirements have been satisfied. The waiting period for the Merger expired at 11:59 p.m. on October 18, 1995. At any time before or after the Effective Time, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking the divestiture of Megatest by Teradyne, in whole or in part, or the divestiture or compulsory licensing of substantial assets of Teradyne or Megatest or their respective subsidiaries. See "The Merger -- Regulatory Matters."

OPERATIONS FOLLOWING THE MERGER

     Following the Effective Time, it is Teradyne's present intention to operate Megatest as an independent division of Teradyne with the division's headquarters remaining in Northern California. Teradyne's divisions generally operate as independent business units. Each division at Teradyne is responsible for its own commercial success. Megatest will be the surviving corporation following the Merger and will be a wholly owned subsidiary of Teradyne.

     The officers of the surviving corporation initially will consist of the officers of Merger Sub prior to the Merger and will be appointed by Teradyne, and such officers shall serve at the pleasure of the Board of Directors of the surviving corporation. The Board of Directors of the surviving corporation initially will consist of Megatest's five outside directors and such additional directors as shall be appointed by Teradyne. It is intended that the directors to be appointed by Teradyne immediately following the Effective Time will exercise effective control of the Board of the surviving corporation. It is Teradyne's present intention that following the Effective Time Megatest employees shall be employees of the surviving corporation.

ANTI-TAKEOVER CONSIDERATIONS

     Upon consummation of the Merger, the stockholders of Megatest, a corporation organized under the laws of Delaware, will become shareholders of Teradyne, a corporation organized under the laws of Massachusetts. Certain provisions of Massachusetts law applicable to Teradyne may have the effect of delaying, deterring, or preventing changes in control or management of Teradyne. Teradyne is also a party to a Rights Agreement (as hereinafter defined) which may further this effect. Teradyne is subject to Chapter 110D of the Massachusetts General Laws under which a person who acquires voting stock of a Massachusetts corporation which results in such person's voting power exceeding certain specified amounts would lose the right to vote such stock unless the shareholders of the corporation so authorize. Teradyne is also subject to the provisions of Chapter 110F of the Massachusetts General Laws which prohibits a Massachusetts corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder. An "interested stockholder" is generally defined to mean a person or entity that has acquired 5% or more of the corporation's voting stock. Section 50A of the Massachusetts Business Corporation Law generally requires that publicly held Massachusetts corporations have a classified board of directors consisting of three classes as nearly equal in size as possible. This section limits the ability of a shareholder to acquire majority control of the Board of Directors in a single year. The Rights Agreement, which provides for the issuance of rights upon the occurrence of certain events, would result in significant dilution to a bidder for Teradyne, thereby discouraging a prospective bidder from attempting to acquire Teradyne without first negotiating with Teradyne's Board of Directors. See "Comparison of Rights of Holders of Teradyne Common Stock and Holders of Megatest Common Stock."

                     MARKET PRICE AND DIVIDEND INFORMATION

     The following table sets forth, for the periods indicated, the range of high and low sale prices for Teradyne Common Stock in The New York Stock
Exchange Composite Transactions Tape (as reported in published financial sources) giving effect to a two-for-one stock split in the form of a 100% stock dividend effective August 29, 1995. The closing price for Teradyne Common Stock on the NYSE on September 5, 1995, the last trading day prior to the public announcement of the Merger, was $39 1/2 and on October 30, 1995, the latest practicable trading day before the printing of this Proxy Statement/Prospectus, was $34 1/4.

FISCAL YEARS ENDED DECEMBER 31                                                HIGH        LOW
------------------------------                                                ----        ----
1993
First Quarter...............................................................  $ 9 1/16   $ 6 5/8
Second Quarter..............................................................   10 3/4      6 1/2
Third Quarter...............................................................   14 13/16   10 1/4
Fourth Quarter..............................................................   14 1/8     10

1994
First Quarter...............................................................  $15 9/16   $11 3/4
Second Quarter..............................................................   13 3/8     10 3/1
Third Quarter...............................................................   16         11 3/4
Fourth Quarter..............................................................   17 1/8     12 13/1

1995
First Quarter...............................................................  $21 1/2    $16 1/16
Second Quarter..............................................................   33         20 1/16
Third Quarter...............................................................   42 7/8     32 1/4
Fourth Quarter (through October 30, 1995)...................................   36 5/8     27 5/8


     Megatest Common Stock has been traded on The Nasdaq National Market since
Megatest's initial public offering on May 18, 1993. The following table sets forth the range of high and low sale prices reported on The Nasdaq National
Market for Megatest Common Stock for the fiscal periods indicated. The closing price for Megatest Common Stock on The Nasdaq National Market on September 5,
1995, the last trading day prior to the public announcement of the Merger, was $24 1/4 and on October 30, 1995, the latest practicable trading day before the printing of this Proxy Statement/Prospectus, was $29 15/16.

FISCAL YEARS ENDED AUGUST 31                                                  HIGH       LOW
----------------------------                                                  ----       ---
1993
Third Quarter (commencing May 18, 1993).....................................  $16 1/4   $12 1/2
Fourth Quarter..............................................................   23 1/4    15

1994
First Quarter...............................................................  $23 1/4   $10 1/8
Second Quarter..............................................................   20 1/2    11 1/2
Third Quarter...............................................................   23 1/2    13 1/2
Fourth Quarter..............................................................   20 1/4    13 1/2

1995
First Quarter...............................................................  $20 1/2   $ 8 1/4
Second Quarter..............................................................   11 3/8     5 1/8
Third Quarter...............................................................   14         8 1/2
Fourth Quarter..............................................................   24 1/8    11 7/8

1996
First Quarter (through October 30, 1995)....................................  $34       $23 1/2

     As of October 30, 1995, Teradyne had approximately 2,606 holders of record. As of October 30, 1995, Megatest had approximately 1,900 beneficial holders of its common stock. Neither Teradyne nor Megatest has paid any cash dividends on their common stock. Both Teradyne and Megatest currently intend to retain earnings for use in their respective businesses and do not anticipate paying cash dividends on their common stock in the foreseeable future. The Merger Agreement prohibits the payment of any dividends by Megatest prior to the Effective Time. In addition, Megatest is prohibited from paying cash dividends without the approval of its banks under its existing credit facilities.

                             TERADYNE AND MEGATEST
                  SELECTED HISTORICAL AND UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION

     The following selected historical information of Teradyne and Megatest has been derived from their respective historical financial statements and should be read in conjunction with such consolidated financial statements and the notes thereto, certain of which are incorporated by reference in this Proxy Statement/Prospectus. The Teradyne unaudited financial information for the nine months ended October 2, 1994 and October 1, 1995 has been prepared on the same basis as the annual audited financial statements and, in the opinion of management, contains all adjustments, consisting only of normal recurring accruals necessary for the fair presentation of the results of operations for such periods. The selected pro forma financial information of Teradyne and Megatest is derived from the pro forma condensed combined financial statements of Teradyne and Megatest, and should be read in conjunction with such pro forma statements and notes thereto which are included in this Proxy Statement/ Prospectus. For the purpose of the pro forma statement of operations data, Teradyne's financial data for the nine months ended October 2, 1994 and October 1, 1995 and the three years ended December 31, 1992, 1993 and 1994 have been combined with Megatest's financial data for the nine month periods ended August 31, 1994 and 1995 and the twelve month periods ended November 30, 1992, 1993 and 1994, respectively. No cash dividends have been declared or paid on Teradyne Common Stock or Megatest Common Stock. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the consolidated operating results or financial position that would have occurred had the Merger been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

                                                SELECTED HISTORICAL FINANCIAL DATA
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                                         NINE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                    -----------------------
                                             ----------------------------------------------------     OCTOBER 2,   OCTOBER 1,
                                               1990       1991       1992       1993       1994          1994         1995
                                             --------   --------   --------   --------   --------     ----------   ----------
TERADYNE -- HISTORICAL STATEMENT OF
  OPERATIONS DATA:
  Net sales................................  $458,877   $508,923   $529,581   $554,734   $677,440      $487,349     $754,952
  Income (loss) from continuing
    operations.............................  $(21,332)  $ 18,253   $ 22,548   $ 35,923   $ 70,941      $ 48,475     $113,464
  Income (loss) from continuing operations
    per common share(1)....................  $  (0.36)  $   0.29   $   0.33   $   0.50   $   0.96      $   0.66     $   1.47
  Shares used in calculation of income per
    common share(1)........................    59,854     63,108     67,700     71,664     74,190        73,976       77,253

                                                                 DECEMBER 31,
                                             ----------------------------------------------------     OCTOBER 2,   OCTOBER 1,
                                               1990       1991       1992       1993       1994          1994         1995
                                             --------   --------   --------   --------   --------     ----------   ----------
TERADYNE -- HISTORICAL BALANCE SHEET DATA:
  Total assets.............................  $388,931   $420,533   $461,055   $544,443   $655,942      $609,022     $848,866
  Long-term debt...........................  $ 25,045   $ 24,344   $ 23,647   $  9,138   $  8,806      $  9,099     $  8,482

                                                                                 FISCAL YEAR ENDED AUGUST 31,
                                                                    ------------------------------------------------------
                                                                      1991       1992       1993       1994        1995
                                                                    --------   --------   --------   --------   ----------
MEGATEST -- HISTORICAL STATEMENT OF OPERATIONS DATA:
  Net revenues....................................................  $ 59,676   $ 65,491   $ 78,405   $100,291    $ 97,459
  Income (loss) from continuing operations........................  $  2,226   $  3,864   $  5,279   $  9,099    $(12,190)
  Income (loss) from continuing operations per common share.......  $   0.58   $   0.95   $   1.11   $   1.26    $  (1.69)
  Shares used in calculation of income per common share...........     3,823      4,075      4,752      7,204       7,230

                                                                                          AUGUST 31,
                                                                    ------------------------------------------------------
                                                                      1991       1992       1993       1994        1995
                                                                    --------   --------   --------   --------   ----------
MEGATEST -- HISTORICAL BALANCE SHEET DATA:
  Total assets....................................................  $ 40,412   $ 41,157   $ 67,664   $101,083    $118,858
  Long-term debt..................................................  $  2,075   $  2,181   $    804   $    414    $ 11,728

                  UNAUDITED SELECTED PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                     NINE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,           -------------------------
                                                          ----------------------------------     OCTOBER 2,     OCTOBER 1,
                                                            1992         1993         1994          1994           1995
                                                          --------     --------     --------     ----------     ----------
PRO FORMA CONDENSED COMBINED INCOME DATA(2):
  Net sales.............................................  $598,972     $636,465     $767,486      $565,193       $840,209
  Income from continuing operations.....................  $ 26,516     $ 42,475     $ 65,796      $ 55,796       $113,740
  Income from continuing operations per common
    share(1)............................................  $   0.37     $   0.55     $   0.82      $   0.69       $   1.35
  Shares used in calculation of income per common
    share(1)............................................    71,402       76,580       80,699        80,649         83,983

                                                                                                               OCTOBER 1,
                                                                                                                  1995
                                                                                                               -----------
PRO FORMA CONDENSED COMBINED BALANCE SHEET DATA(2):
  Total assets............................................................................................      $ 967,724
  Long-term debt..........................................................................................      $  20,210

------------
(1) On July 24, 1995, Teradyne's Board of Directors approved a 2-for-1 stock split of its $0.125 par value common stock effected in the form of a 100% stock dividend distributed on August 29, 1995 to shareholders of record as of August 8, 1995. All per share amounts and shares used in calculations of income per common share as reported in the historical financial statements incorporated by reference herein have been restated to reflect the retroactive effect of the stock split.

(2) The combined companies expect to incur charges to operations of approximately $5,500,000 in the quarter in which the Merger is consummated, to reflect costs associated with combining the operations of the two companies and transaction fees and costs incident to the Merger. The estimated charge is not reflected in the pro forma financial data. The amount of this charge is a preliminary estimate and therefore is subject to change.

 See unaudited pro forma condensed combined financial statements and the notes thereto included elsewhere herein.

                             TERADYNE AND MEGATEST
         COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE FINANCIAL DATA

     The following tables set forth certain unaudited historical per share data of Teradyne and Megatest and combined per share data on an unaudited pro forma basis after giving effect to the Merger on a pooling of interests basis assuming the issuance of 0.9091 shares of Teradyne Common Stock in exchange for each share of Megatest Common Stock. The unaudited pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the transaction been in effect as of the beginning of the periods presented and should not be construed as representative of future operations.

                                                                                   NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,      -------------------------
                                                ----------------------------   OCTOBER 2,     OCTOBER 1,
                                                1992      1993(1)      1994       1994           1995
                                                -----     -------     ------   ----------     ----------
TERADYNE -- HISTORICAL(2):
  Income from continuing operations...........  $0.33      $0.50      $ 0.96     $ 0.66         $ 1.47
  Book value(3)...............................                        $ 6.78                    $ 8.53

                                                                      FISCAL YEAR ENDED AUGUST
                                                                                31,
                                                                     --------------------------
                                                                     1993      1994(1)    1995
                                                                     -----     -----     ------
MEGATEST -- HISTORICAL:
  Income (loss) from continuing operations.........................  $1.11     $1.26     $(1.69)
  Book value(3)....................................................                      $ 8.81

                                                                                   NINE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,        -------------------------
                                              ----------------------------     OCTOBER 2,     OCTOBER 1,
                                              1992      1993(1)     1994(1)       1994           1995
                                              -----     -------     ------     ----------     ----------
PRO FORMA COMBINED -- PER COMBINED COMPANIES
  SHARE(4):
  Income from continuing operations.........  $0.37      $0.55      $ 0.82       $ 0.69         $ 1.35
  Book value(3).............................                        $ 7.06                      $ 8.62
EQUIVALENT PRO FORMA COMBINED -- PER
  MEGATEST SHARE(5):
  Income from continuing operations.........  $0.34      $0.50      $ 0.75       $ 0.63         $ 1.23
  Book value................................                        $ 6.42                      $ 7.84

------------
(1) Teradyne's and Megatest's income from continuing operations per share for the year ended December 31, 1993 and fiscal year ended August 31, 1994, is before extraordinary item and the cumulative effect of adopting a new accounting principle, respectively.

(2) On July 24, 1995, Teradyne's Board of Directors approved a 2-for-1 stock split of its $0.125 par value common stock effected in the form of a 100% stock dividend distributed on August 29, 1995 to shareholders of record as of August 8, 1995. All per share amounts and shares used in calculations of income per common share as reported in the historical financial statements incorporated by reference herein have been restated to reflect the retroactive effect of the stock split.

(3) Historical book value per share is computed by dividing shareholders' equity by the number of shares of common stock outstanding at the end of each period. Pro forma combined -- per combined companies share book value is computed by dividing pro forma shareholders' equity by the pro forma number of shares of Teradyne Common Stock which would have been outstanding had the Merger been consummated as of each balance sheet date.

(4) For the purposes of the pro forma, combined income from continuing operations and book value data, Teradyne's financial data for the periods ended October 2, 1994 and October 1, 1995 and the three years ended December 31, 1992, 1993 and 1994 have been combined with Megatest's financial data for the nine month periods ended August 31, 1994 and 1995 and for the twelve month periods ended November 30, 1992, 1993 and 1994.

(5) The equivalent pro forma combined share amounts per Megatest share are calculated by multiplying the combined pro forma per share amounts by the Exchange Ratio of 0.9091 of a share of Teradyne Common Stock for each share of Megatest Common Stock. The Exchange Ratio was calculated using the average of the closing prices of Teradyne Common Stock for the twenty consecutive days ending on October 30, 1995.

                                  RISK FACTORS

     The following risk factors should be considered by holders of Megatest Common Stock in evaluating whether to approve the Merger Agreement and the Merger and thereby become holders of Teradyne Common Stock. Certain of these factors relate directly to the Merger while others are present in Teradyne's general business environment independent of the Merger. These factors should be considered in conjunction with the other information included and incorporated by reference in this Proxy Statement/Prospectus.

RISKS RELATING TO THE MERGER

     UNCERTAINTIES RELATING TO INTEGRATION OF OPERATIONS. Teradyne and Megatest have entered into the Merger Agreement with the expectation that the proposed Merger will result in beneficial synergies. These include the combination of the companies' technologies to create better, more cost-effective products, the combined business' ability to offer integrated solutions, and some anticipated savings. Achieving these anticipated benefits will depend in part on whether the operations of Megatest can be integrated with Teradyne's business in an efficient and effective manner. There is no assurance that this will occur. The combination of the companies will require, among other things, integration of the companies' respective product offerings and coordination of the companies' sales and marketing and research and development efforts. The success of this process will be significantly influenced by the ability of the combined business to retain key management, sales and research and development personnel. There is no assurance that this integration will be accomplished smoothly or successfully. The integration of operations following the Merger will require the dedication of management resources, which may temporarily distract attention from the day-to-day business of the combined business. The inability of management to successfully integrate the operations of the companies could have an adverse effect on the business and results of operations of the combined companies.

     DEPENDENCE ON MAJOR CUSTOMERS. There is no assurance that the present and potential customers of Teradyne and Megatest will continue their current buying patterns without regard to the proposed Merger, and any significant delay or reduction in orders could have an adverse effect on the near-term business and results of operations of the combined companies. A high percentage of Megatest's net revenues are concentrated in five customers. Megatest believes that its success, and the success in part of the combined companies, depends in large part upon the success of the ICs being tested by these and other key customers. The loss of any of Megatest's major customers or a reduction in orders by such customers, including reductions due to market or competitive conditions in the IC industry, would have an adverse effect on Megatest's results of operations and may have an adverse effect on the operation of the combined companies.

     RETENTION OF KEY PERSONNEL. The success of the combined business will depend, in part, on the continued contributions of Megatest's key personnel. The services of these key personnel could be difficult to replace. The success of the combined companies also depends, in part, on its ability to continue to attract and retain qualified technical, managerial, sales and marketing personnel. The competition for such personnel is intense in the industries served by Teradyne and Megatest.

RISKS RELATING TO TERADYNE

     CYCLICALITY OF SEMICONDUCTOR INDUSTRY. Teradyne's business and results of operations depend in significant part upon the capital expenditures of manufacturers of semiconductors, which in turn depend upon the current and anticipated market demand for semiconductors and products incorporating semiconductors. Historically, the semiconductor industry has been highly cyclical with recurring periods of oversupply, which often have had a severe effect on the semiconductor industry's demand for test equipment, including the systems manufactured and marketed by Teradyne. Teradyne believes that the markets for newer generations of semiconductors will also be subject to similar fluctuations. In recent years, the semiconductor industry has experienced significant growth which, in turn, has caused significant growth in the capital equipment industry. There can be no assurance that such growth can be sustained. In addition, any factor adversely affecting the semiconductor industry or particular segments within the semiconductor industry may adversely affect Teradyne's business, financial condition and operating results. Therefore, there can be no assurance that

Teradyne's operating results will not be materially adversely affected if downturns or slowdowns in the semiconductor industry occur in the future.

     HIGHLY COMPETITIVE INDUSTRY. Teradyne faces substantial competition throughout the world, primarily from electronic test systems manufacturers located in the United States, Europe and Japan, as well as several of Teradyne's customers. Some of Teradyne's competitors have substantially greater financial and other resources with which to pursue engineering, manufacturing, marketing and distribution of their products. Certain of Teradyne's competitors have introduced or announced new products with certain performance characteristics which may be considered equal or superior to those currently offered by Teradyne. Teradyne expects its competitors to continue to improve the performance of their current products and to introduce new products or new technologies that provide improved cost of ownership and performance characteristics. New product introductions by Teradyne's competitors could cause a decline in sales or loss of market acceptance of Teradyne's existing products. Moreover, increased competitive pressure could lead to intensified price-based competition, which could materially adversely affect Teradyne's business, financial condition and results of operations. Teradyne has experienced significant price competition in the sale of all of its test systems. In addition, at the end of a product life cycle and as competitors introduce more technologically advanced products, pricing pressures typically become more intense. There can be no assurance that the combined companies will be able to compete successfully in the future.

     TECHNOLOGICAL CHANGE; IMPORTANCE OF TIMELY PRODUCT INTRODUCTION. The electronic test systems industry is subject to rapid technological change and new product introductions and enhancements. Teradyne's ability to remain competitive in this market will depend in significant part upon its ability to continue to successfully develop and introduce new products and enhancements on a timely and cost-effective basis. The success of Teradyne in developing new and enhanced systems depends upon a variety of factors, including new product selection, development of competitive products by competitors, timely and efficient completion of product design, timely and efficient implementation of manufacturing and assembly processes and product performance at customer locations. Because new product development commitments must be made well in advance of sales, new product decisions must anticipate both future demand and the availability of technology to satisfy that demand. Teradyne's failure to have a competitive test system available when required by a customer could make it substantially more difficult for Teradyne to sell test systems to that customer for a number of years. There can be no assurance that Teradyne will be successful in selecting, developing, manufacturing and marketing new products or enhancements. The inability of Teradyne to introduce new products that contribute significantly to net sales and gross margins could have a material adverse effect on Teradyne's business, financial condition and results of operations. In addition, new product or technology introductions by Teradyne's competitors could cause a decline in sales or loss of market acceptance of Teradyne's existing products.

     LIMITATIONS ON PROTECTION OF INTELLECTUAL PROPERTY AND PROPRIETARY
RIGHTS. Teradyne attempts to protect its intellectual property rights through patents, trade secrets and other measures. There can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to Teradyne's trade secrets and other intellectual property rights or disclose such technology or that Teradyne can meaningfully protect its trade secrets or other intellectual property rights. There can be no assurance that any patent owned by Teradyne will not be invalidated, circumvented or challenged, that the rights granted thereunder will provide competitive advantages to Teradyne or that any of Teradyne's pending or future patent applications, whether or not being currently challenged by applicable governmental patent examiners, will be issued with the scope of the claims sought by Teradyne, if at all. Furthermore, there can be no assurance that others will not develop similar products, duplicate Teradyne's products or design around the patents owned by Teradyne. There can be no assurance that foreign intellectual property laws will protect Teradyne's intellectual property rights.

     In addition, litigation may be necessary to enforce Teradyne's patents and other intellectual property rights, to protect Teradyne's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on Teradyne's business, financial condition and results of operations.

     INTERNATIONAL SALES. International sales accounted for approximately 46%, 41% and 42% of total net sales in fiscal years 1994, 1993 and 1992, respectively. As a result, a significant portion of Teradyne's sales is subject to certain risks, including tariffs and other barriers, political and economic instability, difficulties in managing distributors, potentially adverse tax consequences and the possibility of difficulty in accounts receivable collection. Teradyne is also subject to the risks associated with the imposition of legislation and regulations relating to the import or export of semiconductor products. Teradyne cannot predict whether quotas, duties, taxes or other charges or restrictions will be implemented by the United States or any other country upon the importation or exportation of Teradyne's products in the future. There can be no assurance that any of these factors or the adoption of restrictive policies will not have a material adverse effect on Teradyne's business, financial condition and results of operations.

     POSSIBLE VOLATILITY OF STOCK PRICE. Teradyne believes that factors such as announcements of developments related to Teradyne's, its customers' or its competitors' business, quarterly fluctuations in Teradyne's financial results and general conditions in the semiconductor and capital equipment industry, an outbreak of hostilities, a shortfall in revenue or earnings from securities analysts' expectations, the semiconductor industry or the economy could cause the price of Teradyne's Common Stock to fluctuate, perhaps substantially. Many companies in the electronic test equipment industry, including Teradyne, have recently experienced historical highs in the market prices of their common stock. There can be no assurance that the market price of Teradyne's Common Stock will not experience significant fluctuations in the future, including fluctuations that are unrelated to Teradyne's performance.

     DEPENDENCE ON KEY EMPLOYEES. Teradyne's future success depends upon its ability to attract and retain qualified management, technical, sales and support personnel for its operations. Competition for such personnel is intense, and there can be no assurance that Teradyne will be successful in attracting or retaining such personnel. The loss of any key employees, the failure of any key employees to perform in their current positions or Teradyne's inability to attract and retain new skilled employees as needed could materially and adversely affect Teradyne's performance.

     FLUCTUATIONS IN OPERATING RESULTS. Teradyne's sales and operating results have fluctuated and could in the future fluctuate significantly from period to period, including from one quarterly period to another, due to a combination of factors, including the cyclical demand of the semiconductor industry, the large selling prices of Teradyne's test systems, and competitive pricing pressure. Teradyne has also experienced fluctuations in its gross margin on product sales. Given the relatively high selling prices of Teradyne's test systems, sales of a limited number of test systems may account for a substantial portion of sales in any particular quarter and a small number of transactions could therefore have a significant impact on sales and gross margins for the quarter. The impact of these and other factors on Teradyne's sales and operating results in any future period cannot be forecast with accuracy. In addition, the need for continued investments in research and development, capital equipment and worldwide customer support capability results in significant fixed costs which would be difficult to reduce in the event that Teradyne does not meet its sales objectives.

     DEPENDENCE UPON CERTAIN SUPPLIERS. Teradyne's products require a wide variety of electronic and mechanical components. In the past, Teradyne has experienced occasional delays in obtaining timely delivery of certain items. Additionally, Teradyne could experience a temporary adverse impact if any of its sole source suppliers ceased to deliver products. Any prolonged inability of Teradyne to obtain adequate yields or deliveries, or any other circumstances that would require Teradyne to seek alternative sources of supply could have a material adverse effect on Teradyne's business, financial condition and results of operations.

                 MEGATEST MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     Megatest was founded in 1975 and introduced its first product, which tested both memory and logic ICs, in 1976. Since then, the Company has sold approximately 2,850 testers to manufacturers of memory and logic ICs as well as to IC customers such as electronic systems manufacturers. The Company's strategy has been to participate in both the memory and logic IC test markets, to help reduce the effects of cyclicality in each of these markets. The Company's principal product lines are its Genesis memory test systems and its Polaris, Vega and Voyager logic test systems.

     Megatest's net revenues increased in fiscal 1993 and 1994 principally due to demand for memory ICs, particularly FLASH memories and DRAMs. Increased sales of the Company's memory testers more than offset a decline in sales of logic testers to IBM, which significantly reduced its purchases from the Company during fiscal 1993, due in part to the Company's completion of development agreements for the Polaris and declines in the market for the mainframe computers which used the logic ICs tested by Polaris testers. In addition, memory product sales in fiscal 1994 were enhanced by the introduction in the second quarter of the Genesis G-III tester.

     The Company believes that its sales growth in recent years has been due in large part to strong demand by manufacturers of personal computers for ICs tested by the Company's products, and expects to remain susceptible to the volatility of the computer market. During the first two quarters of fiscal 1995, the Company experienced a severe slowdown in sales of all of the Company's products and from all of its major customers. Sales of both logic and memory products began to rebound late in the second quarter of fiscal 1995, to customers in all geographic areas, and the Company achieved record incoming orders in each of the final three quarters of fiscal 1995. The Company returned to quarterly profitability in the third quarter.

     On November 22, 1994, the Company acquired the 1149 Tester product line and follow-on in-process technology (the "Voyager") from Micro Component Technology, Inc. ("MCT") for $13.9 million, which includes acquisition related expenses of $1.1 million. The purchase of the product line included substantially all of the assets and intellectual property and the assumption of certain liabilities, approximating $2.1 million, associated with the Voyager. As a result of the acquisition of the Voyager, the Company recorded a one-time write-off of in-process technology of $8.8 million, which contributed to the Company's losses in its first quarter and for the fiscal year ended August 31, 1995. Excluding the one-time write-off of in-process technology, the results of operations for the Voyager product line from the date of acquisition through August 31, 1995 increased Megatest's loss from operations approximately $2.4 million.

RESULTS OF OPERATIONS

     The following table sets forth the percentage relationships of certain items from the Company's consolidated statements of operations.

                                                                      FISCAL YEAR ENDED
                                                                         AUGUST 31,
                                                                  -------------------------
                                                                  1993      1994      1995
                                                                  -----     -----     -----
    Net revenues................................................  100.0%    100.0%    100.0%
    Cost of sales...............................................   56.2      56.0      61.1
                                                                  -----     -----     -----
      Gross margin..............................................   43.8      44.0      38.9
                                                                  -----     -----     -----
    Engineering and product development.........................   15.6      15.8      20.7
    Selling, general and administrative.........................   20.4      18.1      21.9
    Write-off of acquired in-process technology.................     --        --       9.1
                                                                  -----     -----     -----
      Total operating expenses..................................   36.0      33.9      51.7
                                                                  -----     -----     -----
    Income (loss) from operations...............................    7.8      10.1     (12.8)
    Other income (expense), net.................................   (0.2)      1.3      (0.1)
                                                                  -----     -----     -----
    Income (loss) before income taxes and cumulative effect of
      accounting change.........................................    7.6      11.4     (12.9)
    (Provision) benefit for income taxes........................   (0.9)     (2.3)      0.4
    Cumulative effect of change in accounting for income
      taxes.....................................................     --       1.7        --
                                                                  -----     -----     -----
    Net income (loss)...........................................    6.7%     10.8%    (12.5)%
                                                                  =====     =====     =====

  Net Revenues

     The Company's net revenues increased from $78.4 million in fiscal 1993 to $100.3 million in fiscal 1994 and decreased to $97.5 million in fiscal 1995. The increase in fiscal 1994 was primarily attributable to increased sales of memory testers, which grew 45% from fiscal 1993, while sales of logic testers increased 13%. The Company encountered a slowdown in sales in early fiscal 1995. During the first half of fiscal 1995, sales of all of the Company's products, in all geographic areas, were well below the comparable periods of fiscal 1994. However, beginning in the second quarter of fiscal 1995, orders for all products rebounded significantly, enabling the Company to achieve record net revenues for the final two quarters of fiscal 1995. The increased demand for the Company's products is attributable to increased demand for FLASH memories and DRAMs from customers using the Company's memory testers and for DSP devices from customers using the Company's logic testers. Memory testers as a percentage of systems revenue has increased from 55% in fiscal 1993 to 61% in fiscal 1994 and 68% in fiscal 1995. Service revenue, which includes product revenue from sales of spare parts and service contracts, was 24% of total revenue in fiscal 1995, compared to 18% in fiscal 1994 and 20% in fiscal 1993. Service revenue is expected to continue to represent a significant portion of the Company's revenue as the installed base of testers increases and as a result of the Company's continued emphasis on the sales of spare parts, custom interfaces and service contracts.

  Gross Margin

     The Company's gross margin increased from 43.8% in fiscal 1993 to 44.0% in fiscal 1994, reflecting a shift in product sales mix from Polaris logic testers to higher margin Genesis IIex memory testers, offset by incremental manufacturing costs incurred in bringing the Genesis G-III tester to market. The Company's gross margin decreased to 38.9% in fiscal 1995, due to the low sales volume during the first half of fiscal 1995. Manufacturing spending could not be scaled back during the first half of fiscal 1995 in proportion to the decline in revenues. Also, in the latter part of fiscal 1995, the Company encountered delays in receiving certain critical components and sub-assemblies which caused the Company to incur higher levels of overtime and to incur certain incremental costs to expedite deliveries of these parts in order to meet customers' demand. It is anticipated that such component availability issues will continue into fiscal 1996, and thus may result in continuing costs associated with overtime, expedite fees and other related incremental production costs. In addition, the Company expects to incur certain costs associated with the production ramp of the Vega series logic tester and the introduction of its next generation memory tester during fiscal 1996. Accordingly, the Company expects its gross margin in fiscal 1996 to continue to be below fiscal 1994 levels until the fourth quarter of fiscal 1996, and for the year as a whole.

  Engineering and Product Development Expense

     The Company's engineering and product development expense increased from $12.2 million in fiscal 1993 to $15.9 million in fiscal 1994 and to $20.2 million in fiscal 1995. Engineering and product development expense, net of development revenues, increased from $11.6 million in fiscal 1993 to $15.0 million in fiscal 1994 and to $20.2 million in fiscal 1995. Such net expense, which represents the Company's internally funded development efforts, reflects the Company's commitment to maintaining a high level of engineering and product development effort to enhance its competitive position. Engineering and product development expense in fiscal 1995 includes approximately $2.2 million related to the Voyager engineering organization in St. Paul, Minnesota. The low sales volume achieved during the first two quarters of the year further contributed to the percentage increase in engineering and product development from 15.8% of revenue in fiscal 1994 to 20.7% in fiscal 1995. The Company considered the slowdown in the first half of fiscal 1995 to be temporary and thus did not scale back critical long-term resources in proportion with the shortfall in incoming orders. The Company intends to continue to invest significant resources in the development of next-generation products for both memory and logic applications, and thus expects engineering and product development expenses in fiscal 1996 to increase as compared to fiscal 1995.

  Selling, General and Administrative Expense

     Selling, general and administrative expense increased from $16.0 million in fiscal 1993 to $18.1 million in fiscal 1994 and to $21.4 million in fiscal 1995. The increase is attributable primarily to an increase in headcount from 148 at August 31, 1994 to 162 at August 31, 1995. In particular, the Company expanded its hiring efforts in the sales, marketing and service organizations in support of its continued emphasis on expanding its customer base and in response to the higher sales levels achieved during the second half of fiscal 1995. As a percentage of net revenues, selling, general and administrative expenses declined from 20.4% of revenue in fiscal 1993 to 18.1% in 1994 and increased to 21.9% in 1995. The primary cause of the percentage increase in fiscal 1995 was the low sales volume achieved during the first two quarters of the year. The Company considered the slowdown in the first half of fiscal 1995 to be temporary and thus did not scale back critical long-term resources in proportion with the shortfall in incoming orders. The Company expects selling, general and administrative expense to decline as a percentage of net revenues in fiscal 1996.

  Other Income and Expense

     Net other expense consists primarily of interest expense on notes payable and long-term obligations and the amortization of goodwill related to the acquisition of the Voyager, offset by interest income from the investment of the Company's cash balances. In fiscal 1993, funds from the Company's initial public offering in May 1993 were used to repay debt. Interest income was generated from the investment of the remaining funds and the proceeds of the Company's second public offering in October 1993, resulting in net interest income of $1.3 million in fiscal 1994. In fiscal 1995, net other expense totaled $0.2 million as the Company's cash balances were utilized for the MCT acquisition and to fund operations. In addition, the Company borrowed $22.4 million during fiscal 1995, resulting in additional interest expense.

  Income Taxes

     Effective September 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes." FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or income tax returns. In estimating future tax consequences, FAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates. Previously, the Company used the FAS 96 asset and liability approach that gave no recognition to future events other than the recovery of assets and settlement of liabilities at their carrying amounts. The cumulative effect of adopting FAS 109 resulted in a one-time credit to fiscal 1994 net income of $1.7 million or $0.24 per share.

     In connection with adopting FAS 109, management fully reserved net deferred tax assets that may be realized beyond one year after the date of adoption because of the uncertainty regarding their realization. At August 31, 1995, management again fully reserved deferred tax assets which may be realized beyond the ensuing twelve-month period because of the uncertainty regarding their realization.

     The Company's effective tax rate for fiscal 1995 was 3% (benefit) compared to 21% for fiscal 1994 and 11% for fiscal 1993. The low benefit rate in fiscal 1995 was due primarily to losses incurred early in the year. A substantial portion of the benefit has not been recognized due to the uncertainty of its realization. The Company's tax rate in the third and fourth quarters of fiscal 1995 was 22.5% as the Company returned to profitability. The Company expects its tax rate to increase to approximately 25% in fiscal 1996, although the actual effective tax rate achieved will vary depending on the level of profitability realized. The lower rates achieved in prior years were due primarily to unrestricted utilization of net operating loss carryforwards.

LIQUIDITY AND CAPITAL RESOURCES

     Operating activities provided net cash of $5.3 million and $5.1 million in fiscal 1993 and 1994, respectively, and used cash of $13.1 million in fiscal 1995. Cash flow from operations in fiscal 1993 was primarily attributable to net income in that year. In fiscal 1994, cash generated by net income was partially offset by the Company's investment in inventory for certain strategic programs designed to bolster relationships with major customers and an increase in accounts receivable caused by a disproportionate percentage of shipments occurring late in the fiscal year. In fiscal 1995, net cash used for operations was primarily attributable to the Company's net loss and to further increases in inventories and accounts receivable, offset by a non-cash write-off of acquired in-process technology and depreciation and amortization and by increased accounts payable and accrued liabilities. The increase in inventory in fiscal 1995 was primarily to facilitate anticipated new product shipments, to meet expected shipment levels, and to increase service and spares inventory to support the Company's growing installed base of testers, while the increase in accounts receivable was related to a disproportionate percentage of shipments occurring late in the fiscal year.

     Investing activities, other than purchases of short-term investments, consisted of property and equipment purchases and, in fiscal 1995, the purchase of the Voyager product line from MCT. Investing activities used net cash of $13.3 million, $16.7 million and $18.3 million in fiscal 1993, 1994 and 1995, respectively. The purchase of securities pledged as collateral under the Company's San Jose facility leases used $7.7 million of cash in fiscal 1994, and the termination in fiscal 1995 of the leases (see below) provided $7.7 million in cash. Net purchases of short-term investments used $7.9 million and $2.1 million of cash in fiscal 1993 and 1994, respectively, and net sales of short-term investments provided $10.1 million in fiscal 1995. During 1995, the Company purchased its general operating facilities and land for $8.6 million and purchased evaluation and test equipment associated with new products totalling approximately $6.2 million.

     Financing activities provided net cash of $18.4 million, $13.7 million and $23.6 million in fiscal 1993, 1994 and 1995, respectively. The Company's initial public offering of its common stock in May 1993 provided $23.9 million in fiscal 1993. The Company used $3.4 million from the proceeds of its initial public offering to pay $1.6 million on its working capital lines of credit and $1.8 million of equipment notes payable during fiscal 1993. A second public offering of common stock in October 1994 provided $13.6 million in fiscal 1994. The Company borrowed a total of $22.4 million during fiscal 1995 under its working capital lines of credit, a new $5.5 million real estate mortgage and $6.9 million in equipment financing.

     At August 31, 1995, the Company's cash, cash equivalents and short-term investments were $11.6 million, compared to $29.5 million at August 31, 1994. The decrease primarily reflects the cash used to acquire the Voyager from MCT and to fund operations during fiscal 1995. The Company maintains a $10.0 million bank line of credit which expires in January 1996. The agreement provides for borrowings not to exceed 80% of eligible domestic accounts receivable. The Company also maintains an additional $5.0 million line of credit guaranteed by the Export-Import Bank of the United States to support export sales. This agreement provides for borrowings not to exceed 90% of eligible foreign accounts receivable plus 70% of eligible inventory to support such receivables. Borrowings under these lines bear interest at prime (8.75% at August 31, 1995) plus 1.0% and 0.5% for the domestic and export lines of credit, respectively, and are collateralized by a security interest in substantially all of the Company's previously unencumbered tangible and intangible assets. The terms of the credit agreements require, among other terms, quarterly profitability, minimum amounts of tangible net worth, a minimum ratio of current assets to current liabilities, and a maximum ratio of indebtedness to net worth. The credit agreements also preclude the Company from taking certain actions without prior bank approval. Transactions subject to such prohibition include the declaration of cash dividends, certain significant asset acquisitions or dispositions, incurrence of certain additional indebtedness, and changing the nature of the Company's business. At August 31, 1995, the Company had borrowed $10.0 million under these lines of credit.

     During August, 1995, the Company entered into two agreements for additional working capital. The Company entered into a four-year, $1.9 million loan agreement to finance certain of the Company's testers used for customer demonstrations. The loan bears interest at 8.4%. The Company also obtained a four-year, $5.0 million loan secured by substantially all of the Company's previously unencumbered fixed assets and bearing interest at approximately 9.5% and payable in forty eight equal monthly installments. Each of these agreements contains cross-default provisions with the Company's bank lines of credit.

     On August 25, 1995, the Company purchased its general operating facilities and land in San Jose that was previously leased for $8.6 million. As a result of the transaction, the Company removed certain restrictions on $7.7 million of cash which was pledged as collateral under the first-loss guarantee of the terminated operating lease. The Company used approximately $3.3 million of the cash and a $5.5 million mortgage, secured by the property to acquire the land and building and to pay associated transaction fees. The mortgage loan bears interest at a rate of 8.125% per annum and is payable in 59 monthly installments of approximately $50,000 with a $4.6 million balloon payment in the final month.

     As of August 31, 1995, the Company had net working capital of approximately $44.9 million, including $31.4 million of accounts receivable and $38.1 million of inventories. The Company believes that because of the relatively long manufacturing cycle of its testers, and due to lengthening vendor lead times on certain critical components used in the manufacture of the Company's products, the Company's investment in inventories will continue to represent a significant portion of working capital.

     The Company's principal sources of liquidity as of August 31, 1995 consisted of approximately $11.6 million of cash and cash equivalents and $5.0 million of borrowings available under its domestic line of credit. The Company's liquidity is affected by many factors, including internal factors associated with normal, on-going operations, and external factors related to market dynamics and global economies. Although the Company's cash requirements will fluctuate based on the nature, timing, and extent of these factors, the Company believes that its cash flow from operations together with its cash, cash equivalents and available credit will be sufficient to meet both working capital and capital expenditure requirements throughout fiscal 1996.

                              THE SPECIAL MEETING

GENERAL

     This Proxy Statement/Prospectus is being furnished to holders of Megatest Common Stock in connection with the solicitation of proxies by the Megatest Board for use at the Special Meeting to be held at The Beverly Heritage, 1820 Barber Lane, Milpitas, California 95035, at 9:00 a.m., local time, on December 1, 1995, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders.

MATTER TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, stockholders of record of Megatest as of the close of business on October 24, 1995, will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and to approve the Merger.

     THE MEGATEST BOARD HAS DETERMINED THAT THE MERGER IS FAIR AND IN THE BEST INTERESTS OF MEGATEST AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, AND RECOMMENDS A VOTE BY THE STOCKHOLDERS OF MEGATEST FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

NOTIFICATION OF FINAL EXCHANGE RATIO

     Megatest and Teradyne anticipate that the final Exchange Ratio will be determined as of the close of business on November 24, 1995. Not later than the next business day, Megatest and Teradyne will issue a joint press release to notify Megatest stockholders of the final Exchange Ratio. In addition, Megatest stockholders may contact Megatest Investor Relations at (408) 451-3255 for information concerning the Exchange Ratio.

RECORD DATE; VOTING AT THE SPECIAL MEETING; VOTE REQUIRED

     The Megatest Board has fixed October 24, 1995 as the record date for the determination of the stockholders of Megatest entitled to notice of and to vote at the Special Meeting. Only holders of record of Megatest Common Stock on the record date will be entitled to notice of and to vote at the Special Meeting. As of October 24, 1995, there were 7,435,865 shares of Megatest Common Stock outstanding and entitled to vote, which were beneficially held by approximately 1,900 stockholders. Each record holder of Megatest Common Stock on the record date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the stockholders of Megatest at the Special Meeting.

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Megatest Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. The approval of the Merger Agreement and the Merger will require the affirmative vote of the holders of at least a majority of the outstanding shares of Megatest Common Stock entitled to vote thereon. Abstentions and broker non-votes will not be counted, but will have the practical effect of a vote against the Merger Agreement and the Merger since they represent one less vote for approval.

     As of October 24, 1995, directors and executive officers of Megatest and their affiliates may be deemed to be the beneficial owners of approximately 6.5% of the outstanding shares of Megatest Common Stock. Each of the directors and executive officers of Megatest plans to vote or direct the vote of all shares of Megatest Common Stock over which such director or officer has voting control in favor of the Merger Agreement and the Merger.

PROXIES

     This Proxy Statement/Prospectus is being furnished to holders of Megatest Common Stock in connection with the solicitation of proxies by and on behalf of the Megatest Board for use at the Special Meeting.

     All shares of Megatest Common Stock that are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not duly revoked in a timely manner, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR approval and adoption of the Merger Agreement and approval of the Merger.

     IF ANY OTHER MATTERS ARE PROPERLY PRESENTED FOR CONSIDERATION AT THE SPECIAL MEETING (OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF), INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF A MOTION TO ADJOURN OR POSTPONE THE SPECIAL MEETING TO ANOTHER TIME AND/OR PLACE, THE PERSONS NAMED IN THE ENCLOSED FORMS OF PROXY AND VOTING THEREUNDER WILL HAVE DISCRETION TO VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Megatest at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Megatest before taking the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Megatest Corporation, at 1321 Ridder Park Drive, San Jose, California 95131, Attention: Secretary, or hand-delivered to the Secretary of Megatest at or before taking the vote at the Special Meeting. Proxies or notices of revocation may also be sent by facsimile (facsimile no: 408-451-3447) to the attention of the Secretary of Megatest.

     In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Megatest in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Megatest also intends to retain a proxy solicitor to assist in the solicitation of proxies at an estimated fee of $10,000 plus reimbursement of reasonable expenses. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Megatest will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

     STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

GENERAL

     Under the Merger Agreement, Merger Sub will merge with and into Megatest, which will continue as the surviving corporation. At the Effective Time of the Merger, (i) each outstanding share of Megatest Common Stock (other than treasury shares of Megatest Common Stock to be canceled) will be converted into the right to receive 0.9091 shares of Teradyne Common Stock, subject to adjustment in accordance with the formula contained in the Merger Agreement and based upon the average of the closing prices of Teradyne Common Stock for the twenty consecutive days on which Teradyne Common Stock is traded on the NYSE ending on the fifth calendar day immediately preceding the day on which the Special Meeting is held, (ii) each treasury share of Megatest and each share of Megatest Common Stock owned by Merger Sub, Teradyne or any wholly owned subsidiary of Teradyne or Megatest will be canceled and (iii) each outstanding share of common stock of Merger Sub will be converted into one share of Megatest Common Stock. No fractional shares of Teradyne Common Stock will be issued in the Merger. In lieu thereof each holder of Megatest Common Stock who would otherwise be entitled to a fraction of a share of Teradyne Common Stock shall receive from Teradyne an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average of the closing prices of Teradyne Common Stock for the twenty consecutive days on which Teradyne Common Stock is traded on the NYSE ending on the fifth calendar day immediately preceding the day on which the Special Meeting is held. Megatest will become a wholly owned subsidiary of Teradyne, and the stockholders of Megatest will become shareholders of Teradyne. See "The Merger Agreement and Related Agreements -- Exchange Ratio; Conversion of Shares; Adjustment to Exchange Ratio."

     All options to purchase Megatest Common Stock then outstanding under the Company Stock Option Plans shall be assumed by Teradyne. Immediately prior to the Effective Time, all rights to purchase Megatest Common Stock then outstanding under the Company Stock Purchase Plan (as defined) shall be exercised and the shares so purchased shall be converted into Teradyne Common Stock at the Effective Time.

BACKGROUND OF THE MERGER

     The possibility of a strategic combination was first raised in general terms by Alexander V. d'Arbeloff, Teradyne's President and Chairman of the Board to James W. Bagley, a member of Megatest's Board of Directors, in January of 1995. Mr. d'Arbeloff and Mr. Bagley serve together on the Board of Directors of Semi-Sematech Inc., a semiconductor equipment industry consortium associated with Sematech, Inc.

     In January and February of 1995, Megatest's President and Chief Executive Officer, John E. Halter and Mr. Bagley, each received telephone calls from Mr. d'Arbeloff, Teradyne's President, expressing interest in exploring a business relationship between the two companies. Mr. Halter and Mr. d'Arbeloff subsequently spoke with one another on several occasions during the next few months, about the possible benefits of a business combination. Mr. Halter and Mr. d'Arbeloff met in the evening of March 27, 1995 and again on the morning of March 28, 1995 for further discussions. The conversations between Mr. Halter and Mr. d'Arbeloff focused on the potential synergies of a combined company and, in particular, discussed the need for Megatest to have substantially greater resources to cost-effectively support its customers. The financial terms of a combination of the two companies was not specifically discussed at these meetings. On each of these occasions, Mr. Halter indicated that Megatest was interested in continuing discussions with Teradyne but expressed management's view that the current price of Megatest Common Stock did not reflect Megatest's fair value.

     In this regard, between January 1 and April 30, 1995, Megatest's common stock traded in a range from $6.13 to $11.88. Megatest's management believed that such trading range reflected Megatest's significant operating losses in its fiscal quarters ended November 30, 1994 and February 28, 1995, as well as investor uncertainty as to Megatest's future performance. Notwithstanding the stock market's valuation of Megatest, management of Megatest continued to believe that the decline in its orders and revenue was a temporary occurrence, and that Megatest could return to profitability in the second half of fiscal 1995.

     In March 1995, Mr. Bagley contacted an executive officer of another semiconductor ATE company and met to discuss, among other things, a possible strategic combination. Representatives of such company did not express any interest after that meeting concerning a possible combination.

     At the meeting of the Megatest Board on March 30, 1995, Mr. Halter and Mr. Bagley advised the Board of recent contacts with representatives of other semiconductor ATE companies regarding possible business combinations, but indicated that no serious discussions had occurred.

     On May 23, 1995, George W. Chamillard, Executive Vice President of Teradyne, and James A. Prestridge, Executive Vice President of Teradyne, met with Mr. Halter to discuss the strengths of the two companies and the potential commercial benefits that could be achieved through a business combination. During May and June there were several telephone conversations between Mr. Halter, on behalf of Megatest, and Messrs. d'Arbeloff, Prestridge and Chamillard, on behalf of Teradyne. These discussions continued to center around the mutual benefits of a combination to both companies, the need to carefully merge corporate cultures, and the bases upon which a "fair" price for the acquisition could be established, although specific financial terms were not discussed. In addition, the need for appropriate non-disclosure agreements before either party would disclose pertinent non-public information and the need to limit the disclosure of such information to a limited number of individuals from either company were also discussed. On May 24, 1995, at a regularly scheduled meeting of Teradyne's Board of Directors, the Teradyne Board was notified by Mr. d'Arbeloff as to recent discussions with representatives of Megatest.

     On June 22, 1995, Megatest's Board of Directors met. At that meeting, Mr. Halter apprised the Board of recent discussions with representatives of Teradyne as well as with representatives of other semiconductor ATE companies. Megatest's Board of Directors authorized Mr. Halter to pursue discussions with such companies regarding the possibility of a business combination. At a follow-up meeting held on June 28, 1995, Mr. Halter advised the Board that he would seek to retain Montgomery Securities ("Montgomery") to serve as Megatest's financial advisor. He noted that Montgomery had acted as Megatest's investment banker in other matters and reviewed with the Board Montgomery's qualifications.

     In July, Mr. Halter and senior executives of Teradyne began negotiating the terms of a non-disclosure agreement, so that limited financial information could be passed between the companies to better help evaluate a possible combination. Also, on July 12, 1995, an informal meeting at the Semicon trade show was held between Mr. Halter, Mr. d'Arbeloff, Mr. Chamillard and Owen W. Robbins, Executive Vice President of Teradyne. On July 24, 1995, Megatest retained Montgomery to serve as its financial advisor. Mr. Halter met with Peter Stoneberg of Montgomery to determine if any other semiconductor ATE companies could be viewed as possible strategic partners for Megatest and therefore should be contacted. Mr. Halter and Mr. Stoneberg determined to make only discreet inquiries in order to avoid the possible damage to Megatest's business that could have arisen if Megatest's customers believed that it was no longer viable as an independent company. Mr. Halter and Mr. Stoneberg further determined not to contact any ATE company that in recent months had declined to express an interest in Megatest or that did not appear to offer strategic benefits to Megatest's stockholders. Montgomery then contacted the only other semiconductor ATE company that was viewed as a possible strategic partner, and that company declined to respond. While no reports were prepared for the Board of Directors by Mr. Halter or Montgomery as to other possible strategic partners, Mr. Halter orally updated the Board at a subsequent meeting of his decision concerning contacts with other possible strategic partners and the results of the contacts made by Montgomery.

     On July 20, 1995, Teradyne and Megatest executed a non-disclosure agreement. Shortly thereafter on July 26, 1995, Mr. Prestridge, Mr. Chamillard and Mr. Robbins of Teradyne met with Mr. Halter, Paul W. Emery II, Vice President and Chief Financial Officer of Megatest, and Mr. Stoneberg of Montgomery to discuss Megatest's commercial prospects, the benefits to each company of a combination, and the preliminary terms of a transaction. Representatives of Teradyne indicated that, in the absence of clear strategic benefits, Teradyne would not consider a combination that would be dilutive to its operating results. Mr. Stoneberg indicated that median premiums paid for technology companies have been in the range of 45% above the market price of the acquired company thirty days prior to the announcement of the acquisition and that such a premium would be both fair and non-dilutive to Teradyne's 1996 operating results.

     On July 28, 1995, Mr. Halter reported to members of the Megatest Board on the status of discussions with representatives of Teradyne. At the meeting, Mr. Halter advised the Board of the discussions held on July 20 and 26, 1995 with representatives of Teradyne as indicated above. He noted to the Board his preliminary assessment of the benefits and risks to Megatest of a combination with Teradyne, and he advised the Board that he was awaiting a response from Teradyne as to whether it was interested in continuing to pursue discussions with Megatest.

     On August 4, 1995, Teradyne management reported to the Board of Directors of Teradyne the results of management's preliminary conversations with Megatest and together with S.G.Warburg & Co. Inc. ("S.G.Warburg"), Teradyne's financial advisors, presented a review of publicly available information concerning Megatest and financial information provided by Megatest. The Board of Directors of Teradyne authorized Teradyne's management to pursue a business combination with Megatest.

     On August 7, 1995, Clark Gerhardt, Peter Stoneberg, John Hershey and Katherine Marantette of Montgomery met with Gerard Eastman and Robert Heath of S.G.Warburg to discuss the process of the transaction and valuation ranges. On August 17 and 18, 1995, Mr. Halter of Megatest and Mr. Stoneberg of Montgomery had numerous telephone conversations with Mr. Robbins and Mr. Prestridge of Teradyne and Mr. Eastman of S.G.Warburg to discuss an exchange ratio. Teradyne indicated its willingness to exchange 0.8000 shares of Teradyne common stock for one share of Megatest common stock, and Megatest indicated that it could agree to a 0.9091 exchange rate. No agreement was reached between the parties.

     On August 9, 10, 16 and 22, 1995, the Megatest Board of Directors held meetings by telephone conference. At these meetings, Mr. Halter updated the Board on discussions with representatives of Teradyne. At the August 10, 1995 meeting, representatives of Montgomery presented a preliminary analysis of a possible combination between Megatest and Teradyne and discussed alternatives available to Megatest. In particular, the Board discussed the alternative of remaining independent, and representatives of Montgomery reviewed current financial market conditions and the possibility of Megatest's raising working capital through an offering of securities. Following these meetings, the Board authorized Megatest's management to continue discussions with Teradyne to determine whether a favorable transaction could be structured that would benefit Megatest's stockholders. The Board determined that, should a favorable combination with Teradyne not be available, the possibility of raising working capital through a public offering could be considered at a later meeting, following completion of Megatest's fourth fiscal quarter. For the reasons discussed above, the Board determined not to pursue discussions with other possible strategic partners.

     On August 16, 1995, a non-disclosure agreement was signed by the parties superseding the non-disclosure agreement executed on July 20, 1995. On August 18, 1995, representatives of the companies met to exchange more detailed information and to discuss the preliminary terms of a transaction.

     Certain members of the management of both companies, their legal advisors, accountants and financial advisors met on August 22 and 23, 1995 in Palo Alto, California to conduct a due diligence review of sales, marketing, product development and engineering, financial, human resources, operations and legal matters of the respective companies. Due diligence discussions continued into the following week.

     On August 21, 1995, Mr. Halter on behalf of Megatest and Mr. Robbins on behalf of Teradyne reached preliminary agreement on a number of the material terms of the transaction. The principal terms agreed to by the parties included the form of consideration (Teradyne common stock), the accounting treatment (pooling of interests), the fact that break-up fees would be included (although no agreement was reached on the magnitude of those fees) and a preliminary exchange ratio (0.9091 shares of Teradyne common stock for each share of Megatest). The exchange ratio, in particular, was contingent on final negotiations of a definitive agreement between the parties and Megatest achieving certain operating results for its fourth fiscal quarter, which operating results Megatest subsequently achieved. Material terms under consideration as to which no agreement was reached included whether any adjustments to the exchange ratio would be made in the event of a substantial increase or decrease in the price of Teradyne common stock after announcement of the transaction. The parties substantially completed their due diligence review and commenced the negotiation of definitive documentation.

     On September 1, the Board of Directors of Megatest met to discuss the status of the ongoing negotiations with Teradyne, and considered the terms of the definitive agreement between the parties. Representatives of Montgomery presented an analysis of a combination with Teradyne based on the terms under discussion. The Board noted the decline in the value of a share of Teradyne common stock from $41.31 on August 18, 1995 to $37.37 on September 1, 1995, and reviewed various legal and other issues relevant to a combination with Teradyne. Following such presentation and review, the Board directed Mr. Halter to continue negotiations with Teradyne regarding the terms of the exchange ratio and to seek additional adjustments to the exchange ratio for Megatest stockholders against a potential further decline in Teradyne's stock price. Mr. Stoneberg of Montgomery contacted Mr. Eastman of S.G. Warburg to seek further meetings between the parties. On September 2 and 3, 1995, Mr. Halter and Mr. Bagley on behalf of Megatest and Mr. Stoneberg on behalf of Montgomery had multiple discussions with Mr. d'Arbeloff of Teradyne and Mr. Eastman of S.G. Warburg regarding the exchange ratio and adjustments to the exchange ratio in the event of an increase or decrease in the price of Teradyne Common Stock. On September 3, 1995, the parties agreed to the exchange ratio and adjustments thereto, and on September 5, 1995, the companies agreed upon the final terms of the Merger Agreement and related agreements, which were ratified and approved by the Board of Directors of both companies on such date. The companies executed the Merger Agreement late in the evening on Tuesday, September 5, 1995, and the agreement to merge was announced early the following morning by the issuance of a joint press release at 9:00 a.m., Eastern Time, on September 6, 1995.

MEGATEST'S REASONS FOR THE MERGER; RECOMMENDATION OF THE MEGATEST BOARD

     The Megatest Board has unanimously approved the Merger Agreement and determined that the Merger is fair and in the best interests of Megatest and its stockholders. THE MEGATEST BOARD UNANIMOUSLY RECOMMENDS THAT MEGATEST STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER. The Megatest Board based its approval of the Merger upon its determination that the Exchange Ratio is fair to Megatest and its stockholders and upon the following factors deemed material by the Board:

     - The investment required to develop a new integrated circuit tester is estimated to be in excess of $30 million. In addition, the time period to recover such investment is shortening as IC manufacturers develop next generations of products at an increasing rate. As a result, an ATE supplier must have available the resources to make the significant research and development investments necessary to remain a technology leader and with a level of sales sufficient to recover their investment. By combining with Teradyne, Megatest will have access to greater financial resources to fund increasingly complex and costly development programs. Furthermore, Megatest and Teradyne will be able to combine research and development efforts and focus their resources to increase the breadth of their product lines and reduce the overall time to market for new products. Moreover, management believes that, in combination with Teradyne's research and development resources, Megatest can develop common platforms for a broad range of ATE products.

     - Many of the products offered by Megatest and Teradyne are complementary or targeted at different applications within the ATE market. In many cases, Megatest believes that it has been successful competing against Teradyne by targeting its products at different applications within the ATE market, such as FLASH memory applications and low end test applications for microprocessor controllers, FPGAs and PLDs where Teradyne does not have a presence. The combination of the two companies will afford each company the opportunity to sell its testers into the other's customer base. Historically, Megatest has had a highly concentrated customer base with its top five customers accounting for a substantial portion of net revenues in fiscal 1995. As a result of its concentrated customer base, Megatest has experienced significant volatility in its revenues, most notably in the first and second quarters of fiscal 1995. By combining with Teradyne, Megatest will have an opportunity to diversify its customer base that may be difficult to achieve otherwise. In particular, Megatest's ability to sell its testers to larger IC manufacturers, who may be reluctant to purchase products from a relatively small company such as Megatest, will be enhanced. Access to Teradyne's broader customer base also may make available new opportunities for other products such as Megatest's low-cost tester, the Voyager.

     - Furthermore, following the combination, Megatest will have access to Teradyne's substantially larger marketing, sales, support and service personnel, both in the United States and throughout the world, to support Megatest's products and customers. IC manufacturers are increasingly demanding local service and support from their equipment suppliers, and the ability to offer such worldwide service and support requires significant investment in infrastructure, including the establishment and maintenance of facilities throughout the world. By combining with Teradyne, Megatest will both increase its worldwide presence and reduce its cost to make such presence available to its customers.

     - By combining with Teradyne, Megatest believes that it will gain access to Teradyne's advanced manufacturing capabilities and attain economies of scale in many areas, including procurement of components and subassemblies. In particular, Megatest expects to take advantage of Teradyne's more vertically integrated operations and circuit board fabrication capabilities to obtain high quality output for its products. Furthermore, Megatest believes it will be able to receive enhanced support from component suppliers for whom the volumes required by Megatest currently are too small to enable those suppliers to make the significant investments required to continue to provide state-of-the-art components used in Megatest's testers. While no assurance can be given that the combination with Teradyne will enable Megatest to reduce the per unit price of its systems, Megatest believes the combined companies will realize benefits for both customers and stockholders by virtue of greater control of the manufacturing of its testers and greater support from its suppliers.

     In the course of its deliberations during meetings held on August 9, 10, 16 and 22 and September 1 and 5, 1995, the Megatest Board reviewed the foregoing and considered, among other matters, (i) information concerning Megatest's and Teradyne's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, which enabled the Megatest Board to conclude that Megatest could be strengthened through a combination with Teradyne, (ii) current financial market conditions and historical market prices, volatility and trading information with respect to Megatest Common Stock and Teradyne Common Stock, (iii) the consideration to be received by Megatest stockholders in the Merger, including the fact that the market value of Teradyne Common Stock to be issued in exchange for each share of Megatest Common Stock represented a significant premium over the highest trading price of Megatest's Common Stock since Megatest's initial public offering in May 1993 (the Merger consideration represented a premium of approximately 40.3% over the closing sales price of $23 5/8 per share of Megatest Common Stock on September 1, 1995, the last trading day prior to the date of the Megatest Board meeting at which the Merger was approved), (iv) the fact that Teradyne's Common Stock has experienced significantly less volatility than Megatest's Common Stock because of Teradyne's more consistent operating results, longer history and larger, more diversified business, (v) a comparison of selected recent acquisition and merger transactions regarding semiconductor capital equipment companies and publicly held technology companies, which indicated that the premium to be received by Megatest's stockholders over the recent trading price of Megatest Common Stock compared favorably with premiums paid in similar acquisitions, (vi) the belief that the terms of the Merger Agreement, including the parties' representations, warranties and covenants, are reasonable and the fact that the Merger Agreement did not contain any extraordinary closing condition on Teradyne's obligations, which provided assurance to the Megatest Board that, if announced, the Merger would likely be consummated unless challenged under the antitrust laws, (vii) the ability of Megatest to consider other acquisition proposals and to terminate the Merger Agreement for a Superior Proposal, subject to the payment of a fee to Teradyne, (viii) the fact that the Merger is expected to be accounted for as a pooling of interests, as a result of which no additional goodwill will be created on the financial statements of Teradyne, and is intended to be tax-free for federal income tax purposes, (ix) a financial presentation by Montgomery Securities, including the opinion of Montgomery Securities rendered at the September 5, 1995 meeting of Megatest's Board of Directors that the consideration to be received by Megatest's stockholders pursuant to the Merger was fair to the Megatest stockholders from a financial point of view as of the date of such opinion, (x) the impact of the Merger upon Megatest's customers and employees, who management believed would likely support the Merger and whose continued support for Megatest would be critical to assuring the success of the Merger, and (xi) reports from Megatest's management, financial advisors and legal advisors as to the results of their due diligence investigation of Teradyne.

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

     The Board of Directors of Megatest also considered a number of potentially negative factors in its deliberations concerning the Merger, including, but not limited to, (i) the fact that Megatest's stand-alone business prospects were significantly more favorable at the end of fiscal 1995 than at the beginning and the attendant concern that the market price of Megatest Common Stock continued not to reflect management and the Board of Directors' view that such price did not fully reflect the longer term value of the stock, (ii) the difficulties in integrating different cultures and management styles at Megatest and Teradyne, and the risk that the benefits sought to be achieved in the Merger will not be achieved, (iii) the diversion of Megatest management's time to consummate the Merger, and the possibility that Megatest's business will be damaged if a transaction is announced but not concluded, and (iv) the other risks described above under "Risk Factors." The Board of Directors of Megatest discussed with management the prospects for combinations with companies other than Teradyne and the possibility that the benefits described above could be achieved through any such combination, as well as the risks and benefits of a stand-alone strategy.

     In view of the wide variety of factors considered by the Megatest Board, the Megatest Board did not find it practicable to qualify or otherwise assign relative weight to the specific factors considered. However, after taking account all of the factors set forth above, the Megatest Board determined unanimously that the Merger was fair and in the best interests of Megatest and its stockholders and that Megatest should proceed with the Merger and the Merger Agreement.

OPINION OF MEGATEST'S FINANCIAL ADVISOR

     On July 24, 1995, Megatest retained Montgomery as its financial advisor in connection with the Merger. Montgomery is a nationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Megatest retained Montgomery as its financial advisor and to render to Megatest's Board of Directors an opinion with respect to the fairness, from a financial point of view, of the consideration to be received for the Megatest Common Stock pursuant to the Merger, on the basis of its experience and expertise in transactions similar to the Merger and its reputation in the investment banking community.

     At the September 5, 1995 meeting of Megatest's Board of Directors Montgomery delivered its oral opinion, subsequently confirmed in writing as of that date, that the consideration to be received by Megatest's stockholders (other than Teradyne or any direct or indirect wholly owned subsidiary of Teradyne and Megatest) in the Merger is fair to Megatest's stockholders from a financial point of view, as of such date. No limitations were imposed by Megatest on Montgomery with respect to the investigations made or procedures followed in rendering its opinion.

     THE FULL TEXT OF MONTGOMERY'S WRITTEN OPINION TO THE MEGATEST BOARD IS ATTACHED HERETO AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT/PROSPECTUS. THE FOLLOWING SUMMARY OF MONTGOMERY'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. MONTGOMERY'S OPINION IS ADDRESSED TO THE MEGATEST BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY MEGATEST STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. IN FURNISHING ITS OPINION, MONTGOMERY DID NOT ADMIT THAT IT IS AN EXPERT WITHIN THE MEANING OF THE TERM "EXPERT" AS USED IN THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR THAT ITS OPINION CONSTITUTES A REPORT OR VALUATION WITHIN THE MEANING OF SECTION 11 OF THE SECURITIES ACT, AND STATEMENTS TO SUCH EFFECT ARE INCLUDED IN THE TEXT OF MONTGOMERY'S WRITTEN OPINION.

     In connection with its opinion, Montgomery, among other things: (i) reviewed certain publicly available financial and other data with respect to Megatest and Teradyne including the consolidated financial statements for recent years and interim periods to May 31, 1995 and July 2, 1995, respectively, and certain other relevant financial and operating data relating to Megatest and Teradyne made available to Montgomery from published sources and from the internal records of Megatest and Teradyne; (ii) reviewed the form of the Merger Agreement provided to Montgomery by Megatest; (iii) reviewed certain historical market prices and trading volumes of Megatest Common Stock on the Nasdaq National Market and Teradyne Common Stock on the NYSE; (iv) compared Megatest and Teradyne from a financial point of view with certain other companies in the semiconductor equipment industry that Montgomery deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the semiconductor equipment industry that Montgomery deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of Megatest and Teradyne certain information of a business and financial nature regarding Megatest and Teradyne furnished to Montgomery by them, including financial forecasts and related assumptions of Megatest and Teradyne; (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Megatest's counsel; and (viii) performed such other analyses and examinations as Montgomery deemed appropriate.

     In connection with its review, Montgomery relied upon the accuracy and completeness of the foregoing information and did not assume any obligation independently to verify such information. With respect to the financial forecasts for Megatest and Teradyne provided to Montgomery by their respective managements, Montgomery assumed with Megatest's consent for purposes of this opinion that they were reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of Megatest or Teradyne and that they provided a reasonable basis upon which Montgomery could form its opinion. Neither Megatest nor Teradyne publicly discloses internal management forecasts of the type provided to Montgomery in connection with Montgomery's review of the Merger. Such forecasts were not prepared with a view toward public disclosure. In addition, such forecasts were based upon numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts. Montgomery has assumed no liability for such forecasts. Montgomery also assumed that there were not material changes in Megatest's or Teradyne's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to Montgomery. Montgomery relied on advice of counsel and independent accountants to Megatest as to all legal and financial reporting matters with respect to Megatest, the Merger and the Merger Agreement. In addition, Montgomery did not assume any responsibility for making an independent evaluation, appraisal or physical inspection of the assets or liabilities of Megatest or Teradyne, nor was Montgomery furnished with any such appraisals. Further, Montgomery's opinion was based on economic, monetary and market conditions existing on, and the information made available to it, as of September 5, 1995.

     Montgomery further assumed, with Megatest's consent, that the Merger will be consummated in accordance with the terms described in the form of Merger Agreement provided to it, without any further amendments thereto, and without waiver by Megatest of any of the conditions to its obligations thereunder.

     Set forth below is a brief summary of the analyses and reports presented by Montgomery to the Megatest Board on September 1 and 5, 1995 in connection with its opinion. Montgomery also presented a preliminary analysis to the Megatest Board on August 10, 1995, which did not differ materially from its later presentation.

     Comparable Public Company Analysis. Using public and other available information, Montgomery reviewed various historical and projected financial, operating and stock market data of Megatest in comparison to certain publicly-traded technology companies that it considered relevant for purposes of this analysis. Included among these comparable companies are the following "back-end" semiconductor capital equipment companies: Aseco Corp., Credence Systems Corporation, Electroglas, Inc., GenRad, Inc., Kulicke and Soffa Industries, Inc., LTX Corporation and Teradyne.

     Montgomery compared, among other things, the valuation of the consideration to be paid in the Merger for Megatest to the median valuation of the comparable back-end companies using a variety of financial valuation measures. Montgomery determined that the median multiple of the last twelve months ("LTM") net revenues for comparable back-end companies was 2.7. Montgomery determined that, based upon forecasts for the calendar year ending December 31, 1995, the median multiple of net income for comparable back-end companies was 18.0. Montgomery determined that, based upon forecasts for the calendar year ending December 31, 1996, the median multiple of net income for comparable back-end companies was
14.0. Based on the analysis of publicly traded comparable back-end companies, Montgomery determined that Megatest's

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

implied value ranged from approximately $150 million to approximately $250 million, or $19.09 to $31.67 per share of Megatest Common Stock.

     Selected Comparable Merger Analysis. Montgomery also reviewed with the Board of Directors of Megatest certain publicly available financial information for selected mergers and acquisitions of technology companies.

     Montgomery compared the acquisition prices paid in other acquisition transactions involving semiconductor capital equipment companies, and based upon the multiple of aggregate value (total market capitalization plus long-term debt less cash and cash equivalents) to LTM revenue and earnings before interest and taxes ("EBIT") and the multiple of equity value to LTM net income for the following transactions involving semiconductor capital equipment companies (to the extent information was available): Credence Systems/EPRO, Hewlett-Packard/Versatest, Tencor/Prometrix, Silicon Valley Group/Perkin-Elmer Optical Lithography, Silicon Valley Group/Thermo Systems, and acquisitions by investor and management groups of Electroglas and Ultratech Stepper. This analysis yielded a range of multiples including (i) aggregate value to revenue of 0.2 to 2.1 with a mean of 0.9 and a median of 0.7; (ii) aggregate value to EBIT of 4.9 to 10.6 with a mean of 7.7 and a median of 7.5; (iii) equity value to net income of 4.3 to 23.2 with a mean of 13.4 and a median of 12.8. The comparable multiples for the acquisition of Megatest by Teradyne, based on Megatest's LTM revenues, calendar year 1995 and 1996 estimated revenues, EBIT and net income, imply aggregate values ranging from approximately $56 million to $262 million. Montgomery determined that comparable multiples for Megatest's LTM EBIT and net income were not meaningful as valuation multiples given Megatest's negative LTM EBIT and net income.

     Montgomery also examined the acquisition premiums paid in a number of acquisitions of publicly-traded technology companies. The transactions reviewed for this analysis included approximately 50 acquisitions completed or pending since July 1991 in which the consideration paid consisted in whole or in part of stock of the acquiring company. Montgomery compared among other things the percentage premiums represented by the consideration paid in the transaction over the market price for the target company's stock at one, seven and thirty days prior to announcement of the transaction. In the time period 30 days prior to the date of the Megatest Board meeting at which the Merger was approved, this analysis yielded a range of percentage premiums for transactions accounted for as a pooling of interests of (28.5%) to 222.4% with an average of 45.9%. The comparable premium for the acquisition of Megatest by Teradyne is 67.8%, which is comparable to the average of other technology company transactions accounted for as a pooling of interests. The average premiums based on the market price one and seven days prior to the date of the Megatest Board meeting at which the Merger was approved, were 36.0% and 39.8%, respectively, for transactions accounted for as a pooling of interests compared to 40.3% and 52.4%, respectively, for the acquisition of Megatest. A comparable analysis of transactions involving the acquisitions of companies accounted for as a purchase instead of as a pooling of interests of stock yielded lower ranges of percentage premiums. Because of the difference in transaction structure and, in some cases, consideration paid in these acquisitions, comparison of these premiums is not as meaningful.

     No company or transaction used in the above analyses as a comparison is identical to Megatest, Teradyne or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and transactions, and other factors that could affect the public trading value of the companies and transactions with which Megatest, Teradyne and the Merger are being compared.

     Discounted Cash Flow Analysis. In performing its analysis of Megatest, Montgomery also relied upon a discounted cash flow analysis. In such an analysis, Montgomery estimated a range of equity valuations for Megatest based upon an analysis of financial forecasts through Megatest's fiscal year ending August 31, 2000 that Montgomery developed after discussions with management of Megatest.

     To arrive at an equity valuation of Megatest, Montgomery discounted the after-tax cash flows that resulted from the aforementioned financial forecasts. The after-tax cash flows were discounted using discount rates ranging from 20% to 30%, based upon a variety of factors including, among other things, Megatest's cost of debt, its capitalization ratio and the cost of equity for other semiconductor capital equipment companies.

The range of discount rates also reflects the risk assumptions applied by Montgomery to the financial forecasts. Montgomery added to the present value of the cash flows the terminal value of Megatest as of August 31, 2000, discounted back at the same discount rates. The terminal value was computed by multiplying Megatest's EBIT in the year 2000 by a range of terminal multiples. This range of terminal multiples was based upon the characteristics of comparable technology companies.

     The aggregate value for Megatest derived from Montgomery's discounted cash flow analysis ranged from $183 million to $424 million. For purposes of its analysis, Montgomery assumed a 25% discount rate and an EBIT multiple ranging from 13.0x and 17.0x, which assumptions reflect an average of the cost of unlevered equity capital and EBIT, respectively, for comparable semiconductor equipment companies, adjusted as appropriate for factors relevant to Megatest. Based on such assumptions, Montgomery's discounted cash flow analysis indicated a range of aggregate values for Megatest from $223 million to $284 million. To derive an equity value from the aggregate value, Montgomery deducted Megatest's total outstanding debt and added back its cash balances. The resulting equity values per share of Megatest Common Stock, based on the foregoing assumptions and assuming the exercise of Megatest's stock options, ranged from a low of $26.62 to a high of $34.14, as compared with the consideration proposed for Megatest Common Stock in the Merger (which is equal to $33.15 per share assuming a stock price of $37 3/8 per share and an exchange ratio of 0.8869 for each share of Megatest Common Stock).

     Montgomery also reported to the Board on recent trading history of Megatest Common Stock and Teradyne Common Stock and on its analysis of the contribution to be made by Megatest to the combined companies' estimated operating results, as described below.

     Stock Trading History Analysis. Using public and other available information, Montgomery examined the history of trading prices and volume for Megatest Common Stock and Teradyne Common Stock both separately and in relation to each other, and also in relation to a composite industry index comprised of U.S. public companies in the semiconductor capital equipment industry and to the Nasdaq Index. The composite industry index included Applied Materials, Inc., Electroglas, FSI International, Gasonics International Corporation, KLA Instruments, Kulicke and Soffa Industries, Lam Research Corporation, LTX, Novellus Systems, Inc., SubMicron Systems Corporation, Silicon Valley Group, Teradyne, Tencor Instruments, Inc. and Ultratech Stepper, Inc. The analysis showed, among other things, that for the period from January 3, 1995 through August 28, 1995, Megatest Common Stock increased approximately 228% in value, outperforming both Teradyne Common Stock, which increased approximately 126% in value, and the various indexes which increased 35.6% in the case of the Nasdaq Index and 131% in the case of the composite industry index.

     Based on the analysis of the volume of Megatest's stock traded at various prices, Montgomery also advised Megatest's Board of Directors that the consideration to be paid in the Merger to Megatest's stockholders, assuming a Teradyne stock price of $37 3/8 per share, the closing price of Teradyne Common Stock on September 1, 1995, represented a value substantially in excess of the purchase price paid by all of Megatest's stockholders since Megatest's initial public offering in May 1993.

     Contribution Analysis. Megatest stockholders will receive approximately 6.8% of the total shares outstanding of the combined companies after the Merger is completed. To compare this ownership percentage to the relative contribution made to the combined companies, Montgomery analyzed the contribution of each of Megatest and Teradyne to certain statement of operations items for the combined companies on a pro forma basis. Montgomery analyzed the statement of operations contribution of each of Megatest and Teradyne to the combined companies on a pro forma basis for the year ending December 31, 1996, using financial forecasts of Megatest and Teradyne provided by their respective managements. This analysis showed, among other things, that assuming no revenue enhancement or cost savings arising from the combination of the two companies, Megatest would contribute 12.0% of the combined companies' 1996 forecasted net revenues and 7.5% of the combined companies' 1996 forecasted operating income. Based on such analysis, Montgomery concluded that, notwithstanding the premium to be received by Megatest's stockholders, the Merger would be non-dilutive to the combined companies' 1996 forecasted operating income, which representatives of Teradyne had indicated would be an important factor in determining whether to proceed with the transaction.

     The summary set forth above does not purport to be a complete description of the presentation by Montgomery to the Megatest Board or of the analyses performed by Montgomery. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Montgomery believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Megatest Board. In addition, Montgomery may have given various analyses more or less weight than other analyses, and valuations resulting from any particular analysis described above should not be taken to be Montgomery's view of the actual value of Megatest or the combined companies. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

     In performing its analyses, Montgomery made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Megatest or Teradyne. The analyses performed by Montgomery are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of Montgomery's analysis of the fairness of the Merger to Megatest and were provided to the Megatest Board in connection with the delivery of Montgomery's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Montgomery used in its analyses various projections of future performance prepared by the management of Megatest and Teradyne. The projections are based on numerous variables and assumptions, are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

     As described above, Montgomery's opinion and presentation to the Megatest Board were among the many factors taken into consideration by the Megatest Board in making its determination to approve the Merger.

     Megatest has agreed to pay Montgomery a fee for its services pursuant to the terms of the letter agreement equal to 1% of the aggregate market value of Megatest's outstanding capital stock up to a price of $30.00, plus 2% of the amount by which the total consideration involved in the sale exceeds such market value. A significant portion of such fee is contingent upon the closing of the Merger. Megatest has also agreed to reimburse Montgomery for its reasonable out-of-pocket expenses. Pursuant to a separate letter agreement, Megatest has agreed to indemnify Montgomery, its affiliates, and each of their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws. The amount of compensation to be paid to Montgomery in connection with its engagement has been determined by negotiation between Megatest and Montgomery.

     In the ordinary course of its business, Montgomery actively trades equity securities of Megatest for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Montgomery has also acted as an underwriter in connection with offerings of securities of Megatest and performed various investment banking services for Megatest.

TERADYNE'S REASONS FOR THE MERGER

     Teradyne believes that the Merger will enhance its position as a leading supplier of electronic test systems. Teradyne has identified several potential benefits of the Merger that it believes will contribute to the success of the combined company. Those benefits include principally the following:

     - the opportunity to increase Teradyne's customer base through the sale of Teradyne products to Megatest customers. Many of the products offered by Teradyne or Megatest are complementary;

     - the ability to expand Teradyne's product offering to its current customer base by incorporating Megatest products in memory and VLSI test, particularly FLASH memory devices;

     - the potential to expand the market presence for Teradyne products internationally in those markets (particularly Korea) where Megatest historically has had a stronger presence than Teradyne; and

     - the ability to increase Teradyne's engineering and development effort through the addition of Megatest's design teams and to realize the benefits and fund the effort across a broader base of revenues.

OPERATIONS FOLLOWING THE MERGER

     Following the Effective Time, it is Teradyne's present intention to operate Megatest as an independent division of Teradyne with the division's headquarters remaining in Northern California. Teradyne's divisions generally operate as independent business units. Each division at Teradyne is responsible for its own commercial success. Megatest will be the surviving corporation following the Merger and will be a wholly owned subsidiary of Teradyne. The approach for integrating the sales, service, manufacturing, engineering, and marketing organizations of the combined entity has not yet been determined. Following the Merger, transition teams consisting of Teradyne and Megatest managers will be responsible for planning the integration of the sales, service, manufacturing, engineering, and marketing organizations of the combined entity and the location of worldwide facilities of the combined entity.

     The officers of the surviving corporation initially will consist of the officers of Merger Sub prior to the Merger and will be appointed by Teradyne, and such officers shall serve at the pleasure of the Board of Directors of the surviving corporation. The Board of Directors of the surviving corporation initially will consist of Megatest's five outside directors and such additional directors as shall be appointed by Teradyne. See "The Merger -- Interests of Certain Persons in the Merger." It is intended that the directors to be appointed by Teradyne immediately following the Effective Time will exercise effective control of the Board of the surviving corporation. It is Teradyne's present intention that following the Effective Time Megatest employees shall be employees of the surviving corporation.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material federal income tax consequences of the Merger to Megatest and holders of Megatest Common Stock and reflects the opinions of tax counsel attached as Exhibits 8.1 and 8.2 to the Registration Statement of which this Proxy Statement/Prospectus is a part. Such tax opinions are based on certain assumptions noted in such opinions. The discussion is based on current law. The discussion does not address aspects of federal taxation other than income taxation, nor does it address all aspects of federal income taxation including, without limitation, aspects of federal income taxation that may be applicable to particular stockholders, such as stockholders who are dealers in securities, foreign persons or persons who acquired their Megatest Common Stock in a compensation transaction. In addition, it does not address the state, local or foreign tax consequences of the Merger, if any.

     HOLDERS OF MEGATEST COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER.

     The material federal income tax consequences of the Merger to Megatest and holders of Megatest Common Stock will be as follows:

          (a) the Merger will qualify as a reorganization within the meaning of
     Section 368 of the Code;

          (b) no gain or loss will be recognized by Megatest, Merger Sub or Teradyne solely as a result of the Merger;

          (c) no gain or loss will be recognized by holders of Megatest Common Stock upon their receipt of Teradyne Common Stock in exchange for their Megatest Common Stock, except that holders of Megatest Common Stock who receive cash proceeds in lieu of fractional shares of Teradyne Common Stock will recognize gain or loss equal to the difference, if any, between such proceeds and the tax basis of Megatest Common Stock allocated to their fractional share interests;

          (d) such gain or loss, if any, will constitute capital gain or loss if the fractional share interests exchanged are held as capital assets at the time of the Merger;

          (e) such capital gain or loss will be long-term capital gain or loss if the holding period for the fractional share interests (including the holding period of Megatest Common Stock attributed thereto) exceeds one year at the Effective Time;

          (f) the tax basis of Teradyne Common Stock received by holders of Megatest Common Stock will be the same as the tax basis of the Megatest Common Stock exchanged therefor less the tax basis, if any, allocated to fractional share interests; and

          (g) the holding period of Teradyne Common Stock in the hands of holders of Megatest will include the holding period of their Megatest Common Stock exchanged therefor, provided that such Megatest Common Stock is held as a capital asset at the Effective Time.

     Teradyne and Megatest will receive on or prior to the Effective Time opinions (the "Tax Opinions") from Testa, Hurwitz & Thibeault and Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, respectively, to the effect that, on the basis of certain facts, including facts derived from officers' certificates delivered by Teradyne and Megatest, and certain assumptions stated in the Tax Opinions, the Merger will be treated as a reorganization within the meaning of Section 368 of the Code.

     No ruling has been or will be obtained from the Internal Revenue Service (the "Service") with respect to the Merger. The Tax Opinions are not binding on the Service or the courts, and no assurance can be given that the Tax Opinions would be followed if challenged by the Service.

ACCOUNTING TREATMENT

     The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the recorded historical cost basis of the assets and liabilities of Teradyne and Megatest will be carried forward to the operations of the combined companies at recorded amounts, results of operations of the combined companies will include income of Teradyne and Megatest for the entire fiscal period in which the combination occurs, and the historical results of operations of the separate companies for fiscal years prior to the Merger will be combined and reported as the results of operations of the combined companies.

     Teradyne and Megatest have each received a letter from their respective independent accountants stating that, based upon certain material facts and certain representations and warranties described in such letters, there were no significant matters that came to their attention that would preclude the combined companies from accounting for the Merger as a pooling of interests. Consummation of the Merger is conditioned upon receipt by each of Teradyne and Megatest of further letters from their respective independent accountants stating that, in their respective opinions, the Merger will qualify as a pooling of interests for accounting purposes. See "The Merger Agreement -- Conditions to the Merger." Certain events, including certain transactions with respect to Megatest Common Stock or Teradyne Common Stock by affiliates of Teradyne or Megatest, respectively, may prevent the Merger from qualifying as a pooling of interests for accounting and financial reporting purposes. For information concerning certain restrictions to be imposed on the transferability of Teradyne Common Stock to be received by affiliates in order, among other things, to ensure the availability of pooling of interests accounting treatment, see "The Merger Agreement and Related Agreements -- Agreements of Megatest Affiliates."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Megatest Board with respect to the Merger, stockholders of Megatest should be aware that certain officers and directors of Megatest had interests in the Merger, including those referred to below, that presented them with potential conflicts of interests. The Megatest Board was aware of these potential conflicts and considered them along with the other matters described in "Megatest's Reasons for the Merger; Recommendation of the Megatest Board." In the negotiations, discussions and finalization of the Merger Agreement between Megatest and Teradyne, the only member of Megatest's Board of Directors who participated therein with respect to any matter as to which a potential conflict of interest existed was John E. Halter, Megatest's chief executive officer, who was involved in negotiations, discussions and finalization with respect to all principal terms of the Merger.

     The Merger Agreement provides that after the Effective Time the surviving corporation and Teradyne will, to the fullest extent permitted under applicable law or under the relevant charter documents or by-laws, indemnify and hold harmless each present and former director, officer, employee, fiduciary and agent of Megatest or any of its subsidiaries against any costs or expenses, judgments, fines, losses, claims, damages, liability and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to any action or omission occurring at or prior to the Effective Time.

     In addition, (i) Teradyne and the surviving corporation will honor all indemnity agreements existing on September 5, 1995 between Megatest and its respective officers and directors, whether or not such persons continue in their positions with Teradyne or the surviving corporation following the Effective Time and (ii) Teradyne and the surviving corporation will use its best efforts to maintain in effect directors' and officers' ("D&O") liability insurance (of at least the same coverage and amounts and containing terms that are no less advantageous than Megatest's policies in effect immediately prior to the Effective Time) covering those persons who were covered under Megatest's D&O liability insurance as of September 5, 1995 until six years after the Effective Time, provided that neither Teradyne nor the surviving corporation shall be required to expend in excess of 150% of the annual premium paid by Megatest on September 5, 1995.

     Teradyne has agreed to cause each of Megatest's outside directors to be elected and remain in office as directors of the surviving corporation until such time as all of such person's Company Options outstanding at the Effective Time have vested in full in accordance with their respective terms.

     In March 1994, the Megatest Board approved an amendment to the option agreements held by Megatest's executive officers to accelerate the vesting of options held by such officers under certain circumstances following a change-in-control. The amendment provides that if, within twelve months following a change-in-control, an executive officer is terminated other than for cause, or such officer resigns voluntarily for good reason, then any and all options to purchase Megatest Common Stock held by such officer will become fully vested and exercisable regardless of whether such options are then exercisable in accordance with the terms. However, the amendment prohibits such acceleration if it prevents Megatest from accounting for a business combination as a "pooling of interests" when such accounting is desired. See also "The Merger Agreement and Related Agreements -- Employment Agreements."

REGULATORY MATTERS

     Under the HSR Act and the rules promulgated thereunder by the FTC, certain acquisition transactions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division and the FTC and specified waiting period requirements have been satisfied. Teradyne and Megatest each filed with the Antitrust Division and the FTC a Notification and Report Form (an "HSR Notice") with respect to the Merger on September 18, 1995. The waiting period for the Merger expired at 11:59 p.m. on October 18, 1995. At any time before or after the Effective Time, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking the divestiture of Megatest by Teradyne, in whole or in part, or the divestiture or compulsory licensing of substantial assets of Teradyne or Megatest or their respective subsidiaries. State attorneys general and private parties may also bring legal actions under the federal or state antitrust laws under certain circumstances.

NO DISSENTERS' RIGHTS FOR STOCKHOLDERS

     Holders of Megatest Common Stock and holders of Teradyne Common Stock do not have appraisal rights in connection with the Merger.

                  THE MERGER AGREEMENT AND RELATED AGREEMENTS

     The following paragraphs summarize, among other things, the material terms of the Merger Agreement, which is attached hereto as Annex A and incorporated by reference herein. Stockholders of Megatest are urged to read the Merger Agreement in its entirety for a more complete description of the Merger.

EFFECTIVE TIME OF THE MERGER

     As promptly as practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreement, the parties thereto will file a certificate of merger with the Secretary of State of the State of Delaware. The Merger will become effective upon such filing.

EXCHANGE RATIO; CONVERSION OF SHARES; ADJUSTMENT TO EXCHANGE RATIO

     At the Effective Time, each outstanding share of Megatest Common Stock will be converted into the right to receive 0.9091 shares of Teradyne Common Stock, subject to the following adjustment (0.9091 shares, as adjusted, the "Exchange Ratio"): (i) if the Final Teradyne Stock Price (as defined below) is equal to or less than $36.00 per share, no adjustment to the Exchange Ratio shall be made;
(ii) if the Final Teradyne Stock Price is greater than $36.00 per share then the Exchange Ratio shall be adjusted pursuant to the following formula:

        Exchange Ratio =                    1
                         ------------------------------------------
                         (Final Teradyne Stock Price x 0.02) + 0.38

but in no event will the Exchange Ratio be greater than 0.9091 or less than
0.8333. "Final Teradyne Stock Price" shall mean the average of the closing prices of Teradyne Common Stock for the twenty consecutive days on which Teradyne Common Stock is traded on the NYSE ending on the fifth calendar day immediately preceding the Special Meeting. The Exchange Ratio shall be calculated to four decimal places.

     By way of example only, the following table illustrates the calculation of the Exchange Ratio as determined in accordance with various Final Teradyne Stock
Prices:

                                             FINAL TERADYNE      EXCHANGE
                                              STOCK PRICE         RATIO
                                             --------------      --------
                   Less than or equal to        $ 36             0.9091
                                                  37             0.8929
                                                  38             0.8772
                                                  39             0.8621
                                                  40             0.8475
                   Greater than or equal to       41             0.8333

     As promptly as practicable after the Effective Time, Teradyne will cause to be sent to each stockholder of record of Megatest as of the Effective Time transmittal materials for use in exchanging certificates of Megatest Common Stock for certificates of Teradyne Common Stock. The transmittal materials will contain information and instructions with respect to the surrender of Megatest Common Stock certificates in exchange for new certificates representing Teradyne Common Stock and cash in payment for any fractional shares resulting from the exchange. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED. Pending delivery to Teradyne of Megatest Common Stock certificates, any dividends on Teradyne Common Stock to be issued as a result of the Merger that are payable prior to the delivery of such certificates will be held by Teradyne. Such dividends will be paid, without interest, to the persons entitled thereto upon delivery of such Megatest Common Stock certificates to Teradyne.

     Fractional shares of Teradyne Common Stock will not be issued in the Merger. Instead, each shareholder of Megatest who would otherwise be entitled to a fractional share will receive cash in lieu thereof, calculated on the basis of the average of the closing prices of Teradyne Common Stock for the twenty consecutive days on which Teradyne Common Stock is traded on the NYSE ending on the fifth calendar day immediately preceding the day on which the Special Meeting is held.

TREATMENT OF MEGATEST COMMON STOCK OPTIONS AND EMPLOYEE STOCK PURCHASE PLAN

     1990 Stock Option Plan and Director Stock Option Plan. At the Effective Time, Megatest's obligations with respect to each outstanding Company Option under the Company Stock Option Plans, whether vested or unvested, will be assumed by Teradyne. Each Company Option so assumed by Teradyne shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plans and agreements pursuant to which such Company Option was issued as in effect immediately prior to the Effective Time, except that (i) such Company Option will be exercisable for that number of shares of Teradyne Common Stock equal to the product of the number of shares of Megatest Common Stock that were purchasable under such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Teradyne Common Stock (with any resulting fractional share paid in cash), and (ii) the per share exercise price for the shares of Teradyne Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Megatest Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

     It is the intention of the parties that the Company Options assumed by Teradyne qualify following the Effective Time as incentive stock options as defined in the Code ("ISO's") to the extent Company Options qualified as ISO's prior to the Effective Time. After the Effective Time, Teradyne will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption by Teradyne.

     Not later than the Effective Time, Teradyne will file a registration statement on Form S-8 with the Commission covering the Company Options assumed by Teradyne.

     Employee Stock Purchase Plan. Megatest shall take such actions as are necessary to establish a "new exercise date" (as such term is used in Megatest's 1992 Employee Stock Purchase Plan) in accordance with the terms of the Megatest Stock Purchase Plan for the then current offering period (as such term is used in the Megatest Stock Purchase Plan). The New Exercise Date shall be the last trading day on which shares of Megatest Common Stock are traded on the Nasdaq National Market immediately prior to the Effective Time provided, that the New Exercise Date shall be conditioned upon the consummation of the Merger. On the New Exercise Date, Megatest shall apply the funds credited as of such date under the Megatest Stock Purchase Plan within each participant's payroll withholdings account to the purchase of whole shares of Megatest Common Stock in accordance with the terms of the Megatest Stock Purchase Plan.

     Employees of Megatest as of the Effective Time shall be permitted to participate in Teradyne's Employee Stock Purchase Plan commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan (with employees receiving credit, for purposes of such eligibility provisions, for service with Megatest).

LISTING OF TERADYNE COMMON STOCK

     Teradyne has agreed to list the shares of its common stock to be received by Megatest stockholders in the Merger on the NYSE (or the principal exchange on which Teradyne Common Stock is then trading) on or before the Effective Time.

DIRECTORS AND OFFICERS

     The directors of Merger Sub immediately prior to the Effective Time and each of James W. Bagley, Stephen J. Bisset, Dr. Winston H. Chen, David A. Hodges and Steven J. Sharp (each a current outside director of Megatest) shall be the initial directors of the surviving corporation. The officers of Megatest immediately prior to the Effective Time shall be the initial officers of the surviving corporation. It is intended by the parties that Teradyne appointees to the Board of Directors of the surviving corporation will exercise effective control of such board.

BUSINESS OF MEGATEST PENDING THE MERGER

     Pending consummation of the Merger, and except as otherwise consented to or approved in advance by Teradyne in writing, Megatest has agreed that Megatest and its subsidiaries will, among other things, operate their businesses in accordance with their ordinary course of business and in a manner consistent with past practices, and use reasonable commercial efforts to preserve substantially intact their respective business organizations, to keep available the services of their present officers, employees and consultants, to take all reasonable action to prevent the loss, cancellation, forfeiture or expiration of any Megatest intellectual property and to preserve their present relationships with customers and suppliers and other persons with whom they have significant business relations.

     In particular, Megatest and its subsidiaries have agreed not to take any of the following actions without the prior written consent of Teradyne: (i) amend or otherwise change Megatest's Certificate of Incorporation or By-Laws; (ii) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) of Megatest, any of its subsidiaries or affiliates (except for the issuance of shares of Megatest Common Stock issuable pursuant to stock options under Company Stock Option Plans or pursuant to rights to purchase such shares under the Megatest Stock Purchase Plan, which options or rights, as the case may be, are outstanding on the date hereof); provided, however, that Megatest may grant stock options under Company Stock Option Plans to employees hired subsequent to August 26, 1995 so long as (a) such options vest ratably over a period of not less than four years and (b) no person hired to serve as an officer of Megatest shall receive option grants for more than 40,000 shares of Megatest Common Stock and no other person shall receive option grants in excess of Megatest's standard policies and practices in effect on September 5, 1995; and provided, further, that Megatest may continue to offer rights to purchase Megatest Common Stock pursuant to the Megatest Stock Purchase Plan as in effect on September 5, 1995; (iii) sell, pledge, dispose of or encumber any material assets of Megatest or any of its subsidiaries (except for (a) sales of assets in the ordinary course of business and in a manner consistent with past practice and (b) dispositions of obsolete or worthless assets); (iv) accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under its employee plans (including Company Stock Option Plans) or authorize cash payments in exchange for any options granted under any of such plans; (v) (a) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Megatest may declare and pay a dividend to its parent, (b) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (c) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing; (vi) sell, transfer, license, sublicense or otherwise dispose of any material Megatest intellectual property, or amend or modify any existing agreements with respect to any material Megatest intellectual property, other than nonexclusive object and source code licenses in the ordinary course of business consistent with past practice; (vii) (a) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, (b) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of Megatest's subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in each case in the ordinary course of business consistent with past practice, except that Megatest may incur short-term indebtedness for borrowed money not to exceed in the aggregate $10,000,000 on terms that do not include the payment of any prepayment penalty or premium, (c) enter into or amend any material contract or agreement other than in the ordinary course of business,
(d) authorize any capital expenditures or purchase of fixed assets other than in the ordinary course of business consistent with Megatest's present business plan or (e) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited in items (a) - (d) of this clause (vii); (viii) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of Megatest or its subsidiaries who are not officers of Megatest in accordance with past practices, and except for any such increases in salary of officers of Megatest approved by the Megatest Board prior to the date of this Agreement and payment of bonuses to Megatest officers with respect to the fiscal year ended August 26, 1995 in accordance with Megatest's incentive bonus plan previously approved by the Board of Directors; or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer (except for officers who are terminated on an involuntary basis) or other employee of Megatest or any of its subsidiaries; or establish, adopt, enter into or amend any Megatest employee plan; (ix) take any action, other than as required by GAAP, to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, capitalization of software development costs, payments of accounts payable and collection of accounts receivable); (x) make any material tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations for any assessment of any tax, except to the extent the amount of any such settlement has been reserved for on Megatest's most recent filing with the Commission; (xi) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of Megatest or incurred in the ordinary course of business and consistent with past practice; (xii) except as may be required by law, take any action to terminate or amend any of its employee plans in any material respect other than in connection with the Merger;
(xiii) take or allow to be taken or fail to take any act or omission within the control of Megatest which would reasonably be expected to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes under GAAP; or (xiv) take, or agree in writing or otherwise to take, any of the actions described in items (i) - (xiii) above, or any action which would make any of the representations or warranties of Megatest contained in the Merger Agreement untrue or in any material respect incorrect or prevent Megatest from performing in any material respect or cause Megatest not to perform in any material respect its covenants contained in the Merger Agreement or result in any of the conditions to the Merger set forth above not being satisfied.

NO SOLICITATION OF AN ACQUISITION PROPOSAL

     The Merger Agreement provides that Megatest shall not, directly or indirectly, solicit or encourage the initiation of inquiries or proposals regarding any merger, sale of substantial assets, sale of capital stock representing more than 15% of the voting securities of Megatest, or similar transaction involving Megatest or any of its subsidiaries (each an "Acquisition Proposal"). The Merger Agreement does not prevent the Megatest Board from considering, negotiating, approving and recommending to Megatest stockholders an unsolicited bona fide Acquisition Proposal that the Megatest Board determines in good faith, after consultation with its financial advisors and upon advice of counsel that its fiduciary duties require it to do so, would result in a transaction more favorable to the Megatest stockholders than the Merger. Megatest must inform Teradyne of any such competing proposal or request for nonpublic information, and Megatest may provide access to nonpublic information to a third party (subject to the execution of a confidentiality and standstill agreement) only after Megatest has determined that the competing proposal, if consummated pursuant to its terms, would be a Superior Proposal (as hereinafter defined).

DEFINITION OF SUPERIOR PROPOSAL AND ALTERNATIVE TRANSACTION

     For purposes of the Merger Agreement, "Alternative Transaction" means (i) a transaction pursuant to which any person (or group of persons) other than Teradyne or its affiliates (a "Third Party") acquires (or publicly proposes to acquire) more than 30 percent of the outstanding shares of Megatest Common Stock, whether from Megatest or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Megatest pursuant to which any Third Party acquires (or publicly proposes to acquire) more than 30 percent of the outstanding equity securities of Megatest or the entity surviving such merger or business combination or (iii) any other transaction pursuant to which any Third Party acquires (or publicly proposes to acquire) control of assets (including for this purpose the outstanding equity securities of subsidiaries of Megatest, and the entity surviving any merger or business combination including any of them) of Megatest and its subsidiaries having a fair market value equal to more than 30 percent of the fair market value (as determined by the Megatest Board in good faith) of all the assets of Megatest and its subsidiaries, taken as a whole, immediately prior to such transaction (or proposal).

     For purposes of the Merger Agreement, "Superior Proposal" means an Acquisition Proposal which the Megatest Board determines in good faith (after consultation with its financial advisors and after consultation with outside counsel as to whether the Megatest Board is required to do so in order to discharge properly its fiduciary duties to stockholders under applicable law) would result in a transaction more favorable to Megatest's stockholders from a financial point of view than the transaction contemplated by the Merger Agreement.

BUSINESS OF TERADYNE PENDING THE MERGER

     Pending the consummation of the Merger, and except as otherwise consented to or approved in advance by Megatest in writing, Teradyne has agreed that Teradyne and its subsidiaries will, among other things, operate their businesses in accordance with their ordinary and usual course of business and in a manner consistent with past practices.

     In particular Teradyne has agreed not to take any of the following actions without the prior written consent of Megatest: (i) amend or otherwise change Teradyne's Articles of Organization, or amend the terms of the Teradyne Common Stock; (ii) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, which, in each case, would materially delay or prevent the consummation of the transactions contemplated by the Merger Agreement; (iii) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Teradyne may declare and pay a dividend to its parent; (iv) sell, transfer, license, sublicense or otherwise dispose of any material assets; (v) take or allow to be taken or fail to take any act or omission within the control of Teradyne or Merger Sub which would reasonably be expected to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes under GAAP; or (vi) take, or agree in writing or otherwise to take, any of the actions described in items (i) - (v) above, or any action which would make any of the representations or warranties of Teradyne contained in the Merger Agreement untrue or incorrect in any material respect or prevent Teradyne from performing in any material respect or cause Teradyne not to perform in any material respect its covenants contained in the Merger Agreement or result in any of the conditions of the Merger not being satisfied.

CORPORATE STRUCTURE AND RELATED MATTERS AFTER THE MERGER

     At the Effective Time, Merger Sub will be merged with and into Megatest, which will be the surviving corporation and will thereby become a wholly owned subsidiary of Teradyne. Each share of Merger Sub common stock issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.

     Unless otherwise determined by Teradyne prior to the Effective Time, at the Effective Time the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, will be the Certificate of Incorporation of the surviving corporation, until thereafter amended; provided that the name of the surviving corporation shall be Megatest Corporation. The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, will be the by-laws of the surviving corporation, until thereafter amended.

EMPLOYEE BENEFIT PLANS

     Teradyne intends to include Megatest employees in its welfare plans (within the meaning of Section 3(1) of ERISA) and fringe benefit plans on the same basis and terms as Teradyne employees not later than two years following the Effective Time and, in any event, with respect to particular welfare plans of Teradyne, upon the termination of the equivalent Megatest welfare plans; and until such time of inclusion, Teradyne intends to cause the surviving corporation to maintain in effect, on terms not materially less favorable to employees of Megatest as were in effect at the Effective Time, all employee plans of Megatest. In addition, Teradyne intends that Megatest employees be eligible to participate in Teradyne's stock option and stock purchase plans on the same basis and terms as Teradyne employees from and after the Effective Time. Teradyne, however, may at any time terminate or modify the terms of any such employee plans if the cost of maintaining any such employee plan has increased by a material amount or if, in the good faith judgment of Teradyne, continuing to maintain any such employee plan conflicts in any material respect with Teradyne's overall compensation policies then in effect.

CONDITIONS TO THE MERGER

     Consummation of the Merger is subject to the satisfaction of various conditions, including (i) the approval and adoption of the Merger Agreement and the Merger by the requisite vote of the stockholders of Megatest; (ii) the effectiveness of the Registration Statement of which this Proxy Statement/Prospectus is a part pursuant to which Teradyne Common Stock to be issued in the Merger will be registered and the absence of any stop order or proceedings seeking a stop order relating to such Registration Statement; (iii) the absence of any temporary restraining order, preliminary or permanent injunction or other legal restraints, or prohibitions, statutes, rules, regulations or orders preventing consummation of the Merger, and of any proceedings brought by any governmental authority making consummation of the Merger illegal; (iv) the receipt of an officer's certificate from each of Teradyne and Megatest from the other party to the effect that certain representations and warranties made by the respective party are true and correct in all material respects on and as of the Effective Time, except where the failure to be true and correct would not have a Material Adverse Effect, and to the effect that the respective party has performed or complied in all material respects with all agreements and covenants required by the Merger Agreement on or prior to the Effective Time; (v) the obtaining by Teradyne and Megatest of all material consents, waivers, approvals, authorizations or orders required to be obtained and filings required to be made for the authorization, execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby; (vi) the receipt by Teradyne and Megatest of a letter from each of Coopers & Lybrand LLP and Price Waterhouse LLP, respectively, as independent public accountants, confirming their opinions to the effect that pooling of interests accounting treatment is appropriate for the Merger; (vii) the receipt by Teradyne and Megatest of the Tax Opinions; (xiii) the receipt by Teradyne of the Affiliate Agreements (as defined below); and (xiv) the receipt by Teradyne and Megatest of customary legal opinions. For purposes of the Merger Agreement, "Material Adverse Effect" means with respect to Teradyne or any of its subsidiaries, or Megatest or any of its subsidiaries, any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Megatest and its subsidiaries or Teradyne and its subsidiaries, as the case may be, in each case taken as a whole; provided, however, that a Material Adverse Effect shall not include any change or effect in respect of Megatest and its subsidiaries or in respect of Teradyne and its subsidiaries, as the case may be, resulting from conditions affecting the semiconductor automatic test equipment industry generally or general economic conditions.

TERMINATION; AMENDMENT

     The Merger Agreement may be terminated and the Merger may be abandoned prior to the Effective Time notwithstanding approval by the stockholders of Megatest, under the circumstances specified therein, including (i) by mutual written agreement of Teradyne and Megatest; (ii) by either Teradyne or Megatest, if the Merger shall not have been consummated by January 31, 1996 and if the terminating party has not caused the failure of the Merger to be consummated by its own failure to fulfill any of its obligations under the Merger Agreement;
(iii) by either Teradyne or Megatest if a court or a governmental agency shall have issued a non-appealable final order, decree, ruling or any other action permanently prohibiting the Merger; (iv) by either Teradyne or Megatest, if the stockholders of Megatest fail to approve the Merger Agreement; (v) by

Teradyne if the Megatest Board has withdrawn or changed its recommendation of the Merger or the Merger Agreement in a manner adverse to Teradyne, or has taken a "neutral" position with respect to the public announcement or commencement of an Alternative Transaction; (vi) by Teradyne or Megatest if the Megatest Board has resolved to accept or has accepted a Superior Proposal; (vii) by either Teradyne or Megatest, in the event of a breach by the other party of any representation or warranty, or failure to perform any covenant, term or provision of the Merger Agreement, in each case that would have a Material Adverse Effect on such party or result in a failure to comply in any material respect with the Merger Agreement (provided that if such breach or failure to perform is curable prior to the expiration of 30 days from its occurrence (but in no event later than January 31, 1996) neither Teradyne nor Megatest may terminate the Merger Agreement on this basis as long as the other party continues to exercise reasonable efforts to cure such breach or failure unless such 30 day period expires without such breach having been cured).

     The Merger Agreement may be amended by an agreement in writing among the parties thereto at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of Megatest, no amendment may be made which by law requires further approval of such stockholders, without such further approval.

FEES AND EXPENSES

     Except as described herein, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the Merger is consummated.

     Megatest will be required to pay a fee to Teradyne of $9,000,000, plus reasonable out-of-pocket expenses in an aggregate amount not to exceed $1,000,000 upon any of the following events: (i) the termination of the Merger Agreement by Teradyne in the event that the Megatest Board shall withdraw, modify or change its recommendation of the Merger Agreement or the Merger in a manner adverse to Teradyne or if the Megatest Board shall have taken a "neutral" position with respect to the public announcement or commencement of an Alternative Transaction; (ii) the termination of the Merger Agreement by Teradyne for a breach by Megatest of any of its representations, warranties or covenants contained in the Merger Agreement in each case that would have a Material Adverse Effect; (iii) the termination of the Merger Agreement by Teradyne or Megatest if the Megatest Board shall have resolved to accept or accepted a Superior Proposal; or (iv) the termination of the Merger Agreement by Teradyne or Megatest as a result of the failure of the Megatest stockholders to approve the Merger if at the time of the Special Meeting there shall exist an Alternative Transaction (provided that Megatest shall not be obligated to pay a fee in this circumstance unless such Alternative Transaction is consummated not later than nine months following the Special Meeting). The fee payable by Megatest generally must be paid within ten business days with respect to 20% of the fee and within thirty business days with respect to the balance of the fee.

     Teradyne is obligated to pay a fee in like amount if the Merger Agreement is terminated by Megatest for a breach by Teradyne of any of its representations, warranties or covenants contained in the Merger Agreement in each case that would have a Material Adverse Effect. Teradyne is also obligated to reimburse Megatest for up to $3,000,000 of its reasonable out-of-pocket expenses incurred by Megatest in connection with matters relating to Megatest's filings under the HSR Act if either party terminates the Merger Agreement because the Merger has not been consummated by January 31, 1996 or because the Merger Agreement is terminated by either party due to a failure to obtain HSR Act approval or the existence of any governmental action relating to the HSR Act which prevents the consummation of the Merger.

AGREEMENTS OF MEGATEST AFFILIATES

     Rule 145 promulgated under the Securities Act regulates the disposition of securities received by certain stockholders of Megatest in connection with the Merger. Megatest has delivered to Teradyne a letter (the "Affiliate Letter") identifying all persons who are or may be deemed to be, at the time of the Special Meeting, "affiliates" of Megatest for purposes of Rule 145 under the Securities Act. Such Affiliate Letter may be further updated prior to the Effective Time. Megatest has also agreed to use its best efforts to cause each person who is identified as an affiliate (an "Affiliate") in the Affiliate Letter to deliver, to Teradyne, prior to the Effective Time, a written agreement (an "Affiliate Agreement"). Under such Affiliate Agreements, every Affiliate will represent that he or she has been advised that the Affiliate may not sell, transfer or otherwise dispose of Teradyne Common Stock issued to the Affiliate in the Merger unless such sale, transfer or other disposition (i) has been registered under the Securities Act, (ii) is made in compliance with the requirements of Rule 145 under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to Teradyne, is otherwise exempt from registration under the Securities Act.

     In order to help ensure that the Merger will qualify as a "reorganization" under Section 368(a) of the Code, the Affiliate Agreements to be executed by each affiliate of Megatest contain a representation that such affiliate has no plan or intention to sell any of the shares of Teradyne Common Stock received in the Merger (and will have no such plan or intention at the Effective Time).

     In order to help ensure that the Merger will be treated as a "pooling of interests" for accounting and financial reporting purposes, the Affiliate Agreements provide that such affiliate will not (i) sell, transfer or otherwise dispose of any shares of Megatest Common Stock or any shares of Teradyne Common Stock, or (ii) in any way reduce such affiliate's interest in or risk relating to such shares of Megatest Common Stock or Teradyne Common Stock, during the period from at least thirty days prior to the Effective Time until two days after such time as results of combined sales and net income covering at least thirty days of combined operations of Megatest and Teradyne have been published by Teradyne in the form of quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such results of combined sales and net income.

     Teradyne has agreed to use its best efforts to cause each affiliate of Teradyne to execute an affiliate agreement substantially similar to the Affiliate Agreements.

EMPLOYMENT AGREEMENTS

     Certain executive officers will be provided with employment agreements by Teradyne on or prior to the Effective Time (the "Employment Agreements"). Each of the Employment Agreements will provide for employment on a full-time basis for a period of two years following the Merger. Thereafter, employment would continue on an "at will" basis. Such Employment Agreements may be terminated by Teradyne for cause. The Employment Agreements will also contain Teradyne's standard confidentiality, non-solicitation and non-compete agreements.

CONFIDENTIALITY AGREEMENT; STANDSTILL ARRANGEMENTS; NON SOLICITATION

     Each party to the Merger Agreement has agreed to keep confidential, pursuant to the Confidentiality Agreement, dated August 16, 1995 (the "Confidentiality Agreement"), information provided to the other party in contemplation of the Merger with respect to the business, properties and personnel of the party furnishing such information. The Confidentiality Agreement contains terms restricting the disclosure and use of confidential information exchanged between the parties in evaluating the Merger and otherwise.

     The Confidentiality Agreement further provides, that (i) neither party shall hire any officer of the other nor solicit any employee of the other for a period ending on the earlier of (x) the date the Merger is consummated or (y) eighteen (18) months after the date either party notifies the other that it intends not to proceed with the Merger; and (ii) in the event the Merger is not consummated, neither party, nor its representatives or affiliates, shall (x) acquire ownership in the other company's assets, business or voting securities,
(y) seek to enter a proxy contest with respect to the other company, or (z) enter into discussions, negotiations, arrangements or understandings with any third party with respect to item (x) or (y) of this clause (ii).

                             TERADYNE AND MEGATEST

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements assume a business combination between Teradyne and Megatest accounted for on a pooling of interests basis and are based on the respective historical financial statements and the notes thereto, which are included or incorporated by reference in this Proxy Statement/Prospectus. The unaudited pro forma condensed combined balance sheet gives effect to the Merger as if it had occurred on October 1, 1995, combining the balance sheets of Teradyne and Megatest at October 1, 1995 and August 31, 1995, respectively. The unaudited pro forma condensed combined statements of operations give effect to the Merger as if it had occurred at the beginning of each of the periods presented combining Teradyne's historical results for the nine month periods ended October 1, 1995 and October 2, 1994 and each of the three years ended December 31, 1994, 1993 and 1992 with corresponding Megatest results for the nine month periods ended August 31, 1995 and 1994 and the twelve month periods ended November 30, 1994, 1993 and 1992, respectively.

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position.

     These unaudited pro forma condensed combined financial statements are based on, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of Teradyne and Megatest, incorporated by reference in this Proxy Statement/Prospectus.

                             TERADYNE AND MEGATEST

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AT OCTOBER 1, 1995
                             (AMOUNTS IN THOUSANDS)

                                                      HISTORICAL                  PRO FORMA
                                                 ---------------------     ------------------------
                                                 TERADYNE     MEGATEST     ADJUSTMENTS     COMBINED
                                                 --------     --------     -----------     --------
Current assets:
     Cash and cash equivalents.................  $234,187     $ 11,609                     $245,796
     Marketable securities.....................    19,920                                    19,920
     Accounts receivable, net..................   206,359       31,386                      237,745
     Inventories...............................   128,532       38,116                      166,648
     Deferred tax assets.......................    14,767        3,852                       18,619
     Prepayments and other current assets......    10,978        1,618                       12,596
                                                 --------     --------         ----        --------
          Total current assets.................   614,743       86,581                      701,324
Property and equipment, net....................   216,329       28,882                      245,211
Other assets...................................    17,794        3,395                       21,189
                                                 --------     --------         ----        --------
          Total assets.........................  $848,866     $118,858                     $967,724
                                                 ========     ========         ====        ========
Current liabilities:
     Notes payable -- banks....................  $  8,455     $ 10,000                     $ 18,455
     Current portion of long term debt.........       418        1,657                        2,075
     Accounts payable -- trade and accrued
       liabilities.............................   106,290       26,659                      132,949
     Unearned service revenue and customer
       advances................................    50,653        1,751                       52,404
     Income taxes payable......................    13,807        1,655                       15,462
                                                 --------     --------         ----        --------
          Total current liabilities............   179,623       41,722                      221,345
Deferred tax liabilities.......................    14,722                                    14,722
Long-term debt.................................     8,482       11,728                       20,210
                                                 --------     --------         ----        --------
          Total liabilities....................   202,827       53,450                      256,277
Shareholders' equity:
Common stock (Note 2)..........................     9,467            7          836          10,310
Additional paid-in capital (Note 2)............   282,895       82,007         (836)        364,066
Retained earnings (deficit)....................   353,677      (16,606)                     337,071
                                                 --------     --------         ----        --------
          Total shareholders' equity...........   646,039       65,408                      711,447
                                                 --------     --------         ----        --------
          Total liabilities and shareholders'
            equity.............................  $848,866     $118,858                     $967,724
                                                 ========     ========         ====        ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.


                             TERADYNE AND MEGATEST

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED OCTOBER 1, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   HISTORICAL
                                                              ---------------------     PRO FORMA
                                                              TERADYNE     MEGATEST     COMBINED
                                                              --------     --------     --------
Net sales...................................................  $754,952     $ 85,257     $840,209
Expenses:
  Cost of sales.............................................   402,482       51,424      453,906
  Engineering and development...............................    72,454       15,738       88,192
  Selling and administrative................................   111,535       16,884      128,419
                                                              --------      -------     --------
                                                               586,471       84,046      670,517
                                                              --------      -------     --------
Income from operations......................................   168,481        1,211      169,692
Other income (expense)......................................     8,811         (501)       8,310
                                                              --------      -------     --------
Income before income taxes..................................   177,292          710      178,002
Provision for income taxes..................................    63,828          434       64,262
                                                              --------      -------     --------
Income from continuing operations...........................  $113,464     $    276     $113,740
                                                              ========      =======     ========
Income from continuing operations per common share
  (Notes 2 and 3)...........................................  $   1.47     $   0.04     $   1.35
                                                              ========      =======     ========
Shares used in calculations of income per common share
  (000's) (Notes 2 and 3)...................................    77,253        7,403       83,983
                                                              ========      =======     ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.


                             TERADYNE AND MEGATEST

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED OCTOBER 2, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   HISTORICAL             PRO
                                                              ---------------------      FORMA
                                                              TERADYNE     MEGATEST     COMBINED
                                                              --------     --------     --------
Net sales...................................................  $487,349     $ 77,844     $565,193
Expenses:
  Cost of sales.............................................   272,968       44,151      317,119
  Engineering and development...............................    51,096       12,121       63,217
  Selling and administrative................................    95,783       13,661      109,444
                                                              --------      -------     --------
                                                               419,847       69,933      489,780
                                                              --------      -------     --------
Income from operations......................................    67,502        7,911       75,413
Other income................................................     2,751        1,181        3,932
                                                              --------      -------     --------
Income before income taxes..................................    70,253        9,092       79,345
Provision for income taxes..................................    21,778        1,771       23,549
                                                              --------      -------     --------
Income from continuing operations...........................  $ 48,475     $  7,321     $ 55,796
                                                              ========      =======     ========
Income from continuing operations per common share (Notes 2
  and 3)....................................................  $   0.66     $   1.00     $   0.69
                                                              ========      =======     ========
Shares used in calculations of income per common share
  (000's) (Notes 2 and 3)...................................    73,976        7,340       80,649
                                                              ========      =======     ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                             TERADYNE AND MEGATEST

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   HISTORICAL
                                                              ---------------------     PRO FORMA
                                                              TERADYNE     MEGATEST     COMBINED
                                                              --------     --------     ---------
Net sales...................................................  $677,440     $ 90,046     $ 767,486
Expenses:
  Cost of sales.............................................   378,933       52,264       431,197
  Engineering and development...............................    70,442       16,541        86,983
  Selling and administrative................................   129,935       18,141       148,076
  Write-off of acquired in-process technology...............                  8,837         8,837
                                                              --------      -------      --------
                                                               579,310       95,783       675,093
                                                              --------      -------      --------
Income (loss) from operations...............................    98,130       (5,737)       92,393
Other income................................................     4,682        1,515         6,197
                                                              --------      -------      --------
Income (loss) before income taxes...........................   102,812       (4,222)       98,590
Provision for income taxes..................................    31,871          923        32,794
                                                              --------      -------      --------
Income (loss) from continuing operations....................  $ 70,941     $ (5,145)    $  65,796
                                                              ========      =======      ========
Income (loss) from continuing operations per common share
  (Notes 2 and 3)...........................................  $   0.96     $  (0.72)    $    0.82
                                                              ========      =======      ========
Shares used in calculations of income per common share
  (000's) (Notes 2 and 3)...................................    74,190        7,160        80,699
                                                              ========      =======      ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                             TERADYNE AND MEGATEST

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   HISTORICAL
                                                              ---------------------     PRO FORMA
                                                              TERADYNE     MEGATEST     COMBINED
                                                              --------     --------     ---------
Net sales...................................................  $554,734     $ 81,731     $ 636,465
Expenses:
     Cost of sales..........................................   314,596       43,838       358,434
     Engineering and development............................    62,356       13,330        75,686
     Selling and administrative.............................   126,508       16,888       143,396
                                                              --------      -------      --------
                                                               503,460       74,056       577,516
                                                              --------      -------      --------
Income from operations......................................    51,274        7,675        58,949
Other income................................................        45           64           109
                                                              --------      -------      --------
Income before income taxes, extraordinary item and
  cumulative effect of adopting new accounting principle....    51,319        7,739        59,058
Provision for income taxes..................................    15,396        1,187        16,583
                                                              --------      -------      --------
Income from continuing operations...........................  $ 35,923     $  6,552     $  42,475
                                                              ========      =======      ========
Income from continuing operations per common share (Notes 2
  and 3)....................................................  $   0.50     $   1.21     $    0.55
                                                              ========      =======      ========
Shares used in calculations of income per common share
  (000's) (Notes 2 and 3)...................................    71,664        5,407        76,580
                                                              ========      =======      ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                             TERADYNE AND MEGATEST

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1992
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   HISTORICAL
                                                              ---------------------     PRO FORMA
                                                              TERADYNE     MEGATEST     COMBINED
                                                              --------     --------     --------
Net sales...................................................  $529,581     $ 69,391     $598,972
Expenses:
  Cost of sales.............................................   312,478       39,443      351,921
  Engineering and development...............................    62,023       10,874       72,897
  Selling and administrative................................   127,427       14,305      141,732
                                                              --------      -------     --------
                                                               501,928       64,622      566,550
                                                              --------      -------     --------
Income from operations......................................    27,653        4,769       32,422
Other expense...............................................     1,585          465        2,050
                                                              --------      -------     --------
Income before income taxes..................................    26,068        4,304       30,372
Provision for income taxes..................................     3,520          336        3,856
                                                              --------      -------     --------
Income from continuing operations...........................  $ 22,548     $  3,968     $ 26,516
                                                              ========      =======     ========
Income from continuing operations per common share (Notes 2
  and 3)....................................................  $   0.33     $   0.97     $   0.37
                                                              ========      =======     ========
Shares used in calculations of income per common share
  (000's) (Notes 2 and 3)...................................    67,700        4,072       71,402
                                                              ========      =======     ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                             TERADYNE AND MEGATEST

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. The unaudited pro forma condensed combined financial statements of Teradyne and Megatest give retroactive effect to the Merger which is being accounted for as a pooling of interests and, as a result, such statements are presented as if the combining companies had been combined for all periods presented. The unaudited pro forma condensed combined financial statements reflect the issuance of 0.9091 (Exchange Ratio) of a share of Teradyne Common Stock for each share of Megatest Common Stock to effect the Merger. The Exchange Ratio was calculated using the average of the closing prices of Teradyne Common Stock for the twenty consecutive days ending on October 23, 1995. The actual number of shares of Teradyne Common Stock to be issued will be determined at the effective time of the Merger based on the Exchange Ratio and the number of shares of Megatest Common Stock then outstanding.

2. For purposes of the unaudited pro forma condensed combined financial statements, the pro forma condensed combined net income per share is based on the combined weighted average number of Common Stock and Common Stock
   Equivalents of Teradyne and Megatest for each period, based upon an effective
   Exchange Ratio of 0.9091 shares of Teradyne Common Stock for each share of Megatest Common Stock. The unaudited pro forma condensed combined balance sheet reflects the issuance of 6,747,000 shares of Teradyne Common Stock
   ($0.125 par value) in exchange for all of the shares of Megatest Common Stock outstanding at August 31, 1995. The pro forma adjustments were calculated as follows:

            Elimination of Megatest Common Stock..........................  $ (7)
            Issuance of Teradyne Common Stock.............................   843
                                                                            ----
                 Total adjustments........................................  $836
                                                                            ====

3. On July 24, 1995, Teradyne's Board of Directors approved a 2-for-1 stock split of its $0.125 par value common stock effected in the form of a 100% stock dividend distributed on August 29, 1995 to shareholders of record as of August 8, 1995. The rights of the holders of these securities were not otherwise modified. All per share amounts and shares used in calculations of net income per common share have been restated to reflect the retroactive effect of the stock split.

4. The unaudited pro forma financial data combines Teradyne's financial data for the nine months ended October 1, 1995 and October 2, 1994 and the three years ended December 31, 1994, 1993 and 1992 with Megatest's financial data for the nine months ended August 31, 1995 and 1994 and the twelve month periods ended November 30, 1994, 1993 and 1992, respectively.

5. The unaudited pro forma condensed combined financial statements do not include adjustments to conform the accounting policies of Megatest to those followed by Teradyne. The nature and extent of such adjustments, if any, will be based upon further study and analysis and are not expected to be material.

6. Estimated merger expenses to be incurred by Teradyne and Megatest are approximately $5,500,000. These expenses will be charged against net income in the periods subsequent to the unaudited pro forma condensed combined financial statements. Accordingly, the effects of these expenses have not been reflected in these unaudited pro forma condensed combined financial statements.

                          DESCRIPTION OF CAPITAL STOCK

DESCRIPTION OF MEGATEST CAPITAL STOCK

     The authorized capital stock of Megatest consists of 20,000,000 shares of Common Stock, $0.001 par value, and 5,000,000 shares of Preferred Stock, $0.001 par value. As of October 30, 1995, there were approximately 7,435,865 shares of Megatest Common Stock outstanding held beneficially by approximately 1,900 stockholders.

     Common Stock. Holders of Megatest Common Stock are entitled to one vote per share in all matters to be voted on by stockholders, except that, upon giving notice as required by law, stockholders may cumulate their votes in the election of directors. Subject to preferences that may be applicable to any Preferred Stock outstanding at the time, holders of Megatest Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Megatest, holders of Megatest Common Stock are entitled to share ratably in all assets remaining after payment of Megatest's liabilities and the liquidation preference, if any, of any outstanding shares of Preferred Stock. Holders of Megatest Common Stock have no preemptive rights and no rights to convert their Megatest Common Stock into any other securities, and there are no redemption provisions with respect to such shares. All of the outstanding shares of Megatest Common Stock are fully paid and non-assessable. The rights, preferences and privileges of holders of Megatest Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which Megatest may designate and issue in the future.

     Preferred Stock. The Megatest Board has the authority, without any further vote or action by the stockholders, to provide for the issuance of up to 5,000,000 shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the designations, preferences, limitations and relative, participating, optional or other special rights and qualifications or restrictions of the shares of each series, and to determine the voting powers, if any, of such shares. The issuance of Preferred Stock could adversely affect, among other things, the rights of existing holders of Megatest Common Stock or could delay or prevent a change in control of Megatest without further action by the stockholders. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Megatest Common Stock. In addition, any such issuance could have the effect of delaying, deferring or preventing a change in control of Megatest and could make the removal of the present management of Megatest more difficult. Megatest has no current plans to issue any Preferred Stock.

     The Transfer Agent and Registrar for Megatest Common Stock is Chemical Mellon Shareholder Services, San Francisco, California.

DESCRIPTION OF TERADYNE CAPITAL STOCK; RIGHTS PLAN

     The authorized capital stock of Teradyne consists of 125,000,000 shares of Teradyne Common Stock.

     As of October 30, 1995, there were approximately 75,781,658 shares of Teradyne Common Stock outstanding held of record by approximately 2,606 shareholders. Teradyne Common Stock is listed on the NYSE under the trading symbol "TER." Holders of Teradyne Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders and to receive such lawful dividends as may be declared by Teradyne's Board of Directors. In the event of the liquidation, dissolution or winding up of Teradyne, the holders of shares of Teradyne Common Stock will be entitled to share ratably in Teradyne's assets. All outstanding shares of Teradyne Common Stock are fully paid and nonassessable.

     The Transfer Agent and Registrar for Teradyne Common Stock is The First National Bank of Boston, Canton, Massachusetts.

     Effective March 14, 1990, the Teradyne Board of Directors declared a dividend of one right (a "Right") for each outstanding share of Teradyne Common Stock, to stockholders of record as of the close of business on March 26, 1990 and for each share of Teradyne Common Stock issued thereafter pursuant to a Rights Agreement (as amended, the "Rights Agreement"). One Right will be issued for each share of Teradyne

Common Stock issued in connection with the Merger. Each Right entitles the registered holder to purchase from Teradyne one share of Teradyne Common Stock. Upon the occurrence of certain events generally associated with an unsolicited attempt to take-over Teradyne, the Rights (except for Rights held by an Acquiring Person (as defined in the Rights Agreement)) will become exercisable and will cease to trade with the Teradyne Common Stock. Upon the acquisition without the consent of the Teradyne Board of 30% or more of the outstanding shares of Teradyne Common Stock or upon the happening of certain other events associated with a hostile take-over of Teradyne, each Right (except for Rights held by an Acquiring Person) will be converted into a right to purchase at the then current exercise price of the Right that number of shares of Teradyne Common Stock having a market value of two times the exercise price of the Right or, in the event of a merger of Teradyne into an Acquiring Person, securities of the Acquiring Person having a market value of two times the exercise price of the Right. Under certain conditions, the Teradyne Board of Directors may elect to redeem the Rights for a nominal amount or to exchange the Rights not held by an Acquiring Person for Teradyne Common Stock on a one-for-one basis.

            COMPARISON OF RIGHTS OF HOLDERS OF TERADYNE COMMON STOCK
                      AND HOLDERS OF MEGATEST COMMON STOCK

     Upon consummation of the Merger, the stockholders of Megatest, a Delaware corporation, will become shareholders of Teradyne, a Massachusetts corporation. The Delaware General Corporation Law (the "DGCL") and the Massachusetts Business Corporation Law (the "MBCL") differ in many respects, and these differences will result in changes in the rights of Megatest stockholders. The following description summarizes certain differences between the DGCL and the MBCL that may affect the rights of Megatest stockholders as a result of the Merger.

     Action by Written Consent of Stockholders. Under Section 43 of the MBCL and Teradyne's By-Laws any action required or permitted to be taken at any meeting of Teradyne shareholders may be taken without a meeting if all stockholders entitled to vote consent to the action in writing.

     Section 228 of the DGCL and Megatest's By-Laws provide that any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without such a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action to be taken is signed by the holders of outstanding stock representing the number of shares necessary to take such action at a meeting at which all shares entitled to vote were present.

     Class Votes of Stockholders. Neither the DGCL nor the MBCL requires separate class votes of all voting classes in order to approve charter amendments, mergers and sales of substantially all assets. Section 242 of the DGCL and Section 71 of the MBCL, however, provide that all classes of stock, even a nonvoting class of stock, vote on charter amendments that adversely affect the rights of holders of shares of such class. In addition, Section 78 of the MBCL provides that all classes of stock, even a non-voting class of stock, vote on a merger agreement that would adversely affect the rights of holders of shares of such class.

     Stockholder Voting. Section 78 of the MBCL provides that a merger between two or more Massachusetts corporations must be approved by two-thirds of the shares of each class of stock of each constituent corporation outstanding and entitled to vote thereon or by such lesser proportion (but not less than a majority) thereof as a corporation's articles of organization may provide. Where the merger is between one or more Massachusetts corporations and one or more foreign corporations and the surviving corporation is to be a foreign corporation, the foregoing vote is required for the domestic corporation under
Section 79 of the MBCL, but the foreign corporation is required only to comply with the applicable provisions of its jurisdiction of incorporation.

     The DGCL generally requires a majority vote of the shares of stock of each constituent corporation outstanding and entitled to vote in order to effectuate a merger between two Delaware corporations (Section 251) or between a Delaware corporation and a corporation organized under the laws of another state (a "foreign" corporation) (Section 252).

     Massachusetts has adopted a "control share" statute (Chapter 110D of the Massachusetts General Laws) under which a person who acquires voting stock of a Massachusetts corporation which results in such person's voting power exceeding certain specified amounts (20%, 33 1/3% and 50%, respectively) would lose the right to vote such stock unless the shareholders of the corporation so authorize. Any person making such a control share acquisition may file a statement with the corporation demanding that such corporation call a shareholders' meeting to vote on whether to reinstate that person's voting rights. Shareholders who vote not to reinstate such voting rights may demand certain appraisal rights in the event such voting rights are reinstated. In the absence of an affirmative election to opt out by amending its articles of organization or by-laws, the control share statute applies to a Massachusetts corporation which has (i) 200 stockholders of record, (ii) its principal executive office or substantial assets within Massachusetts and (iii) either more than 10% of its stockholders of record in Massachusetts or more than 10% of its issued and outstanding shares held by Massachusetts residents. Teradyne's By-Laws provide that Teradyne shall not be governed by the control share statute. Teradyne may, however, under certain circumstances opt into the control share statute by amending its By-Laws or Articles of Organization. Delaware does not have a control share statute.

     Stockholder Approval of Certain Business Combinations. Teradyne is subject to the provisions of Chapter 110F of the Massachusetts General Laws, an anti-takeover law. In general, this statute prohibits a publicly held Massachusetts corporation with sufficient ties to Massachusetts from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless either (i) prior to the date on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) the interested stockholder owns 90% of the corporation's outstanding voting stock upon consummation of the transaction which made him an interested stockholder (excluding shares held by certain affiliates of the corporation); or (iii) on or after the date such person becomes an interested stockholder, the business combination is approved by both the board of directors and two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 5% or more of the corporation's voting stock. A "business combination" includes merger, stock and asset sales and other transactions resulting in a financial benefit to the stockholder. Teradyne has not elected, and does not intend to elect, not to be governed by Chapter 110F. Teradyne, however, may at any time amend its Restated Articles of Organization or By-Laws to elect not to be governed by Chapter 110F by a vote of the holders of a majority of its voting stock, but such an amendment would not be effective for twelve months and would not apply to a business combination with any person who became an interested stockholder prior to the date of the amendment.

     Section 203 of the DGCL ("Section 203") prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or group who or which owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation which was the owner of 15% or more of such voting stock at any time within the previous three years.

     For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); and receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on business combinations by Section 203 does not apply if: (i) prior to the date on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder; (ii) the interested stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him an interested stockholder (excluding shares held by certain affiliates of the corporation); or (iii) on or after the date such person becomes an interested stockholder, the business combination is approved by both the board of directors and 66 2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder).

     Section 203 only applies to Delaware corporations which have a class of voting stock that is listed on a national securities exchange, is quoted on an interdealer quotation system such as The Nasdaq Stock Market (as is Megatest) or is held of record by more than 2,000 stockholders. A Delaware corporation may elect in its original certificate of incorporation, or by amending its certificate of incorporation or bylaws, that it will not be governed by Section
203. Any such amendment must be approved by the stockholders and may not be further amended by the board of directors. Megatest has not elected, and does not intend to elect, not to be governed by Section 203.

     Section 203 has been challenged in lawsuits arising out of ongoing takeover disputes, and it is not yet clear whether and to what extent its constitutionality will be upheld by the courts. Although the United States District Court for the District of Delaware has consistently upheld the constitutionality of Section 203, the Delaware Supreme Court has not yet considered the issue.

     Appraisal Rights. Pursuant to Section 76 of the MBCL, a shareholder of a Massachusetts corporation who complies with the statutory procedures, is entitled to demand payment for his or her stock in the event that the corporation has voted to sell, lease or exchange all or substantially all of its property and assets or has adopted any amendment of its articles of organization that adversely affects the rights of such shareholder.

     Section 262 of the DGCL provides for appraisal rights only in the case of a statutory merger or consolidation of the corporation where the petitioning stockholder does not consent to the transaction. In addition, no appraisal rights are available where the corporation is to be the surviving corporation and a vote of its stockholders is not required under DGCL Section 251(f). There are also no appraisal rights, unless otherwise provided for in a corporation's certificate of incorporation, for shares of stock listed on a national securities exchange or held by more than 2,000 holders of record, unless such stockholders would be required to accept anything other than shares of stock of the surviving corporation, shares of another corporation so listed or held by such number of holders or record, cash in lieu of fractional shares of such stock or any combination thereof. The Restated Certificate of Incorporation of Megatest does not provide for such additional appraisal rights.

     Amendment of Bylaws. Section 17 of the MBCL provides that the shareholders have the power to make, amend or repeal by-laws and, if authorized in the articles of organization of the corporation, the by-laws may provide that directors may also make, amend or repeal by-laws, except with respect to any provision thereof which by law, the articles of organization or the by-laws requires action by the shareholders. Any by-law adopted by the directors of the corporation may be amended or repealed by the shareholders. In the event the directors make, amend or repeal any by-law, notice of such action stating the substance of the change to the by-laws must be given to all shareholders entitled to vote on by-law amendments not later than the time of the giving of notice of the meeting of shareholders next following the action by the directors. Teradyne's Restated Articles of Organization expressly authorize the Board of Directors to amend or repeal the By-Laws.

     Section 109 of the DGCL provides that the power to adopt, amend or repeal by-laws shall be in the stockholders entitled to vote, provided that a corporation may, in its certificate of incorporation, confer such powers on the board of directors. Megatest's Restated Certificate of Incorporation expressly authorizes the Board of Directors to amend or repeal the By-Laws.

     Limitation on Directors' Liability; Indemnification of Officers and Directors. Section 67 of the MBCL provides that indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, may be provided by it to whatever extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the shareholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Teradyne's By-laws provide for indemnification of its directors, officers and employees to the full extent permitted by the MBCL.
Section 13(b)(1 1/2) of the MBCL allows a corporation to include in its Articles of Organization a provision that limits or eliminates the personal liability of directors to the corporation and its shareholders for monetary damages for breach of fiduciary duty as a director. Teradyne's Restated Articles of Organization include provisions eliminating the personal liability of Teradyne's directors for monetary damages resulting from breaches of their fiduciary duty except (i) for any breach of the director's duty of loyalty to Teradyne or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 and 62 of the MBCL, or any amendatory or successor provisions thereto, or (iv) with respect to any transaction from which the director derived an improper personal benefit.

     Section 102 of the DGCL allows a corporation to include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors to the corporation and its shareholders for monetary damages for breach of fiduciary duty as a director. Section 102 of the DGCL does not, however, permit a corporation to limit or eliminate the personal liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) intentional or negligent payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit. Megatest's Restated Certificate of Incorporation provides for limitations on director's liability to Megatest to the fullest extent permitted by the DGCL.

     Section 145 of the DGCL provides that a corporation may indemnify any of its officers and directors party to any action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another organization by, among other things, a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. Megatest has entered into indemnification agreements with certain of its directors and officers indemnifying them to the maximum extent permitted by the DGCL.

     Classified Board of Directors. Section 50A of the MBCL generally requires that publicly-held Massachusetts corporations have a classified board of directors consisting of three classes as nearly equal in size as possible, unless those corporations elect to opt out of the statute's coverage. Teradyne has not opted out, and does not intend to opt out, of Section 50A. Teradyne, however, may at any time elect not to be governed by Section 50A by a vote of a majority of its Board of Directors or a vote of 2/3 of the shareholders. Teradyne's Board of Directors is divided into three classes each of which serves a three-year term.

     Delaware law permits, but does not require, a classified board of directors, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively.

     Cumulative Voting for Directors. While the MBCL does not expressly prohibit cumulative voting, it is generally understood that cumulative voting is not permitted in Massachusetts corporations.

     Section 214 of the DGCL permits cumulative voting for directors to the extent provided for in a Delaware corporation's certificate of incorporation. Megatest's Restated Certificate of Incorporation expressly provide its stockholders with cumulative voting rights for directors.

     Removal of Directors. Under Section 51 of the MBCL, unless the articles of organization or by-laws provide otherwise, (i) directors and officers selected by stockholders may be removed from their respective offices with or without cause by the vote of the holders of a majority of the shares entitled to vote in the election of directors or such officers, as the case may be, provided that the directors of a class elected by a particular class of stockholders and officers elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of the particular class of stockholders entitled to vote for the election of such directors or officers, as the case may be; (ii) officers elected or appointed by the directors may be removed from their respective offices, with or without cause, by vote of a majority of the directors then in office; and (iii) any director and any officer elected by the stockholders, may be removed from office for cause by vote of a majority of the directors then in office. A director or officer may be removed for cause only after reasonable notice and an opportunity to be heard before the body proposing to remove such director or officer.

     Under Section 141 of the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors, except (i) unless the certificate of incorporation otherwise provides, in the case of a corporation having a classified board, stockholders may effect such removal only for cause and (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors. Since Megatest's Restated Certificate of Incorporation provides for cumulative voting, clause (ii) of the previous sentence would apply to any attempted removal of a Megatest director.

     Newly Created Directorships and Vacancies. Section 52 of the MBCL provides that, unless otherwise provided in a corporation's articles of organization, any vacancy in the board of directors (including a vacancy resulting from the enlargement of the board) may be filled in the manner prescribed in the by-laws or in the absence of such a by-law, by the directors. Teradyne's By-laws provide that such vacancy shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors.

     Section 223 of the DGCL provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or by-laws of the corporation (Megatest's Restated Certificate of Incorporation and By-laws do not provide otherwise) or (ii) the certificate of incorporation directs that a particular class is to elect such director, in which case any other directors elected by such class, or a sole remaining directors, shall fill such vacancy (Megatest's Restated Certificate of Incorporation does not have such a provision). In addition, if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole board, the Delaware Court of Chancery may, upon application of stockholders holding at least ten percent of the shares outstanding at the time and entitled to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Such elections are to be conducted in accordance with the procedures provided by the DGCL. Unless otherwise provided in the certificate of incorporation or bylaws, when one or more directors resign from the board, a majority of directors then in office, including those who have so resigned, may vote to fill the vacancy (Megatest's Restated Certificate of Incorporation and Bylaws do not provide otherwise).

     Special Meetings. Under Section 34 of the MBCL, special meetings of shareholders of a corporation with a class of voting stock registered under the Exchange Act may be called by the president or by the directors and, unless otherwise provided in the articles of organization or by-laws, shall be called by the clerk, or in case of the death, absence, incapacity or refusal of the clerk, by any other officer, upon written application of one or more shareholders who hold at least 40% in interest of the capital stock entitled to vote thereat. In case none of the officers is able and willing to call a special meeting, the supreme judicial or superior court, upon application of one or more shareholders who hold at least 40% in interest, or such other percentage as specified in the corporation's articles of organization or by-laws, of the capital stock entitled to vote thereat, will have jurisdiction in equity to authorize one or more of such shareholders to call a meeting by giving such notice as is required by law. Teradyne's By-Laws provide that special meetings of the shareholders entitled to vote may be called by the President or the Board of Directors. Special meetings of the shareholders entitled to vote may also be called by the clerk, or in the case of the death, absence, incapacity or refusal of the clerk, by another officer, upon written application of one or more shareholders who are entitled to vote and who hold at least 66 2/3% of the interest of the capital stock entitled to vote at the meeting.

     Under Section 211 of the DGCL special meetings of stockholders may be called by the board of directors and by such other person or persons authorized to do so by the corporation's certificate of incorporation or bylaws. Under Megatest's By-Laws, a special meeting of stockholders may be called by the Board of Directors, by the chairman of the board, by the president or by one or more holders holding shares representing in the aggregate the right to cast not less than 10% of the votes at such meeting.

     Inspection Rights. Section 32 of the MBCL generally provides that a shareholder may inspect a corporation's articles of organization, its by-laws, records of its meetings of incorporators and shareholders, a list of its shareholders, and its other stock and transfer records for any proper purpose.

     Section 220 of the DGCL provides that any stockholder, upon written demand stating the purpose of the inspection, shall have the right to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and, its other books and records.

     Election of Directors. The Teradyne By-Laws provide that Teradyne's Board of Directors will consist of not less than three directors and that the number of directors for each year will be determined by a majority of the directors then in office and may be enlarged at any time by vote of a majority of the directors then in office.

     Megatest's By-Laws provide that Megatest's Board of Directors will consist of not less than five nor more than eight directors. Such provision may be changed by a duly adopted amendment to the certificate of incorporation or by an amendment to the By-Laws adopted by the vote or written consent of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the minimum number of directors to a number less than five cannot be accepted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than 16 2/3% of the outstanding shares entitled to vote thereon. No amendment may change the maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.

                                    EXPERTS

     The consolidated financial statements of Teradyne, Inc. at December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which have been incorporated by reference from the Annual Report on Form 10-K in this Proxy Statement/Prospectus, have been audited by Coopers & Lybrand LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

     The consolidated financial statements of Megatest Corporation as of and for the years ended August 31, 1995 and 1994 incorporated in this Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K of Megatest for the year ended August 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Megatest Corporation for the year ended August 31, 1993 incorporated in this Proxy Statement/Prospectus by reference from Megatest Corporation's Annual Report on Form 10-K for the year ended August 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the Teradyne Common Stock issuable pursuant to the Merger will be passed upon for Teradyne by Testa, Hurwitz & Thibeault, Boston, Massachusetts. Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, Palo Alto, California is acting as counsel for Megatest in connection with certain legal matters relating to the Merger and the transactions contemplated thereby.

                                 OTHER MATTERS

     The Megatest Board does not intend to bring any matters before the meeting other than those specifically set forth in the notice of meeting and does not know of any matters to be brought before the meeting by others. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the judgment of the Megatest Board.

                                                                         ANNEX A










               AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                 BY AND AMONG

                               TERADYNE, INC.,

                                M MERGER CORP.

                                     AND

                             MEGATEST CORPORATION







                        DATED AS OF SEPTEMBER 5, 1995

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
ARTICLE I  THE MERGER                                                                    A-1
  SECTION 1.01.    The Merger..........................................................  A-1
  SECTION 1.02.    Effective Time......................................................  A-1
  SECTION 1.03.    Effect of the Merger................................................  A-2
  SECTION 1.04.    Certificate of Incorporation; By-Laws...............................  A-2
  SECTION 1.05.    Directors and Officers..............................................  A-2
  SECTION 1.06.    Effect on Capital Stock.............................................  A-2
  SECTION 1.07.    Exchange of Certificates............................................  A-3
  SECTION 1.08.    Stock Transfer Books................................................  A-4
  SECTION 1.09.    Dissenting Shares...................................................  A-4
  SECTION 1.10.    No Further Ownership Rights in Company Common Stock.................  A-5
  SECTION 1.11.    Lost, Stolen or Destroyed Certificates..............................  A-5
  SECTION 1.12.    Tax and Accounting Consequences.....................................  A-5
  SECTION 1.13.    Taking of Necessary Action; Further Action..........................  A-5
  SECTION 1.14.    Material Adverse Effect.............................................  A-5

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY                                A-6
  SECTION 2.01.    Organization and Qualification; Subsidiaries........................  A-6
  SECTION 2.02.    Certificate of Incorporation and By-Laws............................  A-6
  SECTION 2.03.    Capitalization......................................................  A-6
  SECTION 2.04.    Authority Relative to this Agreement................................  A-7
  SECTION 2.05.    No Conflict, Required Filings and Consents..........................  A-7
  SECTION 2.06.    Compliance; Permits.................................................  A-8
  SECTION 2.07.    SEC Filings; Financial Statements...................................  A-8
  SECTION 2.08.    Absence of Certain Changes or Events................................  A-9
  SECTION 2.09.    No Undisclosed Liabilities..........................................  A-9
  SECTION 2.10.    Absence of Litigation...............................................  A-9
  SECTION 2.11.    Employee Benefit Plans, Employment Agreements.......................  A-9
  SECTION 2.12.    Labor Matters.......................................................  A-11
  SECTION 2.13.    Registration Statement, Proxy Statement.............................  A-11
  SECTION 2.14.    Restrictions on Business Activities.................................  A-11
  SECTION 2.15.    Title to Property...................................................  A-11
  SECTION 2.16.    Taxes...............................................................  A-12
  SECTION 2.17.    Environmental Matters...............................................  A-13
  SECTION 2.18.    Brokers.............................................................  A-13
  SECTION 2.19.    Full Disclosure.....................................................  A-14
  SECTION 2.20.    Intellectual Property...............................................  A-14
  SECTION 2.21.    Interested Party Transactions.......................................  A-15
  SECTION 2.22.    Insurance...........................................................  A-15
  SECTION 2.23.    Option Plans........................................................  A-15
  SECTION 2.24.    Vote Required.......................................................  A-15
  SECTION 2.25.    Pooling Matters.....................................................  A-15
  SECTION 2.26.    Opinion of Financial Advisor........................................  A-15

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT
     AND MERGER SUB                                                                      A-16
  SECTION 3.01.    Organization and Qualification......................................  A-16
  SECTION 3.02.    Authority Relative to this Agreement................................  A-16
  SECTION 3.03.    No Conflict; Required Filings and Consents..........................  A-16
  SECTION 3.04.    Articles of Organization and By-Laws................................  A-17

                                                                                         PAGE
                                                                                         ----
  SECTION 3.05.    Capitalization......................................................  A-17
  SECTION 3.06.    Compliance, Permits.................................................  A-17
  SECTION 3.07.    SEC Filings, Financial Statements...................................  A-17
  SECTION 3.08.    Absence of Certain Changes or Events................................  A-18
  SECTION 3.09.    Restrictions on Business Activities.................................  A-18
  SECTION 3.10.    Title to Property...................................................  A-18
  SECTION 3.11.    Full Disclosure.....................................................  A-19
  SECTION 3.12.    No Undisclosed Liabilities..........................................  A-19
  SECTION 3.13.    Absence of Litigation...............................................  A-19
  SECTION 3.14.    Insurance...........................................................  A-19
  SECTION 3.15.    Registration Statement; Proxy Statement; Prospectus.................  A-19
  SECTION 3.16.    Taxes...............................................................  A-19
  SECTION 3.17.    Brokers.............................................................  A-20
  SECTION 3.18.    Opinion of Financial Advisor........................................  A-20
  SECTION 3.19.    Pooling Matters.....................................................  A-20
  SECTION 3.20.    No Stockholder Vote.................................................  A-20
  SECTION 3.21.    Employee Benefit Plans, Employment Agreements.......................  A-20
  SECTION 3.22.    Labor Matters.......................................................  A-21
  SECTION 3.23.    Environmental Matters...............................................  A-21
  SECTION 3.24.    Intellectual Property...............................................  A-21

ARTICLE IV  CONDUCT OF BUSINESS PENDING THE MERGER                                       A-22
  SECTION 4.01.    Conduct of Business by the Company Pending the Merger...............  A-22
  SECTION 4.02.    No Solicitation.....................................................  A-24
  SECTION 4.03.    Conduct of Business by Parent Pending the Merger....................  A-25

ARTICLE V  ADDITIONAL AGREEMENTS                                                         A-26
  SECTION 5.01.    Proxy Statement/Prospectus; Registration Statement..................  A-26
  SECTION 5.02.    Stockholders Meeting................................................  A-26
  SECTION 5.03.    Access to Information; Confidentiality..............................  A-26
  SECTION 5.04.    Consents; Approvals.................................................  A-26
  SECTION 5.05.    Stock Options.......................................................  A-27
  SECTION 5.06.    Company Employee Stock Purchase Plan................................  A-27
  SECTION 5.07.    Agreements of Affiliates............................................  A-27
  SECTION 5.08.    Indemnification and Insurance.......................................  A-28
  SECTION 5.09.    Employee Benefit Plans..............................................  A-28
  SECTION 5.10.    Notification of Certain Matters.....................................  A-29
  SECTION 5.11.    Further Action/Tax Treatment........................................  A-29
  SECTION 5.12.    Public Announcements................................................  A-29
  SECTION 5.13.    Listing of Parent Common Shares.....................................  A-29
  SECTION 5.14.    Conveyance Taxes....................................................  A-29
  SECTION 5.15.    Accountants' Letters................................................  A-29
  SECTION 5.16.    Employment Agreements...............................................  A-29

ARTICLE VI  CONDITIONS TO THE MERGER                                                     A-30
  SECTION 6.01.    Conditions to Obligation of Each Party to Effect the Merger.........  A-30
  SECTION 6.02.    Additional Conditions to Obligations of Parent and Merger Sub.......  A-30
  SECTION 6.03.    Additional Conditions to Obligation of the Company..................  A-31

ARTICLE VII  TERMINATION                                                                 A-31
  SECTION 7.01.    Termination.........................................................  A-31
  SECTION 7.02.    Effect of Termination...............................................  A-32

                                                                                         PAGE
                                                                                         ----
  SECTION 7.03.    Fees and Expenses Payable By Company................................  A-32
  SECTION 7.04.    Fees and Expenses Payable By Parent.................................  A-33

ARTICLE VIII  GENERAL PROVISIONS                                                         A-33
  SECTION 8.01.    Effectiveness of Representations, Warranties and Agreements.........  A-33
  SECTION 8.02.    Notices.............................................................  A-34
  SECTION 8.03.    Certain Definitions.................................................  A-34
  SECTION 8.04.    Amendment...........................................................  A-35
  SECTION 8.05.    Waiver..............................................................  A-35
  SECTION 8.06.    Headings............................................................  A-35
  SECTION 8.07.    Severability........................................................  A-35
  SECTION 8.08.    Entire Agreement....................................................  A-35
  SECTION 8.09.    Assignment, Merger Sub..............................................  A-35
  SECTION 8.10.    Parties in Interest.................................................  A-35
  SECTION 8.11.    Failure or Indulgence Not Waiver; Remedies Cumulative...............  A-36
  SECTION 8.12.    Governing Law.......................................................  A-36
  SECTION 8.13.    Counterparts........................................................  A-36

EXHIBITS:
Exhibit A: Form of Affiliate Agreement
Exhibit B: Employment Agreement Terms
Exhibit 1.06(b): Adjustment of Conversion Ratio

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, as amended, dated as of September 5, 1995 (this "Agreement"), among TERADYNE, INC., a Massachusetts corporation ("Parent"), M MERGER CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and MEGATEST CORPORATION, a Delaware corporation (the "Company").

                             W I T N E S S E T H :

     WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law ("Delaware Law") upon the terms and subject to the conditions set forth herein;

     WHEREAS, pursuant to the Merger, each outstanding share (a "Share") of the Company's common stock, $0.001 par value per share (the "Company Common Stock"), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.07(b)), upon the terms and subject to the conditions set forth herein;

     WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code;

     WHEREAS, for accounting purposes, it is intended that the transactions contemplated hereby shall be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP");

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. THE MERGER.

          (a) Effective Time. At the Effective Time (as defined in Section 1.02), and subject to and upon the terms and conditions of this Agreement and Delaware Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

          (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
     Section 7.01 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Testa, Hurwitz & Thibeault, 125 High Street, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the parties hereto.

     SECTION 1.02. EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by Section 251 of Delaware Law (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the time of such filing being the "Effective Time").

     SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.04. CERTIFICATE OF INCORPORATION; BY-LAWS.

          (a) Certificate of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "FIRST: The name of the corporation is MEGATEST Corporation."

          (b) By-Laws. The By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

     SECTION 1.05. DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time and the additional persons listed on
Schedule 1.05 of the Company Disclosure Schedule shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.06. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

          (a) Conversion of Securities. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.06(b) and any Dissenting Shares (as defined in Section 1.09)) shall be converted, subject to Section 1.06(f), into the right to receive .9091 shares (.9091, as adjusted pursuant to Section 1.06(b), the "Exchange Ratio") of validly issued, fully paid and nonassessable shares of common stock of Parent, $.125 par value ("Parent Common Shares").

          (b) Adjustment of Conversion Ratio. If the Final Parent Stock Price (as defined below) is equal to or less than $36.00 per share, no adjustment to the Exchange Ratio shall be made. If the Final Parent Stock Price is greater than $36.00 per share, then the Exchange Ratio shall be adjusted in accordance with the formula specified on Exhibit 1.06(b) hereto provided, however, that the Exchange Ratio as adjusted pursuant to this Section 1.06(b) shall in no event be less than .8333. For purposes hereof, "Final Parent Stock Price" shall mean the average of the closing prices of the Parent Common Stock for the twenty consecutive days on which the Parent Common Shares are traded on The New York Stock Exchange (the "NYSE") ending on the fifth calendar day immediately preceding the Company Stockholders Meeting (as defined in Section 2.13).

          (c) Cancellation. Each Share held in the treasury of the Company and each Share owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

          (d) Assumption of Stock Options; Stock Purchase Rights. All options to purchase Company Common Stock then outstanding under the Company Stock Option Plans (as defined in Section 5.05) shall be assumed by Parent in accordance with Section 5.05. Immediately prior to the Effective Time, all rights to purchase Company Common Stock then outstanding under the Company Stock Purchase Plan (as defined in Section 5.06) shall be exercised in accordance with Section 5.06 and the shares so purchased shall be converted into Parent Common Shares at the Effective Time.

          (e) Capital Stock of Merger Sub. Each share of common stock, $0.001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Shares or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Shares or Company Common Stock occurring after the date hereof and prior to the Effective Time.

          (g) Fractional Shares. No fraction of a share of Parent Common Shares will be issued, but, except as provided in Section 5.05, in lieu thereof each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Shares (after aggregating all fractional shares of Parent Common Shares to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average of the closing prices of Teradyne Common Stock for the twenty consecutive days on which Teradyne Common Stock is traded on the NYSE ending on the fifth calendar day immediately preceding the day on which the Special Meeting is held.

     SECTION 1.07. EXCHANGE OF CERTIFICATES.

          (a) Exchange Agent. Immediately prior to the Effective Time, Parent shall supply, or shall cause to be supplied, to or for the account of a bank or trust company designated by Parent (the "Exchange Agent"), in trust for the benefit of the holders of Company Common Stock (other than Dissenting Shares), for exchange in accordance with this Section 1.07, through the Exchange Agent, certificates evidencing the Parent Common Shares issuable pursuant to Section 1.06 in exchange for outstanding Shares plus cash in an amount sufficient for payment in lieu of fractional shares as provided in Section 1.06(g).

          (b) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding Shares (other than Dissenting Shares) (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of Parent Common Shares and, in lieu of any fractional shares thereof, cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole Parent Common Shares which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.07(c), and (C) cash in lieu of fractional Parent Common Shares to which such holder is entitled pursuant to Section 1.06(g) (the Parent Common Shares, dividends, distributions and cash described in this clause (C) being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, Parent Common Shares and cash may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of the Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Shares into which such shares of the Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.06.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time, with respect to Parent Common Shares with a record date after the Effective Time, shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Shares.

          (d) Transfers of Ownership. If any certificate for shares of Parent Common Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Shares in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (e) No Liability. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (f) Withholding Rights. Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

     SECTION 1.08. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Company Common Stock thereafter on the records of the Company.

     SECTION 1.09. DISSENTING SHARES.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of capital stock of the Company held by a holder who has exercised dissenters' rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Merger

          Consideration pursuant to Section 1.06, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

          (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the certificate or certificates representing such Dissenting Shares.

          (c) The Company shall give Parent (i) prompt notice of any written demands received by the Company for an appraisal of shares of capital stock of the Company pursuant to Section 262 of Delaware Law, withdrawals of such demands, and any other related instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

     SECTION 1.10. NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     SECTION 1.11. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Parent Common Shares as may be required pursuant to Section 1.06; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     SECTION 1.12. TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests under GAAP. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations promulgated under the Code.

     SECTION 1.13. TAKING OF NECESSARY ACTION; FURTHER ACTION. Subject to the terms and conditions herein, each of Parent, Merger Sub and the Company in good faith will take all such commercially reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     SECTION 1.14. MATERIAL ADVERSE EFFECT. When used in this Agreement with respect to the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, the term "Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, in each case taken as a whole; provided, however, that a Material Adverse Effect shall not include any change or effect in respect of the Company and its subsidiaries or in respect of Parent and its subsidiaries, as the case may be, resulting from conditions affecting the semiconductor automatic test equipment industry generally or general economic conditions.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the written disclosure schedule previously delivered by Company to Parent (the "Company Disclosure Schedule"):

     SECTION 2.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 2.01 of the Company Disclosure Schedule, except as is noted therein. Except as set forth in Section
2.01 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     SECTION 2.02. CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished to Parent a complete and correct copy of its Certificate of Incorporation and By-Laws, as amended to date, and, except as is set forth in
Section 2.02 of the Company Disclosure Schedule, equivalent organizational documents of each of its subsidiaries (the "Subsidiary Documents"). Such Certificate of Incorporation, By-Laws and equivalent organizational documents of each of its subsidiaries are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or Subsidiary Documents except, in the case of any subsidiary of the Company, to the extent any such violation would not have a Material Adverse Effect.

     SECTION 2.03. CAPITALIZATION. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 5,000,000 shares of the Company's Preferred Stock $.001 par value per share (the "Company Preferred Stock"). As of August 26, 1995, (i) 7,422,462 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock were held by subsidiaries of the Company, (iii) 1,546,119 shares of Company Common Stock were reserved for future issuance pursuant to option grants under the Company Stock Option Plans,
(iv) 406,834 shares of Company Common Stock were reserved for future issuance under the Company Stock Purchase Plan and (v) no shares of Company Preferred Stock were issued and outstanding. No material change in such capitalization has occurred between August 26, 1995 and the date hereof. For purposes hereof, option exercises by optionholders of Company Common Stock in the ordinary course of business and issuances of Company Common Stock under the 1992 Employee Stock Purchase Plan pursuant to the terms of such plan shall not be deemed a material change in the Company's capitalization. Except as set forth in this Section 2.03 or Section 2.11 hereof or in Section 2.03 or Section 2.11 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company capital stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and, other than directors' qualifying shares, all such shares are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

     SECTION 2.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of the Merger by the holders of at least a majority of the outstanding shares of the Company Common Stock entitled to vote in accordance with Delaware Law and the Company's Certificate of Incorporation and By-Laws). The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into a business combination with Parent upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, constitutes the legal, valid and binding obligation of the Company.

     SECTION 2.05. NO CONFLICT, REQUIRED FILINGS AND CONSENTS.

          (a) Section 2.05(a) of the Company Disclosure Schedule includes a list of (i) all material contracts of the Company and its subsidiaries and (ii) all agreements which, as of the date hereof, will be required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the SEC's rules thereunder (collectively, the "Exchange Act") as "material contracts" ((i) and (ii) being, collectively, the "Material Contracts") of the Company and its subsidiaries.

          (b) Except as set forth in Section 2.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws or equivalent organizational documents of the Company or any of its subsidiaries, (ii) to the Company's knowledge, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except in any such case for any such breaches, defaults or other occurrences that would not individually or in the aggregate, have a Material Adverse Effect.

          (c) Except as set forth in Section 2.05(c) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, state securities laws ("Blue Sky Laws") and the pre-merger notification requirements of the Hart-Scott-

     Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation of appropriate merger or other documents as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay the Company from performing its obligations under this Agreement, or would not otherwise have a Material Adverse Effect.

     SECTION 2.06. COMPLIANCE; PERMITS.

          (a) Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) to the Company's knowledge, any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which, individually or in the aggregate, would in either such case not have a Material Adverse Effect.

          (b) To the Company's knowledge, the Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole (collectively, the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not have a Material Adverse Effect.

     SECTION 2.07. SEC FILINGS; FINANCIAL STATEMENTS.

          (a) The Company has filed all forms, reports and documents required to be filed with the SEC since March 1, 1993 and has made available to Parent
     (i) its Quarterly Reports on Form 10-Q for the periods ended November 30, 1994, February 28, 1995 and May 31, 1995 respectively, (ii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since March 1, 1993, (iii) all other reports or registration statements filed by the Company with the SEC (other than Reports on Forms 3, 4 and 5 and Schedule 13G filed on behalf of affiliates of the Company) since March 1, 1993 and (iv) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC (collectively, the "Company SEC Reports"). The Company SEC Reports
     (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and each fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

          (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

     SECTION 2.08. ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 2.08 of the Company Disclosure Schedule or in any Company SEC Report, since August 31, 1994, the Company has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect; (ii) any amendments or changes in the Certificate of Incorporation or By-laws of the Company; (iii) any damage to, destruction or loss of any assets of the Company (whether or not covered by insurance) that had or could have a Material Adverse Effect; (iv) any change by the Company in its accounting methods, principles or practices; (v) any revaluation by the Company of any of its material assets, including, without limitation, writing down the value of capitalized software or inventory, or writing off notes or accounts receivable other than in the ordinary course of business; (vi) any sale of a material amount of property of the Company, except for sales in the ordinary course of business; or (vii) any other action or event that would have required the consent of Parent pursuant to
Section 4.01 had such action or event occurred after the date of this Agreement.

     SECTION 2.09. NO UNDISCLOSED LIABILITIES.  Except as is disclosed in
Section 2.09 of the Company Disclosure Schedule or in any Company SEC Report, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of the Company and its subsidiaries taken as a whole, except liabilities (a) adequately provided for in the Company's audited balance sheet (including any related notes thereto) for the fiscal year ended August 31, 1994 included in the Company SEC Reports (the "1994 Balance Sheet"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 1994 Balance Sheet or on any balance sheet contained in an SEC Report filed for any subsequent period, or (c) incurred since August 31, 1994 in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with this Agreement.

     SECTION 2.10. ABSENCE OF LITIGATION. Except as set forth in the Company SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 2.11. EMPLOYEE BENEFIT PLANS, EMPLOYMENT AGREEMENTS.

          (a) Section 2.11 (a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), regardless of whether ERISA is applicable thereto, all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or termination pay, medical or life insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plans, agreements or arrangements and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any subsidiary of the Company, to which the Company, an ERISA Affiliate, or any subsidiary is a party, with respect to which the Company, an ERISA Affiliate, or any subsidiary has or could have any material obligation, as well as each plan with respect to which the Company or an ERISA Affiliate could incur any material liability if such plan has been or were terminated (together, the "Employee Plans"), and a copy of each such written Employee Plan has been made available to Parent.

          (b) Except as set forth in Section 2.11 (b) of the Company Disclosure Schedule, (i) none of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person and none of the Employee Plans is a "multi-employer plan" as such term is defined in
     Section 3(37) of ERISA; (ii) there has been no transaction or failure to act with respect to any Employee Plan, which could result in any material liability of the Company or any of its subsidiaries; (iii) all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes, orders, or governmental rules and regulations currently in effect with respect thereto, and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code, or the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; (vi) with respect to each Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
     Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation arising in the ordinary course).

          (c) Each Employee Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority, has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause the appropriate governmental agency or authority to revoke, such qualification, registration or approval.

          (d) All contributions (including premiums) required by law or contract to have been made or approved by the Company under or with respect to Employee Plans have been paid or accrued by the Company. Except as disclosed in Section 2.11(d) of the Company Disclosure Schedule, without limiting the foregoing, there are no material unfunded liabilities under any Employee Plan.

          (e) There are no pending or, to the knowledge of the Company, threatened investigations, litigation or other enforcement actions against the Company with respect to any of the Employee Plans.

          (f) There are no actions, suits or claims pending or, to the knowledge of the Company, threatened by former or present employees of the Company (or their beneficiaries) with respect to Employee Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

          (g) To the Company's knowledge, no condition or event has occurred with respect to the Employee Plans which has or could reasonably be expected to result in a material liability to the Company.

          (h) Section 2.11(h) of the Company Disclosure Schedule sets forth as of August 26, 1995 a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested within six months of the date hereof, or as a result of the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option. Section 2.11(h) of the Company Disclosure Schedule also sets forth the total number of such ISOs and such nonqualified options.

          (i) The Company has made available to Parent (i) copies of all employment agreements with officers of the Company; (ii) copies of all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $100,000; (iii) a schedule listing all officers of the Company who have executed a non-competition agreement with the Company; (iv) copies (or descriptions) of all severance agreements, programs and policies of the Company with or relative to its employees, excluding programs and policies required to be maintained by law; (v) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions; and (vi) the form of standard employment agreement, if any, of the Company for its non-executive employees. The Company has provided to Parent a complete list of (i) all salary increases for each officer of the Company for the fiscal year 1996 and (ii) all bonus amounts earned by each officer of the Company for fiscal year 1995.

     SECTION 2.12. LABOR MATTERS. There are no controversies pending or, to the knowledge of the Company or any of its subsidiaries, threatened, between the Company or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

     SECTION 2.13. REGISTRATION STATEMENT, PROXY STATEMENT. None of the information supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Shares in the Merger (the "Registration Statement") or (ii) the proxy statement relating to the meeting of the Company's stockholders (the "Company Stockholders Meeting") to be held in connection with the Merger (the "Proxy Statement" and, together with the Registration Statement, the "Proxy Statement/Prospectus") will, at the respective times filed with the SEC or other regulatory agency and, in addition, (a) in the case of the Proxy Statement/Prospectus, at the date it or any amendment or supplement thereto is mailed to stockholders, at the time of the Company Stockholders Meeting and at the Effective Time and (b) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

     SECTION 2.14. RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement, there is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of the Company or any of its subsidiaries, acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted by the Company.

     SECTION 2.15. TITLE TO PROPERTY. Section 2.15 of the Company Disclosure Statement sets forth a true and complete list of all real property owned by the Company and all real property leased by the Company or any of its subsidiaries requiring annual lease payments of more than $50,000, and the aggregate monthly rental or other fee payable under such lease. The Company and each of its subsidiaries have good, marketable and defeasible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not, individually or in the aggregate, have a Material Adverse Effect; and all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, any existing material default or event of default on the part of the Company (or event which with notice or lapse of time, or both, would constitute a material default on the part of the Company and in respect of which the Company or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not have a Material Adverse Effect. All the facilities of the Company and its subsidiaries, except such as may be under construction, are in good operating condition and repair, except where the failure of such plants, structures and equipment to be in such good operating condition and repair would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 2.16. TAXES.

          (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, provincial, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service (the "IRS") or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

          (b) Other than as disclosed on Section 2.16(b) of the Company Disclosure Schedule, the Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its subsidiaries is or has been a member, have filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them or any of them, and have paid and discharged all Taxes shown therein to be due and there are no other Taxes that would be due if asserted by a taxing authority, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) or with respect to which the Company is maintaining reserves in accordance with GAAP in its financial statements to the extent currently required in all material respects adequate for their payment, except, in each instance, to the extent the failure to do so would not have a Material Adverse Effect. Neither the IRS nor any other taxing authority or agency is now asserting or, to the best of the Company's knowledge, threatening to assert against the Company or any of its subsidiaries any deficiency or claim for additional Taxes other than additional Taxes with respect to which the Company is maintaining reserves in accordance with GAAP in its financial statements which are in all material respects adequate for their payment, except, in each instance, to the extent the failure to do so would not have a Material Adverse Effect. No Tax Return of either the Company or any of its subsidiaries is currently being audited by any taxing authority. No material tax claim has become a lien on any assets of the Company or any subsidiary thereof and neither the Company nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

          (c) The Company on behalf of itself and all its subsidiaries hereby represents that, other than as disclosed on Section 2.16(c) of the Company Disclosure Schedule, and other than with respect to items the inaccuracy of which would not have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is a party to any agreement, contract or arrangement that may result, separately or in the aggregate, in the payment of (a) any "excess parachute payment" within the meaning of Section 28OG of the Code, determined without regard to Section 28OG(b)(4) of the Code or
     (b) any amount that would not be deductible by the Parent or the Company under Section 162(m) of the Code; (ii) neither the Company nor any of its subsidiaries has been subject to any accumulated earning tax or personal holding company tax; (iii) neither the Company nor any of its subsidiaries is now or owns stock in a passive foreign investment company within the meaning of Section 1296 of the Code; (iv) neither the Company nor any of its subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for United States federal or state income tax purposes could be affected by the transactions contemplated hereunder; (v) neither the Company nor any of its subsidiaries has entered into any deferred intercompany transaction within the meaning of Section 1.1502-13(a)(2) of the United States

     Treasury Regulations promulgated under the Code as to which material items of deferred gain or loss have not been restored; and (vi) no material excess loss account within the meaning of Section 1.1502-32 and -19 of the United States Treasury Regulations promulgated under the Code exists with respect to the stock of any of the Company's subsidiaries; (vi) neither the Company nor any of its Subsidiaries has filed a consent under Section 341(f) concerning collapsible corporations; (vii) neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code; (viii) neither the Company nor any of its subsidiaries has any liability for the Taxes of another person (other than any of the Company and its subsidiaries) under Section 1.1502-6 of the United States Treasury Regulations promulgated under the Code (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (d) No power of attorney has been granted by the Company or any of its subsidiaries with respect to any matter relating to Taxes which is currently in force.

          (e) Neither the Company nor any of its subsidiaries is a party to any agreement or arrangement (written or oral) providing for the allocation or sharing of Taxes.

          (f) The Company and each of its subsidiaries have withheld from each payment made to any of their respective past or present employees, officers or directors the amount of all Taxes and other deductions required to be withheld therefrom and paid the same to the proper tax or other receiving officers within the time required by law, except to the extent that any failure to do so would not have a Material Adverse Effect.

          (g) The Company has remitted to the appropriate Tax authority when required by law to do so all amounts collected by it on account of all retail sales Tax, except to the extent that any failure to do so would not have a Material Adverse Effect.

          (h) There has been no material debt to a third party of the Company or any of its subsidiaries which has been forgiven and which has given rise to (or is expected to give rise to) "cancellation of indebtedness income" under the provisions of the Code.

     SECTION 2.17. ENVIRONMENTAL MATTERS. Except in all cases, in the aggregate, as have not had and could not reasonably be expected to have a Material Adverse Effect, to the Company's knowledge, the Company and each of its subsidiaries (i) have obtained all applicable permits, licenses and other authorizations which are required under federal, state, provincial or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirement, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from the Company's or any of its subsidiary's (or any of their respective agent's) manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of federal, state or local laws, rules or regulations to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

     SECTION 2.18. BROKERS. No broker, finder or investment banker (other than Montgomery Securities is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Montgomery Securities pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

     SECTION 2.19. FULL DISCLOSURE. No statement contained in any certificate or schedule furnished or to be furnished by the Company or its subsidiaries to Parent or Merger Sub in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made and based upon the facts and circumstances existing at the time it was made, to make the statements herein or therein not misleading.

     SECTION 2.20. INTELLECTUAL PROPERTY.

          (a) The Company owns, or is licensed or otherwise possesses legally sufficient rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used or proposed to be used in the business of the Company as currently conducted, except where the failure to own or to license or possess such rights would not have a Material Adverse Effect. Section 2.20(a) of the Company Disclosure Schedule lists all current patents, registered and material unregistered trademarks and service marks, registered and material unregistered copyrights, trade names and any applications therefor owned by the Company (the "Company Intellectual Property Rights"), and specifies the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all material software products marketed by the Company on a standalone (independent of hardware) basis and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered.
     Section 2.20(a) of the Company Disclosure Schedule includes and specifically identifies all material third-party patents, trademarks or copyrights (including software) (the "Third Party Intellectual Property Rights"), to the knowledge of the Company, which are incorporated in, are, or form a part of, any Company product. Section 2.20(a) of the Company Disclosure Schedule lists (i) except for object code license agreements for the Company's products executed in the ordinary course of business and in accordance with the Company's past practices, all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Company Intellectual Property Right, or any trade secret material to the Company; and (ii) except for all software programs available on a general commercial basis, all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any Third-Party Intellectual Property Rights or other trade secret of a third party, in or as any Company product, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

          (b) Except as set forth in Section 2.20(b) of the Company Disclosure Schedule, the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described in Section 2.20(a) of the Company Disclosure Schedule, which violation would have a Material Adverse Effect. No claims with respect to the Company Intellectual Property Rights, any trade secret material to the Company, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through the Company, are currently pending or, to the knowledge of the Company, are threatened by any person; nor does the Company know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as so used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trademark, service mark or trade secret of any other person; (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted by the Company; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (iv) challenging the Company's license or legally enforceable right to use of the Third Party Intellectual Rights. To the Company's knowledge, all patents, registered trademarks, registered maskworks and registered copyrights held by the Company are valid and subsisting. Except as set forth in Section 2.20(b) of the Company Disclosure Schedule, to the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its subsidiaries, which use, infringement or misappropriation would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, maskworks or copyrights and which has not been finally terminated prior to the date hereof, (ii) has been informed or notified by any third party in writing that the Company may be engaged in such infringement or (iii) has knowledge of any infringement liability with respect to, or infringement by, the Company or any of its subsidiaries of any trade secret, patent, trademark, service mark, maskwork or copyright of another, which infringement would have a Material Adverse Effect.

          (c) Each employee of the Company with access to confidential information concerning the Company has executed a confidentiality and invention agreement in the forms previously delivered to Parent.

     SECTION 2.21. INTERESTED PARTY TRANSACTIONS.  Except as set forth in
Section 2.21 of the Company Disclosure Schedule or in the Company SEC Reports since December 9, 1994, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     SECTION 2.22. INSURANCE. Section 2.22 of the Company Disclosure Schedule lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its subsidiaries. There is no material claim by the Company or any of its subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company and its subsidiaries are otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage in all material respects). The Company does not know of any threatened termination of, or material premium increase with respect to, any of such policies.

     SECTION 2.23. OPTION PLANS. Except as set forth in Section 2.23 of the Company Disclosure Schedule, the Board of Directors of the Company has taken all necessary action (or refrained from taking action, where appropriate) under the Company Stock Option Plans (as defined in Section 5.05) so that no Stock Options (or any portion thereof) will be accelerated or entitled to receive cash or other property as a result of the consummation of the transactions contemplated hereby, but instead shall be assumed as provided in Section 1.06(c) hereof.

     SECTION 2.24. VOTE REQUIRED. The affirmative vote of the holders of at least a majority of the outstanding shares of the Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

     SECTION 2.25. POOLING MATTERS. To the Company's knowledge and based upon consultation with its independent accountants, neither the Company nor any of its affiliates has taken or agreed to take any action that would affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests. The Company has received from Price Waterhouse LLP a written opinion addressed to it and Parent to the effect that the Merger qualifies for a pooling of interests accounting treatment if consummated in accordance with this Agreement.

     SECTION 2.26. OPINION OF FINANCIAL ADVISOR. The Company has been advised by its financial advisor, Montgomery Securities, that in its opinion, as of the date hereof, the terms of the Merger are fair to the

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

stockholders of the Company from a financial point of view, and the Company has delivered a written copy of such opinion to Parent.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth in the written disclosure schedule previously delivered by Parent to the Company (the "Parent Disclosure Schedule"):

     SECTION 3.01. ORGANIZATION AND QUALIFICATION. Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not have a Material Adverse Effect. Parent and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect.

     SECTION 3.02. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. The Board of Directors of Parent has determined that it is advisable and in the best interest of Parent's stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub.

          SECTION 3.03. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not,
     (i) conflict with or violate the Articles of Organization or By-Laws of Parent or the Certificate of Incorporation or By-Laws of Merger Sub; (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of it subsidiaries or by which its or their respective properties are bound or affected; or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in any such case for any such breaches, defaults or other occurrences that would not have a Material Adverse Effect.

          (b) The execution and delivery of this Agreement by Parent and Merger Sub will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the NYSE, the Blue Sky Laws and the pre-merger notification requirements of the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement, and would not have a Material Adverse Effect.

     SECTION 3.04. ARTICLES OF ORGANIZATION AND BY-LAWS. Parent has heretofore furnished to the Company a complete and correct copy of its Articles of Organization and the By-Laws, as amended to date. Such Articles of Organization and By-Laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

     SECTION 3.05. CAPITALIZATION. As of June 30, 1995, the authorized capital stock of Parent consisted of 75,000,000 Parent Common Shares of which:
37,610,648 shares were issued and outstanding, 1,575,008 shares were held in treasury, 5,677,973 shares were reserved for issuance pursuant to outstanding options under Parent's stock option plans, and 560,640 shares were reserved for future issuance under Parent's employee purchase plan. No material change in such capitalization has occurred between June 30, 1995 and the date hereof except that (A) on July 24, 1995, Parent declared a two-for-one stock split in the form of a stock dividend on its issued and outstanding Parent Common Shares payable to holders of record on August 8, 1995 and (B) on July 17, 1995, Parent amended its Articles of Organization to increase its authorized capital stock from 75,000,000 Parent Common Shares to 125,000,000 Parent Common Shares. Except as set forth in this Section 3.05, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, 100 shares of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Parent's and Merger Sub's respective capital stock have been duly authorized and validly existing and are fully paid and nonassessable. Parent owns all of the capital stock of Merger Sub. The Parent is party to a Rights Agreement (the "Rights Agreement") dated as of March 14, 1990, a copy of which has been provided to the Company. Parent represents and warrants that since March 14, 1990 there has not occurred an event which has caused the rights issuable under the Rights Agreement to separate from the Parent Common Shares.

          SECTION 3.06. COMPLIANCE, PERMITS. (a) Neither Parent nor any of its subsidiaries is in conflict with, in default with respect to or in violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries is or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not have a Material Adverse Effect.

          (b) Parent and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "Parent Permits"). Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to so comply would not have a Material Adverse Effect.

          SECTION 3.07. SEC FILINGS, FINANCIAL STATEMENTS. (a) Parent has filed all forms, reports and documents required to be filed with the SEC since December 31, 1992, and has heretofore delivered to the Company, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1993 and 1994 and its quarterly report on Form 10-Q for the fiscal quarters ended March 31, 1995 and June 30, 1995 (ii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since December 31, 1994, (iii) all other reports or registration statements (other than Reports on Form 3, 4 or 5 filed on behalf of affiliates of the Parent) filed by Parent with the SEC since December 31, 1994 and (iv) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) were prepared in accordance with the requirements of the

     Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

          (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

          (d) The Parent has provided to the Company copies of (x) all of its material contracts and (y) all agreements which, as of the date hereof, are required to be filed with the SEC pursuant to the requirements of the Exchange Act and the SEC's rules thereunder as "material contracts" of the Parent and its subsidiaries.

     SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 3.08 of the Parent Disclosure Schedule, since December 31, 1994, Parent has conducted its business in the ordinary course and there has not occurred:
(i) any Material Adverse Effect; (ii) any amendments or changes in the Articles of Organization or By-Laws of Parent; (iii) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that could have a Material Adverse Effect; (iv) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (v) except as disclosed in Section 3.08 of the Parent Disclosure Schedule, any other action or event that would have required the consent of the Company pursuant to Section 4.03 had such action or event occurred after the date of this Agreement.

     SECTION 3.09. RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement, there is no material agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its subsidiaries, any acquisition of property by Parent or any of its subsidiaries or the conduct of business by Parent or any of its subsidiaries as currently conducted or as proposed to be conducted by Parent.

     SECTION 3.10. TITLE TO PROPERTY. Parent and each of its subsidiaries have good, marketable and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not have a Material Adverse Effect; and, to Parent's knowledge, all leases pursuant to which Parent or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Parent, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a material default and in respect of which Parent or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not have a Material Adverse Effect.

     SECTION 3.11. FULL DISCLOSURE. No statement contained in any certificate or schedule furnished, or to be furnished, by Parent or Merger Sub to the Company in, or pursuant to the provisions of, this Agreement contains or will contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it was made and based upon the facts and circumstances existing at the time it was made, to make the statements herein or therein not misleading.

     SECTION 3.12. NO UNDISCLOSED LIABILITIES.

          (a) Except as is disclosed in the Parent SEC Reports, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities (i) adequately provided for in Parent's balance sheet (including any related notes thereto) as of December 31, 1994 included in the Parent SEC Reports (the "December 31 Balance Sheet"), (ii) incurred in the ordinary course of business and not required under GAAP to be reflected on the December 31 Balance Sheet, or (iii) incurred since December 31, 1994 in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with this Agreement.

          (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

     SECTION 3.13. ABSENCE OF LITIGATION. Except as set forth in Section 3.13 of the Parent Disclosure Schedule or as reflected in the Parent SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that could have a Material Adverse Effect.

     SECTION 3.14. INSURANCE. Parent and its subsidiaries maintain fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance that Parent believes to be reasonably prudent for its business.

     SECTION 3.15. REGISTRATION STATEMENT; PROXY STATEMENT; PROSPECTUS. Subject to the accuracy of the representations of the Company in Section 2.13, the Registration Statement pursuant to which the Parent Common Shares to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. Subject to the accuracy of the representations of the Company in
Section 2.13, the information supplied by Parent for inclusion in the Proxy Statement/Prospectus will not, on the date the Proxy Statement/Prospectus is first mailed to stockholders, at the time of the Company Stockholders Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading. The Registration Statement will comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/ Prospectus, Parent or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied, by the Company which is contained in, or furnished in connection with the preparation of, any of the foregoing.

     SECTION 3.16. TAXES. Parent and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Parent or any of its subsidiaries is or has been a member, have filed

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

all United States federal income Tax Returns and all other material Tax Returns required to be filed by them or any of them, and have paid and discharged all Taxes shown therein to be due and there are no other Taxes that would be due if asserted by a taxing authority, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) or with respect to which Parent is maintaining reserves in accordance with GAAP in its financial statements to the extent currently required in all material respects adequate for their payment, except, in each instance, to the extent the failure to do so would not have a Material Adverse Effect. Neither the IRS nor any other taxing authority or agency is now asserting or, to the best of Parent's knowledge, threatening to assert against Parent or any of its subsidiaries any deficiency or claim for additional Taxes other than additional Taxes with respect to which Parent is maintaining reserves in accordance with GAAP in its financial statements which are in all material respects adequate for their payment, except, in each instance, to the extent that the failure to do so would not have a Material Adverse Effect. No Tax Return of either Parent or any of its subsidiaries is currently being audited by any taxing authority except as would not have a Material Adverse Effect. No material tax claim has become a lien on any assets of Parent or any subsidiary thereof and neither Parent nor any of its subsidiaries has, except as would not have a Material Adverse Effect, granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

     SECTION 3.17. BROKERS. No broker, finder or investment banker (other than S.G. Warburg & Co., Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

     SECTION 3.18. OPINION OF FINANCIAL ADVISOR. Parent has been advised by its financial advisor, S.G. Warburg & Co., Inc., that in its opinion, as of the date hereof, the Exchange Ratio is fair from a financial point of view to Parent, and Parent has delivered a copy of such opinion to the Company.

     SECTION 3.19. POOLING MATTERS. Neither Parent nor any of its affiliates, to its knowledge and based upon consultation with its independent accountants, is aware of any fact or has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by the Company or any of its affiliates) would affect the ability of Parent to account for the business combination to be effected by the Mergers as a pooling of interests. Parent has received from Coopers & Lybrand LLP an opinion addressed to it and the Company to the effect that the Merger qualifies for a pooling of interests accounting treatment consummated in accordance with this agreement.

     SECTION 3.20. NO STOCKHOLDER VOTE. No vote of the stockholders of Parent is necessary to approve the Merger or the issuance of Parent Common Shares therein.

     SECTION 3.21. EMPLOYEE BENEFIT PLANS, EMPLOYMENT AGREEMENTS.

          (a) Each employee benefit plan (as defined in Section 3(d) of ERISA), regardless of whether ERISA is applicable thereto, all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or termination pay, medical or life insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plans, agreements or arrangements and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of the Parent, any trade or business (whether or not incorporated) which is a member of a controlled group including the Parent or which is under common control with the Parent (a "Parent ERISA Affiliate") within the meaning of Section 414 of the Code, or any subsidiary of the Parent, to which the Parent, a Parent ERISA Affiliate, or any subsidiary is a party, with respect to which the Parent, a Parent ERISA Affiliate, or any subsidiary has or could have any obligation, as well as each plan with respect to which the Parent or a Parent ERISA Affiliate could incur liability if such plan has been or were terminated (together, the "Parent Employee Plans") that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority, has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause the appropriate governmental agency or authority to revoke, such qualification, registration or approval.

          (b) All contributions (including premiums) required by law or contract to have been made or approved by the Parent under or with respect to the Parent Employee Plans have been paid or accrued by the Parent.

          (c) There are no pending or, to the knowledge of the Parent, threatened material investigations, litigation or other enforcement actions against the Parent with respect to any of the Parent Employee Plans.

          (d) There are no material actions, suits or claims pending or, to the knowledge of the Parent, threatened by former or present employees of the Parent (or their beneficiaries) with respect to the Parent Employee Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

          (e) To the Parent's knowledge, no condition or event has occurred with respect to the Parent Employee Plans which has or could reasonably be expected to result in a Material Adverse Effect to the Parent.

     SECTION 3.22. LABOR MATTERS. There are no controversies pending or, to the knowledge of the Parent or any of its subsidiaries, threatened, between the Parent or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect; neither the Parent nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Parent or its subsidiaries nor does the Parent or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and neither the Parent nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Parent or any of its subsidiaries.

     SECTION 3.23. ENVIRONMENTAL MATTERS. Except in all cases, in the aggregate, as have not had and could not reasonably be expected to have a Material Adverse Effect, to the Parent's knowledge the Parent and each of its subsidiaries (i) have obtained all applicable permits, licenses and other authorizations which are required under federal, state, provincial or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Parent or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirement, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from the Parent's or any of its subsidiary's (or any of their respective agent's) manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of federal, state or local laws, rules or regulations to register any products or materials required to be registered by the Parent or its subsidiaries (or any of their respective agents) thereunder.

     SECTION 3.24. INTELLECTUAL PROPERTY.

          (a) The Parent owns, or is licensed or otherwise possesses legally sufficient rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used or proposed to be used in the business of the Parent as currently conducted (the "Parent Intellectual Property Rights"), except where the failure to own or to license or posses such rights would not have a Material Adverse Affect. No claims with respect to the Parent Intellectual Property Rights, any trade secret material to the Parent, or third party patents, trademarks, or copyrights (including software) (the "Parent Third Party Intellectual Property Rights") to the extent arising out of any use, reproduction or distribution of such Parent Third Party Intellectual Property Rights by or through the Parent, are currently pending or, to the knowledge of the Parent, are threatened by any person which claims would, if resolved adversely to Parent, have a Material Adverse Affect, nor does the Parent know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as so used, sold or licensed or proposed for use, sale or license by the Parent infringes on any copyright, patent, trademark, service mark or trade secret of any other person; (ii) against the use by the Parent of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Parent's business as currently conducted by the Parent; (iii) challenging the ownership, validity or effectiveness of any of the Parent Intellectual Property Rights or other trade secret material to the Parent; or (iv) challenging the Parent's license or legally enforceable right to use of the Parent Third Party Intellectual Rights. To the Parent's knowledge, all patents, registered trademarks, registered maskworks and registered copyrights held by the Parent are valid and subsisting. Neither the Parent nor any of its subsidiaries (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, maskworks or copyrights and which has not been finally terminated prior to the date hereof; (ii) has been informed or notified by any third party in writing that the Parent may be engaged in such infringement; or (iii) has knowledge of any infringement liability with respect to, or infringement by, the Parent or any of its subsidiaries of any trade secret, patent, trademark, service mark, maskwork or copyright of another, which infringement would have a Material Adverse Effect.

          (b) Each employee of the Parent with access to confidential information concerning the Parent has executed a confidentiality and invention agreement in the forms previously delivered to the Company.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 4.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE
MERGER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company covenants and agrees that, unless Parent shall otherwise agree in writing, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries, to prevent the loss, cancellation, abandonment, forfeiture or expiration of any Company Intellectual Property, and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as expressly contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

          (a) amend or otherwise change the Company's Certificate of Incorporation or By-Laws;

          (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company, any of its subsidiaries or affiliates (except for the issuance of shares of the Company Common Stock issuable pursuant to stock options under the Company Stock Option Plans (as defined in Section 5.05) or pursuant to rights to purchase such shares under the Company Stock Purchase Plan (as defined in Section 5.06), which options or rights, as the case may be, are outstanding on the date hereof); provided, however, that the Company may grant stock options under the Company Stock Option Plans to employees hired subsequent to August 26, 1995 so long as (i) such options vest ratably over a period of not less than four years and (ii) no person hired to serve as an officer of the Company shall receive option grants for more than 40,000 shares of Company Common Stock and no other person shall receive option grants in excess of the Company's standard policies and practices in effect at the date of this Agreement, copies of which have been provided to Parent; and provided, further, that the Company may continue to offer rights to purchase Company Common Stock pursuant to the Company Stock Purchase Plan as in effect on the date of this Agreement;

          (c) sell, pledge, dispose of or encumber any material assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice and (ii) dispositions of obsolete or worthless assets);

          (d) accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Employee Plans (including the Company Stock Option Plans or authorize cash payments in exchange for any options granted under any of such plans;

          (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent;
     (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing;

          (f) sell, transfer, license, sublicense or otherwise dispose of any material Company Intellectual Property, or amend or modify any existing agreements with respect to any material Company Intellectual Property or Third Party Intellectual Property Rights, other than nonexclusive object and source code licenses in the ordinary course of business consistent with past practice;

          (g) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of the Company's subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in each case in the ordinary course of business consistent with past practice, except that the Company may incur short-term indebtedness for borrowed money not to exceed in the aggregate $10,000,000 on terms that do not include the payment of any prepayment penalty or premium; (iii) enter into or amend any material contract or agreement other than in the ordinary course of business; (iv) authorize any capital expenditures or purchase of fixed assets other than in the ordinary course of business consistent with the Company's present business plan or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.01(g);

          (h) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries who are not officers of the Company in accordance with past practices, and except for any such increases in salary of officers of the Company approved by the Board of Directors prior to the date of this Agreement and payment of bonuses to Company officers with respect to the fiscal year ended August 26, 1995 in accordance with the Company's incentive bonus plan previously approved by the Board of Directors; or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer (except for officers who are terminated on an involuntary basis) or other employee of the Company or any of its subsidiaries; or establish, adopt, enter into or amend any Employee Plan;

          (i) take any action, other than as required by GAAP, to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, capitalization of software development costs, payments of accounts payable and collection of accounts receivable);

          (j) make any material Tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations for any assessment of any Tax, except to the extent the amount of any such settlement has been reserved for on the Company's most recent SEC Report;

          (k) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

          (l) except as may be required by law, take any action to terminate or amend any of its Employee Plans in any material respect other than in connection with the Merger;

          (m) take or allow to be taken or fail to take any act or omission within the control of the Company which would reasonably be expected to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes under GAAP; or

          (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (m) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or in any material respect incorrect or prevent the Company from performing in any material respect or cause the Company not to perform in any material respect its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

     SECTION 4.02. NO SOLICITATION. (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or encourage (including by way of furnishing information) the initiation or submission of any inquiries, proposals or offers regarding any acquisition, merger, take-over bid, sale of all or substantially all of its assets, sale of shares of capital stock (including without limitation by way of a tender offer) representing more than 15% of the voting securities of the Company or similar transactions involving the Company or any subsidiaries of the Company (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"); provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of the Company from referring any third party to this Section 4.02(a) or providing a copy of this Agreement to any third party. Nothing contained in this
     Section 4.02(a) or any other provision of this Agreement shall prevent the Board of Directors of the Company from considering, negotiating, approving and recommending to the stockholders of the Company an unsolicited bona fide written Acquisition Proposal which the Board of Directors of the Company determines in good faith (after consultation with its financial advisors and after consultation with outside counsel as to whether the Board of Directors is required to do so in order to discharge properly its fiduciary duties to stockholders under applicable law) would result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "Superior Proposal").

          (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

          (c) If the Board of Directors of the Company receives a request for material nonpublic information by a party who makes, or who states in writing that it intends, subject to satisfactory review of such nonpublic information, to make, a bona fide Acquisition Proposal and the Board of Directors of the Company determines that such proposal, if consummated pursuant to its terms, would be a Superior

     Proposal, then, and only in such case, the Company may, subject to the execution of a confidentiality and standstill agreement substantially similar to that then in effect between the Company and Parent, provide such party with access to information regarding the Company.

          (d) Subject to the second sentence of Section 4.02(a), the Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from any confidentiality or standstill agreement to which the Company is a party.

          (e) The Company shall ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section, and shall be responsible for any breach of this Section 4.02 by such bankers, advisors and representatives.

          (f) Nothing contained in this Section 4.02 shall prevent the Company from complying with Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     SECTION 4.03. CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, unless the Company shall otherwise agree in writing, Parent shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business and consistent with past practice, other than actions taken by Parent or its subsidiaries in contemplation of the Merger, and shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

          (a) amend or otherwise change Parent's Articles of Organization, or amend the terms of the Parent Common Shares;

          (b) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, which, in each case, would materially delay or prevent the consummation of the transactions contemplated by this Agreement;

          (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Parent may declare and pay a dividend to its parent;

          (d) sell, transfer, license, sublicense or otherwise dispose of any material assets;

          (e) take or allow to be taken or fail to take any act or omission within the control of Parent or Merger Sub which would reasonably be expected to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes under GAAP; or

          (f) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.03(a) through (e) above, or any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect in any material respect or prevent Parent from performing in any material respect or cause Parent not to perform in any material respect its covenants hereunder or result in any of the conditions of the Merger not being satisfied.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.01. PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement of the Company and the Registration Statement of Parent with respect to the Parent Common Shares to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, the Company and Parent shall file with the SEC a combined proxy and registration statement on Form S-4 (or on such other form as shall be appropriate) relating to the approval of the Merger and the transactions contemplated hereby by the stockholders of the Company and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger, subject to the second sentence of Section 4.02.

     SECTION 5.02. STOCKHOLDERS MEETING. The Company shall in accordance with Delaware Law and the Company's Certificate of Incorporation and Bylaws call and hold the Company Stockholders Meeting as promptly as practicable for the purpose of voting upon the approval of the Merger. Subject to the second sentence of
Section 4.02, the Company shall use its reasonable best efforts to hold the Company Stockholders Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Subject to the second sentence of
Section 4.02, the Company shall use its reasonable best efforts to solicit from its respective stockholders proxies in favor of the approval of the Merger, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware Law to obtain such approvals.

     SECTION 5.03. ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject, the Company and Parent shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either party may reasonably request. Each party shall keep such information confidential in accordance with the terms of the currently effective confidentiality agreement dated August 16, 1995 (the "Confidentiality Agreement") between Parent and the Company.

     SECTION 5.04. CONSENTS; APPROVALS. The Company and Parent shall each use their best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby. The Company and Parent shall furnish all information required to be included in the Proxy Statement and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States, or foreign governmental body in connection with the transactions contemplated by this Agreement. If either party receives a request for additional information or documentary material from any governmental authority with respect to the transactions contemplated hereby, then such party shall take all reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The parties will cooperate in connection with reaching any understandings, undertakings or agreements (oral or written) involving the Federal Trade Commission, the Department of Justice or any other governmental authority in connection with the transactions contemplated hereby.

     SECTION 5.05. STOCK OPTIONS.

          (a) At the Effective Time, the Company's obligations with respect to each outstanding option to purchase shares of Company Common Stock (each, a "Company Option") under the Company's 1990 Stock Option Plan and Director Stock Option Plan (the "Company Stock Option Plans"), whether vested or unvested, will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plans and agreement pursuant to which such Company Option was issued as in effect immediately prior to the Effective Time, except that (i) such Company Option will be exercisable for that number of Parent Common Shares equal to the product of the number of shares of Company Common Stock that were purchasable under such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Shares (with any resulting fractional share paid in cash), and (ii) the per share exercise price for the shares of Parent Common Shares issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

          (b) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in the Code ("ISO's") to the extent the Company Options qualified as ISO's prior to the Effective Time.

          (c) After the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption by Parent.

          (d) Parent will file a registration statement on Form S-8 with the SEC covering the Company Options assumed by Parent under this Section 5.05 not later than the Effective Time.

     SECTION 5.06. COMPANY EMPLOYEE STOCK PURCHASE PLAN.

          (a) The Company shall take such actions as are necessary to establish a "new exercise date" (as such term is used in the Company's 1992 Employee Stock Purchase Plan (the "Company Stock Purchase Plan")) in accordance with the terms of the Company Stock Purchase Plan (the "New Exercise Date") for the then current offering period (as such term is used in the Company Stock Purchase Plan). The New Exercise Date shall be the last trading day on which the Parent Common Shares are traded on the Nasdaq National Market immediately prior to the Effective Time provided, that the New Exercise Date shall be conditioned upon the consummation of the Merger. On the New Exercise Date , the Company shall apply the funds credited as of such date under the Company Stock Purchase Plan within each participant's payroll withholdings account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company Stock Purchase Plan.

          (b) Employees of the Company as of the Effective Time shall be permitted to participate in Parent's Employee Stock Purchase Plan commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan (with employees receiving credit, for purposes of such eligibility provisions, for service with the Company).

     SECTION 5.07. AGREEMENTS OF AFFILIATES. The Company shall deliver to Parent, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "Affiliate Letter") identifying all persons who are, or may deemed to be, at the time of the Company Stockholders' Meetings, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, prior to the Effective Time, a written agreement (an "Affiliate Agreement") in substantially the form of Exhibit A hereto. Parent shall use its best efforts to cause each person who is an affiliate of Parent for purposes of Rule 145 under the Securities Act to deliver to Parent, prior to the Effective Time, an Affiliate Agreement.

     SECTION 5.08. INDEMNIFICATION AND INSURANCE.

          (a) The Certificate of Incorporation of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder existing at the Effective Time of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

          (b) After the Effective Time, the Surviving Corporation and Parent shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's and Parent's, as the case may be, Certificate of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement). In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation and Parent, (ii) after the Effective Time, the Surviving Corporation and Parent shall pay the reasonable fees and expenses of such counsel in a timely manner after statements therefor are received, and
     (iii) the Surviving Corporation and Parent will cooperate in the defense of any such matter; provided, however, that neither the Surviving Corporation nor Parent shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

          (c) From and after the Effective Time, Parent and the Surviving Corporation shall honor all of the indemnity agreements entered into prior to the date hereof by Company with its respective officers and directors, whether or not such persons continue in their positions with Parent or the Surviving Corporation following the Effective Time.

          (d) From and after the Effective Time until at least six years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to use its best efforts to maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) of at least the same coverage and amounts, containing terms that are no less advantageous with respect to claims arising at or before the Effective Time than the Company's policies in effect immediately prior to the Effective Time provided, however, that in no event shall Parent or the Surviving Corporation, be required to expend in excess of 150% of the annual premium currently paid by Company for such coverage in which event the Parent shall purchase such coverage as is available for such 150% of such annual premium.

     SECTION 5.09. EMPLOYEE BENEFIT PLANS. (a) Parent intends to include Company employees in Parent's welfare plans (within the meaning of Section 3(1) of ERISA) and fringe benefit plans on the same basis and terms as Parent employees not later than two years following the Effective Time and, in any event, with respect to particular welfare plans of Parent, upon the termination of the equivalent Company welfare plans; and until such time of inclusion, Parent intends to cause the Surviving Corporation to maintain in effect, on terms not materially less favorable to employees of the Company as were in effect at the Effective Time, all Employee Plans of the Company. In addition, Parent intends that Company employees be eligible to participate in Parent's stock option and stock purchase plans on the same basis and terms as Parent employees from and after the Effective Time. Notwithstanding the foregoing, Parent may at any time terminate or modify the terms of any such Employee Plans if the cost of maintaining any such Employee Plan has increased by a material amount or if, in the good faith judgment of Parent, continuing to maintain any such Employee Plan conflicts in any material respect with Parent's overall compensation policies then in effect.

          (b) Parent shall cause each of the persons listed on Section 1.05 of the Company Disclosure Schedule to be elected and remain in office as directors of the Surviving Corporation until such time as all of such person's Company Options outstanding at the Effective Time have vested in full in accordance with their respective terms.

     SECTION 5.10. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) any event known to the Company the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided, further, that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.02(a) and 6.03(a) unless the failure to give such notice is willful by the party required to give notice and results in material prejudice to the other party.

     SECTION 5.11. FURTHER ACTION/TAX TREATMENT. Upon the terms and subject to the conditions hereof, each of the parties hereto in good faith shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Each of Parent, Merger Sub and the Company shall use its best efforts to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368 of the Code.

     SECTION 5.12. PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law, the National Association of Securities Dealers or the NYSE if it has used all reasonable efforts to consult with the other party.

     SECTION 5.13. LISTING OF PARENT COMMON SHARES. Parent shall cause the shares of Parent Common Shares to be issued in the Merger to be approved for listing on the NYSE (or the principal exchange on which Parent's Common Shares are then trading) on or before the Effective Time.

     SECTION 5.14. CONVEYANCE TAXES. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

     SECTION 5.15. ACCOUNTANTS' LETTERS. Each party, upon reasonable notice from the other party, shall use its best efforts to cause its independent public accountants (Price Waterhouse LLP in the case of the Company, and Coopers & Lybrand LLP in the case of Parent) to deliver to the other party a letter covering such matters as are customarily addressed in accountant's "comfort" letters in transactions similar to those contemplated by this Agreement.

     SECTION 5.16. EMPLOYMENT AGREEMENTS. Prior to the Effective Time, Parent shall offer to each of the persons listed on Exhibit B hereto a form of employment agreement substantially upon the terms and conditions specified on Exhibit B hereto.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     SECTION 6.01. CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC;

          (b) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company;

          (c) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal;

          (e) Tax Opinions. Parent and the Company shall have received substantially identical written opinions of Testa, Hurwitz & Thibeault and Wilson, Sonsini, Goodrich & Rosati respectively, in form and substance reasonably satisfactory to them to the effect that the Mergers will constitute a reorganization within the meaning of Section 368 of the Code; and

          (f) Accountants' Pooling Letters. The Company and Parent shall have received a letter from each of Price Waterhouse LLP and Coopers & Lybrand LLP confirming their respective opinions dated at the Effective Time, to the effect that the Merger qualifies for a pooling of interests accounting treatment if consummated in accordance with this Agreement.

     SECTION 6.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (together with the Company Disclosure Schedule) shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) where the failure to be true and correct would not have a Material Adverse Effect on the Company; and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company;

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company;

          (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company;

          (d) Governmental Actions. There shall not have been instituted or threatened any action or proceeding (or any investigation or other inquiry that could reasonably be expected to result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a portion of the business or assets of Parent or any of its subsidiaries, or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries, as a result of the Merger or the transactions contemplated by this Agreement if any of the foregoing shall have a Material Adverse Effect on Parent;

          (e) Affiliate Agreements. Parent shall have received from each person who is identified in the Affiliate Letter as an "affiliate" of the Company an Affiliate Agreement, and each such Affiliate Agreement shall be in full force and effect; and

          (f) Opinion of Counsel. Parent shall have received an opinion of Wilson, Sonsini, Goodrich & Rosati, counsel to the Company, as to matters that are customary for transactions of this type.

     SECTION 6.03. ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement (together with the Parent Disclosure Schedule) shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) failures to be true and correct that would not have a Material Adverse Effect on Parent and Merger Sub, and the Company shall have received a certificate to such effect signed by the President and Chief Financial Officer of Parent;

          (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the President and Chief Financial Officer of Parent;

          (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub; and

          (d) Opinion of Counsel. The Company shall have received an opinion of Testa, Hurwitz & Thibeault, counsel to the Parent and the Merger Sub, as to matters that are customary for transactions of this type.

                                  ARTICLE VII

                                  TERMINATION

     SECTION 7.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

          (b) by either Parent or the Company if the Merger shall not have been consummated by January 31, 1996 (provided that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

          (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

          (d) by Parent or the Company, if, at the Company Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of the Company shall not have been obtained; or

          (e) by Parent, if (i) the Board of Directors of the Company shall withdraw, modify or change its recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do so; or
     (ii) the Board of Directors of the Company shall have taken a "neutral" position with respect to (or shall have failed to reject as inadequate or failed to have reaffirmed its recommendation of this Agreement and the Merger within 10 business days after the public announcement or commencement of an Alternative Transaction (as defined in Section 7.03(c)); or

          (f) by Parent or the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the Company or Parent and Merger Sub, respectively, set forth in this Agreement or if any representation or warranty of the Company or Parent and Merger Sub, respectively, shall have become untrue, in either case, such that the conditions set forth in Section 6.02(a) or 6.02(b), or Section 6.03(a) or 6.03(b), would not be satisfied (a "Terminating Breach"), provided that, if such Terminating Breach is curable prior to the expiration of 30 days from its occurrence (but in no event later than January 31, 1996) by Parent or the Company, as the case may be, through the exercise of its reasonable best efforts and for so long as Parent or the Company, as the case may be, continues to exercise such reasonable best efforts, neither the Company nor Parent, respectively, may terminate this Agreement under this Section 7.01(f) unless such 30-day period expires without such Terminating Breach having been cured; or

          (g) by the Company or Parent, if the Board of Directors of the Company shall have resolved to accept, or accepted, a Superior Proposal.

     SECTION 7.02. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in
Section 7.03 and Section 7.04 and Section 8.01 hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

     SECTION 7.03. FEES AND EXPENSES PAYABLE BY COMPANY.

          (a) Except as set forth in this Section 7.03, all fees and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company, whether or not the Merger is consummated.

          (b) The Company shall pay Parent a fee of $9,000,000, plus actual, documented and reasonable out-of-pocket expenses of Parent relative to the transactions contemplated by this Agreement (including but not limited to, fees and expenses of Parent's counsel, accountants and financial advisors) in an aggregate amount not to exceed $1.0 million upon the earliest to occur of the following events:

             (i) the termination of this Agreement by Parent pursuant to Section 7.01(e) or 7.01(f); or

             (ii) the termination of this Agreement by Parent or the Company pursuant to Section 7.01(g); or

             (iii) the termination of this Agreement by the Company or Parent pursuant to Section 7.01(d) as a result of the failure to receive the requisite vote for approval and adoption by the stockholders of the Company at the Company Stockholders Meeting if at the time of the Company Stockholders Meeting there shall exist an Alternative Transaction; provided, however, that the Company shall not be obligated to pay a fee pursuant to this Section 7.03(b)(iii) unless such Alternative Transaction is consummated not later than nine months following the Company Stockholders Meeting.

          (c) As used herein, "Alternative Transaction" means (i) a transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "Third Party") acquires (or publicly proposes to acquire) more than 30 percent of the outstanding Shares, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires (or publicly proposes to acquire) more than 30 percent of the outstanding equity securities of the Company or the entity surviving such merger or business combination or (iii) any other transaction pursuant to which any Third Party acquires (or publicly proposes to acquire) control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company, and the entity surviving any merger or business combination including any of them) of the Company and its subsidiaries having a fair market value equal to more than 30 percent of the fair market value (as determined by the Board of Directors in good faith) of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction (or proposal).

          (d) The fee payable pursuant to Section 7.03(b) shall be paid within ten days following consummation of an Alternative Transaction in the case of 7.03(b)(iii) and with respect to the first to occur of the events described in Section 7.03(b)(i) and (b)(ii) following written notice from Parent to the Company (A) with respect to 20% of the fee, within ten business days and (B) with respect to the balance of the fee (including all expenses owing to Parent pursuant to this Section 7.03), within thirty business days.

     SECTION 7.04. FEES AND EXPENSES PAYABLE BY PARENT.

          (a) Except as set forth in this Section 7.04, all fees and expenses incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated hereby shall be paid by Parent, whether or not the Merger is consummated.

          (b) Parent shall pay the Company a fee of $9,000,000, plus actual, documented and reasonable out-of-pocket expenses of the Company relative to the transactions contemplated by this Agreement (including but not limited to, fees and expenses of the Company's counsel, accountants and financial advisors) in an aggregate amount not to exceed $1.0 million upon the termination of this Agreement by the Company pursuant to Section 7.01(f).

          (c) Parent shall reimburse the Company for up to $1,000,000 of its actual, documented and reasonable out-of-pocket expenses (the "Reimbursable Expenses") incurred by the Company (including but not limited to, fees and expenses of the Company's counsel, accountants and financial advisors) in connection with matters relating to the Company's filings under the HSR Act if either party terminates this Agreement pursuant to Section 7.01(b) or
     (c) because the conditions specified in Section 6.01(c), 6.01(d) or 6.02(d) (in each case as a result of an order, decree or ruling arising in connection with matters relating specifically to the HSR Act) have not been satisfied; provided however, that Parent shall reimburse the Company for up to an additional $2.0 million of Reimbursable Expenses if such Reimbursable Expenses were reviewed by Parent in advance of their being incurred.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.01. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND
AGREEMENTS. Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. Any disclosure made with reference to one or more sections of the Company

Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided such relevance is reasonably apparent. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Sections 5.05, 5.06, 5.08 and 5.09 shall survive the Effective Time indefinitely and those set forth in Sections 5.03 and 7.03 shall survive termination indefinitely. The Confidentiality Agreement shall survive termination of this Agreement as provided therein.

     SECTION 8.02. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally, three days after being sent by registered or certified mail (postage prepaid, return receipt requested), one day after dispatch by recognized overnight courier (provided delivery is confirmed by the carrier) and upon transmission by telecopy, confirmed received, to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address):

       (a) If to Parent or Merger Sub:

           TERADYNE, INC.
           321 Harrison Avenue
           Boston, MA 02118
           Attn: Owen W. Robbins
                Executive Vice President
                Tel: (617) 422-2233
                Fax: (617) 422-2910

           With a copy to:

           Testa, Hurwitz & Thibeault
           High Street Tower
           125 High Street
           Boston, MA 02110
           Attn: William B. Asher, Jr., Esq.
                Tel: (617) 248-7518
                Fax: (617) 248-7100

       (b) If to the Company:

           MEGATEST CORPORATION
           1321 Ridder Park Drive
           San Jose, CA 95131
           Attn: Jack Halter
                Chairman and CEO
                Tel: (408) 441-3185
                Fax: (408) 451-3202

           With a copy to:

           Wilson Sonsini Goodrich & Rosati
           650 Page Mill Road
           Palo Alto, CA 94304
           Attn: Harry Plant, Esq.
                Tel: (415) 493-9300
                Fax: (415) 493-6811

     SECTION 8.03. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

          (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person, including, without limitation, any partnership or joint venture in which the Company (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10 percent or more;

          (b) "business day" means any day other than a day on which banks in Boston, Massachusetts, or San Francisco, California, are required or authorized to be closed;

          (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

          (d) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 8.04. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.05. WAIVER. At any time prior to the Effective Time, any party hereto may, with respect to any other party hereto, (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 8.06. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.07. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 8.08. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     SECTION 8.09. ASSIGNMENT, MERGER SUB. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder. Parent guarantees the full and punctual performance by Merger Sub and the Surviving Corporation of all of their respective obligations hereunder.

     SECTION 8.10. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, expressed or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.08 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

     SECTION 8.11. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 8.12. GOVERNING LAW. This agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

     SECTION 8.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          TERADYNE, INC.

                                          By: /s/  ALEXANDER V. d.'ARBELOFF
                                            ------------------------------------
                                            Name: Alexander V. d'Arbeloff
                                            Title: President


                                          M MERGER CORP.

                                          By: /s/  OWEN W. ROBBINS
                                            ------------------------------------
                                            Name: Owen W. Robbins
                                            Title: Vice President


                                          MEGATEST CORPORATION

                                          By: /s/  JOHN E. HALTER
                                            ------------------------------------
                                            Name: John E. Halter
                                            Title: President and Chief Executive
                                                   Officer

                                                                       EXHIBIT A

                          FORM OF AFFILIATE AGREEMENT

                                                                          , 1995

TERADYNE, INC.
321 Harrison Avenue
Boston, MA 02118

Ladies and Gentlemen:

     Pursuant to the terms of the Agreement and Plan of Merger dated as of September 5, 1995 (the "Agreement"), among TERADYNE, INC., a Massachusetts corporation ("Parent"), M Merger Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and MEGATEST CORPORATION, a Delaware corporation (the "Company"), Parent will acquire the Company through the merger of Merger Sub with and into the Company (the "Merger"). Subject to the terms and conditions of the Agreement, at the Effective Time (as defined in the Agreement), outstanding shares of the common stock, $.001 value per share, of the Company (the "Company Common Stock") will be converted into the right to receive shares of the common stock, $.125 par value per share, of Parent (the "Parent Common Stock"), on the basis described in the Agreement.

     The undersigned has been advised that as of the date hereof it may be deemed to be an "affiliate" of the Company, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, and Staff Accounting Bulletins 65 and 76 of the Commission.

     The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, stockholders of Parent, the Company, other shareholders of the Company and their respective counsel and accountants.

     The undersigned represents and warrants to and agrees with Parent that:

      1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform its obligations hereunder;

      2. The undersigned has carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent the undersigned felt necessary, with its counsel or counsel for the Company.

      3. The undersigned shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Act or the Rules and Regulations.

      4. The undersigned has been advised that the issuance of shares of Parent Common Stock to the undersigned in connection with the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was submitted for a vote of the shareholders of the Company the undersigned may be deemed to have been an affiliate of the Company and the distribution by the undersigned of any Parent Common Stock has not been registered, and is not exempt, under the Act, the undersigned may not sell, transfer or otherwise dispose of Parent Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

      5. Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by the undersigned or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available, provided, however, that Parent shall use best efforts to file on a timely basis with the SEC all reports required to be filed by it pursuant to Section 13 or 15(d) of the Exchange Act.

      6. Stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock and Parent may cause there to be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

              "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE
         TERMS OF AN AGREEMENT DATED [                 ] 1995 BETWEEN
         THE REGISTERED HOLDER HEREOF AND PARENT, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF PARENT".

      7. Unless the transfer by the undersigned of its Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued any transferee of the undersigned:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

      8. The legends set forth in paragraphs 6 and 7 above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

      9. The undersigned is the beneficial owner of (i.e. has sole or shared voting or investment power with respect to) all the shares of Company Common Stock and options to purchase Company Common Stock indicated on the last page hereof (the "Company Securities"). Except for the Company Securities, the undersigned does not beneficially own any shares of Company Common Stock or any other equity securities of the Company or any options, warrants or other rights to acquire any equity securities of the Company.

     10. Notwithstanding any other provision hereof to the contrary, the undersigned has not at any time since August 21, 1995 or in contemplation of the Merger engaged, and will not, after the Effective Time (as defined in the Agreement) and until such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly or annual earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, I0-Q or 8-K, or any other public filing or announcement which includes the combined results of operations, engage, in any sale, exchange, transfer, pledge, disposition of or grant of any option, the establishment of any "short" or put-equivalent position with respect to or the entry into any similar transaction intended to reduce the risk of the undersigned's risk of ownership of or investment in, any of the following:

          (a) any shares of Parent Common Stock which the undersigned may acquire in connection with the Merger, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities;

          (b) any Company Securities; or

          (c) any shares of Company Common Stock or other Company equity securities which the undersigned purchases or otherwise acquires after the execution of this Affiliate Agreement.

     11. As promptly as practicable following the Merger, Parent shall publish results covering at least 30 days of combined operations of the Company and Parent in the form of a quarterly or annual earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations; provided, however, that Parent shall be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Parent.

     12. The undersigned is not aware of, or participating in, any plan on the part of the stockholders of the Company to engage in a sale, exchange, transfer, distribution, (including a distribution by a partnership to its partners or by a corporation to its stockholders), redemption or reduction in any way of the undersigned's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") or Sales of the Parent Common Stock to be received in the Merger such that the aggregate fair market value, as of the Effective Date of the Merger, of the shares subject to such Sales would exceed 50% of the aggregate fair market value of all shares of outstanding Company Common Stock immediately prior to the Merger. Except to the extent written notification to the contrary is received by Parent from the undersigned prior to the Merger, the representations and warranties contained herein shall be true and correct at all times from the date hereof through the date on which the Merger occurs.

     13. The undersigned intends to vote all Company Common Stock held by him in favor of the Merger.

                 [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

     14. The undersigned will not exercise dissenters' rights in connection with the Merger.

                    NUMBER OF SHARES OF COMPANY COMMON STOCK
                     BENEFICIALLY OWNED BY THE UNDERSIGNED:

                            ------------------------

                    NUMBER OF SHARES OF COMPANY COMMON STOCK
                               SUBJECT TO OPTIONS
                     BENEFICIALLY OWNED BY THE UNDERSIGNED:

                            ------------------------

                                          Very truly yours,

                                          ---------------------------------
                                          (print name of shareholder above)

                                          By:
                                             ------------------------------
                                            Name:
                                            Title:
                                            (if applicable)

Accepted this      day of
               , 1995, by

TERADYNE, INC.

By:
   -----------------------------
    Name:
    Title:

                                                                       EXHIBIT B

PERSONS COVERED BY EMPLOYMENT AGREEMENTS:

John Halter
Fred Azad
Richard Carmichael
Vicki Eckert
Craig Foster
Tim Moriarty
Mark Siegel
Paul Emery

MATERIAL TERMS TO BE PROVIDED:

     -- Two year term

     -- Salary to be not less than amount in existence at time of execution of Agreement at least through August 31, 1997

     -- Bonus for fiscal years 1996 and 1997 to be structured substantially in accordance with terms of bonus plan in effect at time of execution of Agreement to be approved by the Board of Directors of the Surviving Corporation

     -- Severance to be provided if terminated other than for cause; severance to be provided upon voluntary termination for good reason; base salary to be provided through August 31, 1997 (no bonus payments as part of severance package)

     -- Teradyne standard confidentiality, non-solicitation and non-compete agreements to be part of employment agreements

                                                                 EXHIBIT 1.06(b)

                         ADJUSTMENT TO CONVERSION RATIO

     The Exchange Ratio shall be adjusted by applying the following formula:

                                        1
Exchange Ratio   =   ---------------------------------------
                     (Final Parent Stock Price x .02) + .38

     In no event will the Exchange Ratio be greater than .9091 or less than .8333.

     By way of example only, Attachment 1.06(b) illustrates the calculation of the Exchange Ratio as determined in accordance with various Final Parent Stock Prices.

                                                                                        ATTACHMENT 1.06(b)

EXCHANGE RATIO CALCULATOR

                             FINAL
                             PARENT
                             STOCK    EXCHANGE
                             PRICE     RATIO                            NOTES
                             ----     --------                          -----
Less than or equal to        $ 36      0.9091      - Exchange Ratio calculated as:
                             36 1/8    0.9070
                             36 1/4    0.9050                       1
                             36 3/8    0.9029      -------------------------------------
                             36 1/2    0.9009      (Final Parent Stock Price X .02) +.38
                             36 5/8    0.8989
                             36 3/4    0.8969
                             36 7/8    0.8949
                             37        0.8929      - Max Exchange Ratio = .9091
                             37 1/8    0.8909
                             37 1/4    0.8889      - Min Exchange Ratio = 0.8333
                             37 3/8    0.8869
                             37 1/2    0.8850      - Table is illustrative. Actual Final
                             37 5/8    0.8830        Parent Stock Price shall be rounded to four
                             37 3/4    0.8811        decimal places as shall the Exchange Ratio.
                             37 7/8    0.8791
                             38        0.8772
                             38 1/8    0.8753
                             38 1/4    0.8734
                             38 3/8    0.8715
                             38 1/2    0.8696
                             38 5/8    0.8677
                             38 3/4    0.8658
                             38 7/8    0.8639
                             39        0.8621
                             39 1/8    0.8602
                             39 1/4    0.8584
                             39 3/8    0.8565
                             39 1/2    0.8547
                             39 5/8    0.8529
                             39 3/4    0.8511
                             39 7/8    0.8493
                             40        0.8475
                             40 1/8    0.8457
                             40 1/4    0.8439
                             40 3/8    0.8421
                             40 1/2    0.8403
                             40 5/8    0.8386
                             40 3/4    0.8368
                             40 7/8    0.8351
Greater than or equal to     41        0.8333

                                                                         ANNEX B

                     [On Montgomery Securities Letterhead]

September 5, 1995

Members of the Board of Directors

Megatest Corporation
1321 Ridder Park Drive
San Jose, CA 95131

Gentlemen:

     We understand that Megatest Corporation, a Delaware corporation (the "Company"), Teradyne, Inc., a Massachusetts corporation ("Acquiror"), and M Merger Corp., a Delaware Corporation and wholly owned subsidiary of Acquiror plan to enter into an Agreement and Plan of Merger and Reorganization to be dated September 5, 1995 (the "Merger Agreement"), pursuant to which the Company will be merged with and into Acquiror, which will be the surviving entity (the "Merger"). Pursuant to the Merger, as more fully described in the Merger Agreement provided to us by the Company, we understand that each issued and outstanding share of the common stock, $0.001 par value per share, of the Company (the "Company Common Stock"), except shares held by the parties or their subsidiaries, will be converted into and exchangeable for (depending on the Acquiror's average closing stock price during a 20 trading day period ending on the fifth calendar day immediately preceding the stockholders' meeting at which the Merger will be considered) a range from .9091 to .8333 shares of the common stock, $.125 par value per share, of Acquiror, post-split and subject to certain adjustments (the "Consideration").

     You have asked for our opinion as investment bankers as to whether the Consideration to be received by the stockholders of the Company pursuant to the Merger is fair to the stockholders of the Company from a financial point of view, as of the date hereof.

     In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to the Company and Acquiror, including the consolidated financial statements for recent years and interim periods to May 31, 1995 and July 2, 1995, respectively, and certain other relevant financial and operating data relating to the Company and Acquiror made available to us from published sources and from the internal records of the Company and Acquiror; (ii) reviewed the form of Merger Agreement provided to us by the Company; (iii) reviewed certain historical market prices and trading volumes of the Common Stock on the Nasdaq National Market and of the Acquiror Common Stock on the New York Stock Exchange; (iv) compared the Company and Acquiror from a financial point of view with certain other companies in the semiconductor equipment industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the semiconductor equipment industry which we deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of the Company and Acquiror certain information of a business and financial nature regarding the Company and Acquiror, furnished to us by them, including financial forecasts and related assumptions of the Company and Acquiror; (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with the Company's counsel; and (viii) performed such other analyses and examinations as we have deemed appropriate.

     In connection with our review, we have relied on the accuracy and completeness of the foregoing information and have not assumed any obligation independently to verify such information. With respect to the financial forecasts for the Company and Acquiror provided to us by their respective managements, with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of the Company and Acquiror and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in the Company's or Acquiror's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel and independent accountants to the Company as to all legal and financial reporting matters with respect to the Company, the Merger and the Merger Agreement. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of the Company or Acquiror, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have further assumed, with your consent, that the Merger will be consummated in accordance with the terms described in the form of Merger Agreement provided to us, without any further amendments thereto, and without waiver by the Company of any of the conditions to its obligations thereunder.

     We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger. In the ordinary course of our business, we actively trade the equity securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have also acted as an underwriter in connection with offerings of securities of the Company and performed various investment banking services for the Company.

     Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders from a financial point of view, as of the date hereof.

     This opinion is furnished pursuant to our engagement letter, dated October 10, 1994, as amended on July 24, 1995. This opinion is addressed to the Board of Directors of the Company only and is not intended to be and shall not be deemed to be a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. Except as provided in such engagement letter, this opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933 and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act of 1933.

                                          Very truly yours,

                                          /s/  Montgomery Securities

                                          --------------------------------------
                                          MONTGOMERY SECURITIES

                                       B-2